UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Take-Two Interactive Software, Inc.

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LETTER TO OUR SHAREHOLDERS

July 27, 2021

Dear Shareholders:

As the world continues to deal with the unprecedented effects of COVID-19, we hope you and your families are well. Despite significant, unforeseen, and prolonged challenges, through the efforts of our colleagues around the world, we achieved record operating results this fiscal year, which was truly a reflection of our collective resilience and singular commitment to excellence. We are immensely grateful to our teams for their professionalism and passion as we navigated the COVID-19 pandemic together.

This year, we will again use a virtual format for our annual meeting to provide a consistent experience to all shareholders regardless of location and to protect our shareholders and employees in light of continuing public health and safety considerations posed by the COVID-19 pandemic.

You are cordially invited to attend the Annual Meeting of Shareholders of Take-Two Interactive Software, Inc., that will be held on September 14, 2021, at 9:00 a.m. local time as a virtual, audio-only meeting hosted online at www.virtualshareholdermeeting.com/TTWO2021.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement, which you are urged to read carefully. We are pleased to use Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet.

We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about July 30, 2021, we expect to begin mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online; however, shareholders of record will receive a copy of the Proxy Statement and Annual Report by mail instead of receiving the Notice of Internet Availability of Proxy Materials. The Proxy Statement and Notice of Internet Availability of Proxy Materials contain instructions on how you can receive a paper copy of the Proxy Statement and Annual Report if you only received a Notice of Internet Availability of Proxy Materials by mail.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. After you read the Notice of Annual Meeting of Shareholders and Proxy Statement, we urge you to cast your vote via the Internet or, if you received a proxy card, complete, sign, date and return the proxy card in the envelope provided, or follow the instructions for voting by telephone that may be included therein. If the address on the Notice of Internet Availability of Proxy Materials or the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing at 6201 15th Avenue, Brooklyn, New York 11219.

We hope to see you at the meeting and appreciate your continued support.

Sincerely,

Strauss Zelnick

Executive Chairman and Chief

Executive Officer

Take-Two Interactive Software, Inc. | 110 West 44th Street | New York, New York 10036, USA

tel 646.536.2842  |  fax 646.536.2926  |  www.take2games.com

Notice of Annual Meeting of Shareholders

Date and Time:	September 14, 2021

Time:	9:00 a.m. local time

Location:	Virtual, audio-only meeting hosted online at www.virtualshareholdermeeting.com/TTWO2021

Items of Business:	1.	Election of eight directors;

	2.	Approval, on a non-binding advisory basis, of the compensation of the Company’s “named executive officers” as disclosed in the attached proxy statement;

	3.	Approval of an amendment to the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan to increase the available shares reserved thereunder;

	4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022; and

	5.	Other business that may properly come before the Annual Meeting or any adjournment thereof.

Record Date:	Only shareholders of record at the close of business on July 20, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The Board of Directors believes that the election of the nominated directors, the approval on an advisory basis of the compensation of the named executive officers, approval of an amendment to the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan, and the ratification of the appointment of Ernst & Young LLP are in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” for each of these proposals.

To attend and ask questions at our Annual Meeting via the Internet, you must log in to www.virtualshareholdermeeting.com/TTWO2021 and enter the 16-digit control number on the notice of internet availability of proxy materials or proxy card that accompanied the proxy materials.

By Order of the Board of Directors,

Matthew K. Breitman

General Counsel Americas and

Corporate Secretary

July 27, 2021

Your vote is very important, regardless of the number of shares you own. Please read the attached proxy statement carefully and complete and submit your proxy card via the Internet or telephone (as instructed on your proxy card) or sign and date your paper proxy card as promptly as possible and return it in the enclosed envelope.

Proxy Statement

110 West 44th Street

New York, New York 10036

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 14, 2021

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Take-Two Interactive Software, Inc. (the “Company” or “Take-Two”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on September 14, 2021 at 9:00 a.m. local time, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Company expects to either mail or provide notice and electronic delivery of this Proxy Statement and the enclosed form of proxy to shareholders on or about July 30, 2021.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. A proxy may be revoked by the shareholder of record at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting at the Annual Meeting.

The address of the principal executive offices of the Company is 110 West 44th Street, New York, New York 10036, and our telephone number is (646) 536-2842.

The rules of the Securities and Exchange Commission (“SEC”) require us to notify all shareholders, including those shareholders to whom we have mailed proxy materials, of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on September 14, 2021

Our Proxy Statement and 2021 Annual Report to Shareholders are available at

http://www.proxyvote.com

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	1

2	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not include all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

2021 Annual Meeting of Shareholders

Date and Time September 14, 2021, at 9:00 a.m.	Location Virtual, audio-only meeting hosted online at www.virtualshareholdermeeting.com/TTWO2021	Record Date July 20, 2021

Voting Matters and Board Recommendations

Item	Proposal	Board’s Recommendation	Page Number
1	Election of eight director nominees	FOR (each nominee)	9
2	Advisory vote to approve executive compensation	FOR	22
3	Approval of an Amendment to the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan to increase the available shares reserved thereunder	FOR	71
4	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022 (“fiscal 2022”)	FOR	85

Company Performance Highlights

The Company delivered strong financial results in our fiscal year ended March 31, 2021 (“fiscal 2021”) and continued to execute successfully on our strategy to capitalize on the popularity of video games by developing and publishing high-quality interactive entertainment experiences across a range of genres.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	3

PROXY	SUMMARY

Board of Directors Highlights

Our eight nominees include seven independent, outside directors who as a group have extensive and diverse management experience, subject matter expertise, and knowledge that is critical to the Company.

✓	Active and empowered lead independent director role

✓	Deliberate approach to Board refreshment, including the addition of three new independent directors in the past four years

✓	Annual election of all directors

✓	Annual self-evaluations by the Board of Directors and its committees, as well as biennial individual interviews of each director by an outside third party
✓	Majority vote standard for uncontested director elections

✓	7 out of 8 current director nominees are independent (all except our Chairman and CEO)

✓	Board membership marked by diversity, leadership and a variety of perspectives

✓	Annual performance review of Chairman and CEO and other members of the executive management team by independent directors

Tenure 3 directors added to the Board over last 4 years	Diversity*

Independence 88% independent	Age Age ~62 (On Average)

*Two Female Directors (Ms. Tolson & Ms. Srinivasan); One Black or African American Director (Mr. Viera); One Hispanic, Latinx or Spanish Origin Director (Mr. Hernandez); and One Mixed-Race Director (Ms. Srinivasan)

4	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

PROXY	SUMMARY

						Committee Memberships
Name	Age	Director Since	Principal Occupation	Independent	Other Public Boards	Audit	Compensation	Corporate Governance	Executive
Michael Dornemann Lead Independent Director	75	March 2007	Retired Chairman and CEO, Bertelsmann Entertainment	●	—	●	●	●	Chair
Roland Hernandez	63	September 2019	Founding Principal and Chief Executive Officer of Hernandez Media Ventures	●	2		●
J Moses	62	March 2007	Principal, J Moses Projects	●	—	●	●	Chair
Michael Sheresky	53	March 2007	Partner, United Talent Agency	●	—		Chair	●	●
LaVerne Srinivasan	59	March 2017	Vice President, Carnegie Corporation of New York	●	—			●
Susan Tolson	59	March 2014	Retired Portfolio Manager, Capital Research and Management Company	●	3	Chair
Paul Viera	62	May 2018	Chief Executive Officer, Earnest Partners LLC	●	—	●
Strauss Zelnick	64	March 2007	Chairman and CEO, Take-Two Interactive Software, Inc.		1				●

Shareholder Engagement

The Board of Directors places a premium on, oversees and, together with management, regularly participates in an extensive, year-round shareholder engagement program to encourage ongoing, meaningful dialogue about the topics our shareholders find most important. We discuss a diverse range of topics with our shareholders, including board, governance, and executive compensation practices, on which we actively seek shareholder feedback. In the months leading up to the filing of this Proxy Statement, we sought discussions with holders of over approximately 67% of our outstanding shares (percentage based on the Company’s investors’ most recent filings at the time of outreach) and had discussions with a number of our top holders.

Investor perspectives shared through these discussions help to inform deliberations in the boardroom and are considered by the Board and its committees in decision making. In response to feedback from our shareholders, our management committee with respect to environmental, social and governance matters, which is overseen by the Corporate Governance Committee, has continued to evaluate and administer the Company’s environmental, social and governance efforts. We have also continued to enhance our disclosure related to certain human capital and sustainability matters. See “Election of Directors (Proposal 1)—Corporate Governance and Board Matters—Environmental, Social and Governance Matters” for additional detail.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	5

PROXY	SUMMARY

Corporate Governance Highlights

The Company’s sound governance practices and policies demonstrate the Board’s commitment to strong corporate governance, effective risk management and robust independent oversight of management by the Board. The Company’s governance highlights include:

✓	Extensive, year-round shareholder engagement

✓	Annual evaluation of the Board and its Committees

✓	Annual review of Board leadership structure

✓	Ongoing review and refreshment of Board composition

✓	Lead Independent Director with clearly defined role and responsibilities

✓	Board oversight of risk management and environmental, social and governance matters
✓	Shareholder right to call special meetings

✓	Shareholder right to act by written consent

✓	No supermajority voting requirements

✓	Strong anti-hedging, anti-pledging and insider trading policies

✓	Independent Audit Committee, Compensation Committee and Corporate Governance Committee

Executive Compensation Highlights

The Company maintains strong compensation governance practices that support our pay-for-performance principles and align management incentives with the interests of our shareholders. A significant portion of our Company’s executive compensation in fiscal 2021 was performance-based.

We have also adopted a number of “best practices” with respect to executive compensation, including:

✓	Clawback policy with respect to incentive compensation

✓	Caps on annual bonuses to NEOs

✓	Double-trigger vesting on a change in control

✓

Meaningful stock ownership requirements (6x per annum management fee (excluding any bonuses) for CEO/Chairman and President; 3x annual base salary for other NEOs; and 5x annual cash retainer for directors)

✓	No repricing of stock options without shareholder approval
✓	Limited perquisites

✓	No tax gross ups for excise taxes on parachute payments

✓	Annual compensation risk assessment

✓	Retention of independent compensation consultants

✓	Balanced compensation approach between short- and long-term incentive opportunities

6	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

PROXY	SUMMARY

Amendment to the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan

We are asking that our shareholders approve an amendment to the Amended and Restated 2017 Stock Incentive Plan to increase the number of shares available for issuance under the plan by 4,300,000 shares, which would be added to the 3,782,389 shares available for issuance under the 2017 Plan as of June 30, 2021. The Board of Directors believes that the increase in the number of shares is necessary to enable the Company to continue to secure the creative talent that drives company performance and to establish equity incentives that focus the management team on long-term sustainable performance. Specifically, equity is used to attract, retain and motivate the Company’s creative talent, which is critical to executing Take-Two’s long-term strategy, and to align the interests of creative employees with the interests of the Company’s shareholders.

• Our creative employees at Rockstar Games, 2K, Private Division, and T2 Mobile Games, which includes Socialpoint, Playdots and Nordeus, drive our business, are critical to our continued success, and help us build shareholder value.

• We believe our use of equity throughout Take-Two, and beyond the executive level is a strategic advantage and vital to our ownership culture.

• Approximately three-quarters of our employees work in our development studios and have highly specialized technical capabilities to develop software titles for multiple platforms.

• In fiscal 2021, 88% of equity awards granted were used to incentivize and retain employees at our labels.

Fiscal 2021 Share Grant Distribution

Plan highlights include:

✓	Annual limits on awards to individual participants

✓	Non-liberal recycling of shares used to satisfy tax withholding obligations or as payment for the exercise price or base price for stock options and SARs

✓	No evergreen provision for share reserve

✓	No payment of dividends or dividend equivalents on unvested awards

✓	Annual compensation limits for non-employee directors

✓	Minimum vesting periods for certain awards

✓	No repricing of underwater stock options or SARs without shareholder approval

✓	No discounted stock options or SARs

✓	Clawback provisions

✓	Non-liberal definition of change in control

✓	No automatic grants

✓	Double-trigger acceleration of equity vesting on a change of control

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	7

PROXY	SUMMARY

COVID-19 Response

Due to COVID-19, this past year was a challenging one for our employees, and, given the largely remote working environment, we implemented programs to make sure our people felt supported in their roles, including:

•	providing enhanced manager training to help strengthen teams despite the physical distance,

•	broadening our wellness and mental health offerings,

•	encouraging people to step away from their screens when they could, and

•	spending considerable time listening to employee feedback.

We also believe it is important to be part of and to support the communities in which we operate. So, in addition to our other volunteerism and giving initiatives, for the months of April and May 2020, our labels came together to donate 5% of Net Bookings (after platform fees) from in-game purchases from Grand Theft Auto Online and Red Dead Online from Rockstar Games, NBA 2K20 and NBA 2K19 from 2K Games, Dragon City from Socialpoint, as well as from full-game digital sales of The Outer Worlds from Private Division, to support an array of COVID-19 charities and local businesses in need.

In addition to our management’s efforts with respect to the pandemic, our Board of Directors has regularly reviewed, overseen and continues to monitor the identification of COVID-19 risks and mitigation strategies related to the Company’s return-to-work procedures, business strategy, business continuity, and the impact on the Company’s financial planning.

With more people staying at home, we and our industry have experienced heightened levels of engagement and growth. The full extent of the impact of the COVID-19 pandemic to our business, operations and financial results will depend on numerous evolving factors that we are not able to predict.

Despite the uncertainties of the pandemic, creativity and innovation remained the core tenets of our organization and the lifeblood of our ongoing success. We are grateful to the creative teams at our labels, who are renowned for their consistent ability to deliver games that set new benchmarks for excellence.

8	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

Election of Directors (Proposal 1)

All members of the Board of Directors stand for election on an annual basis, and at the Annual Meeting eight director nominees will stand for election to hold office for a term expiring at the 2022 Annual Meeting of Shareholders. The Board of Directors, upon the recommendation of the Corporate Governance Committee, has nominated the individuals named below. Each director who is elected will serve until a successor is elected and qualified or until the director’s earlier resignation or removal.

The Corporate Governance Committee is responsible for evaluating the size and composition of the Board of Directors relative to the evolving needs of the Company at any given time, and actively identifying qualified individuals to become new director nominees as needed. The Corporate Governance Committee has developed criteria, including certain personal and professional qualities, it uses to evaluate whether the potential nominee would be a qualified director candidate for service on Take-Two’s Board of Directors.

Our eight nominees include seven independent, outside directors who as a group have extensive and diverse management experience, subject matter expertise, and knowledge that is critical to the Company. The average director tenure is approximately 9 years. The average age of the board members is 62. Half of the board members are women and/or minorities.

At the Annual Meeting, the proxies given by shareholders will be voted individually for the election of the persons named herein as director nominees, unless a proxy card specifies that a shareholder is voting against any such nominee. If any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as may be designated by the Board of Directors. Each of the persons named herein has indicated to the Board of Directors that he or she will be available to serve as a director of the Company.

In an uncontested election, a director will be elected if the number of votes that are cast “FOR” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceed the number of votes cast “AGAINST” his or her election by such holders. The Company’s bylaws provide that any nominee for director who fails to meet this standard shall promptly tender such individual’s resignation to the Corporate Governance Committee following certification of the shareholder vote. For more information regarding this policy, see “Policy on Majority Voting for Directors.”

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	9

ELECTION OF DIRECTORS	(PROPOSAL ONE)

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR” THE ELECTION OF THE NOMINEES NAMED BELOW:

Michael Dornemann

Lead Independent Director Chair: Executive Committee Member: • Audit, Compensation and Corporate Governance Committees Age: 75 Director since: March 2007 Beneficial owner of 13,862 shares

Mr. Dornemann is an entertainment and marketing executive with more than 30 years of management consulting, corporate development, strategic advisory and media experience. Prior to 2001, Mr. Dornemann was an executive board member of Bertelsmann AG for 16 years and Chairman and Chief Executive Officer of Bertelsmann Entertainment (music and television division, BMG and RTL Group). Before that, he held positions with IBM and Boston Consulting Group.

Additional Public Directorships (current):

•	None

Other board experience: Mr. Dornemann has previously served on several boards, including as Chairman of Jet Set AG, a worldwide fashion company based in Switzerland, until 2009; as a director of Columbia Music Entertainment (CME) of Japan until 2010; and as vice-chairman and as an audit and compensation committee member of Access Worldwide Communications until 2013.

Key experience and qualifications: Mr. Dornemann’s highly relevant leadership, management, marketing and consulting experience, including his role as Chief Executive Officer of Bertelsmann Entertainment, strongly qualifies him to provide effective leadership to the independent directors, and to contribute to all aspects of board discussion and operations, including oversight of our management agreement with ZelnickMedia Corporation (“ZelnickMedia”). His accomplished history of service with fashion and entertainment companies, including as an outside director, provides a unique level of insight into both our business and our governance.

Roland Hernandez

Independent Director Member: • Compensation Committee Age: 63 Director since: September 2019 Beneficial owner of 3,317 shares

Mr. Hernandez is the Founding Principal and Chief Executive Officer of Hernandez Media Ventures, a privately held company engaged in the acquisition and management of media assets. He has served in this capacity since January 2001. Before founding Hernandez Media Ventures, Mr. Hernandez served as Chairman of Telemundo Group, Inc., a Spanish-language television and entertainment company, from 1998 to 2000 and as President and Chief Executive Officer from 1995 to 2000.

Additional Public Directorships (current):

•	US Bancorp
•	Fox Corporation

Other board experience: Until April 2019, Mr. Hernandez served as the Chairman of the Board of Belmond, Ltd. Until December 2019, Mr. Hernandez served as a member of the board of directors of Vail Resorts, Inc. Until May 2021, Mr. Hernandez served as a member of the board of directors of MGM Resorts International. Mr. Hernandez serves on the advisory board of Harvard Law School. He previously served on the board of directors of Sony Corporation and Walmart Inc.

Key experience and qualifications: As the former President, Chief Executive Officer and Chairman of a television and entertainment company, and through his experience on the Boards of Fox Corporation, MGM Resorts International, Sony Corporation, Walmart Inc. and Vail Resorts, Inc., Mr. Hernandez has gained significant experience in international business and financial matters and a broad understanding of the retail and media sectors which is particularly relevant to the Company. In addition, with his extensive experience on the boards of large public corporations, Mr. Hernandez brings broad corporate governance expertise, along with significant knowledge of board operations, to our Board of Directors.

10	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

ELECTION OF DIRECTORS	(PROPOSAL ONE)

J Moses

Independent Director Chair: Corporate Governance Committee Member: • Audit and Compensation Committees Age: 62 Director since: March 2007 Beneficial owner of 20,089 shares

Mr. Moses has over 40 years of experience in video games, technology, sports, entertainment, eSports and sports betting; as a CEO, founder, investor, advisor, producer and director for public and private businesses around the world. Mr. Moses currently serves on the boards of ReadyUp, an eSports infrastructure business that connects gamers around the world; and GameOn Entertainment Technologies, a company listed on the Canadian Securities Exchange with the symbol ‘GET’, which provides consumers, broadcasters, sportsbooks and partners with interactive, social experiences around sports, TV and live events. Mr. Moses serves as an advisor to Bet.Works, a sports betting backend technology that powers operators in multiple states, Prize Payments Pro, a platform that efficiently processes prize payments for eSports competitions, and SimulMedia, a platform which provides advanced TV advertising, since its inception in 2008, and is a principal of Optin Studios.

Prior executive roles: Mr. Moses was the founder, and from 1998 to 2007, the Chief Executive Officer, of UGO Networks, Inc., an online publisher and affiliate network delivering information and entertainment to over 20 million gamers around the world. He managed the sale of the company to the Hearst Corporation in 2007. Mr. Moses previously served as the President of MTV Russia where he successfully oversaw the establishment of the Moscow based Network in 1998. Mr. Moses served as the President of BMG Interactive from 1993 to 1996, the former video game and new technology divisions of BMG Entertainment, where he “green-lighted” a portfolio of 11 video games including the original Grand Theft Auto. Mr. Moses has served as the Special Assistant to Roone Arledge, the President of ABC Sports and News; as an Executive Producer on Stolen Babies, a made for TV movie for ABC; and as Creator for New York News, a TV series for CBS. Mr. Moses is currently developing a scripted show for CBS Studios on the world of eSports.

Additional Public Directorships (current):

•	None

Key experience and qualifications: Mr. Moses provides insight based on vast media experience and leadership history, including his roles as CEO of UGO Networks, President of MTV Russia and President of BMG Interactive, and his deep understanding of the interactive entertainment industry and its global opportunities.

Michael Sheresky

Independent Director Chair: Compensation Committee Member: • Corporate Governance and Executive Committees Age: 53 Director since: March 2007 Beneficial owner of 61,088 shares

Mr. Sheresky is a partner at United Talent Agency, where he has served as a motion picture talent agent since June 2009. Mr. Sheresky is responsible for structuring projects and deals in the areas of motion picture and television development, production and distribution.

Prior professional roles: From 1992 through 1995, and then from 1997 through May 2009, Mr. Sheresky held a number of positions at the William Morris Agency, a talent agency, most recently Senior Vice President in its Motion Picture Department. During that time, he represented authors, journalists, screenwriters, directors, producers and actors in the motion picture and television businesses.

Additional Public Directorships (current):

•	None

Key experience and qualifications: Mr. Sheresky’s entertainment experience as a talent agent is an important asset to the Board of Directors, including his particularly keen insight into negotiations with, and the development and compensation of, creative talent and of management.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	11

ELECTION OF DIRECTORS	(PROPOSAL ONE)

LaVerne Srinivasan

Independent Director Member: • Corporate Governance Committee Age: 59 Director since: March 2017 Beneficial owner of 7,653 shares

Ms. Srinivasan is Vice President of the National Program and Program Director for Education at the Carnegie Corporation of New York, employing creative strategies and innovative thinking to strengthen urban education. Since 2014, she has overseen grant making and other activities aimed at engaging parents and communities, improving teaching and leadership for learning, advancing innovative learning environment designs, providing K-12 pathways to college and career success, and fostering integrated approaches to innovation and learning in the field of education.

Prior professional roles: From 2012 through 2014, Ms. Srinivasan was the Co-Founder of Fiero Now, an education technology company. Prior to Fiero Now, she worked at various educational technology, urban district change, and non-profit education reform companies, including Time to Know, Education Champions for All and New Leaders for New Schools. From 2003 through 2006, Ms. Srinivasan served as Deputy Chancellor for the New York City Department of Education. In addition, from 1993 through 2003, she served in various roles at BMG Entertainment, including as Senior Vice President and General Counsel.

Additional Public Directorships (current):

•	None

Other board experience: Ms. Srinivasan serves on the national advisory board of College Promise Campaign, the advisory boards of Education Equity Lab, Jefferson Education Exchange, Reach Higher and Global Science of Learning for Education Network, and was a founding member of the Consortium for Policy Research in Education’s task force on Strategic Management of Human Capital.

Key experience and qualifications: Ms. Srinivasan brings to the Board of Directors strong leadership skills, extensive experience leveraging technology in the education and entertainment industries, and deep marketing expertise from her previous positions.

Susan Tolson

Independent Director Chair: Audit Committee Member: • Audit Committee Age: 59 Director since: March 2014 Beneficial owner of 24,712 shares

Ms. Tolson is a financial executive with more than 20 years of experience in the financial services industry. Ms. Tolson worked at Capital Research and Management Company and Capital Research Company, subsidiaries of The Capital Group Companies, Inc., from 1990 to 2010. She served in various capacities, including Senior Vice President and Portfolio Manager. Before joining Capital Research, Ms. Tolson was an Investment Officer at Aetna Investment Management Company, making private investments in media and entertainment companies.

Additional Public Directorships (current):

•	Groupe Lagardère
•	Worldline E-Payments Services
•	OUTFRONT Media Inc.

Other board experience: Ms. Tolson was a member of the board and audit committee of the American Cinematheque until 2018; a trustee and member of the business affairs committee of The American University of Paris until 2014; and a member of the board and audit committee of American Media until 2014.

Key experience and qualifications: Ms. Tolson brings to the Board of Directors significant experience in entertainment and financial/investment matters from her previous positions, together with her existing current service as a director of both for profit and nonprofit organizations.

12	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

ELECTION OF DIRECTORS	(PROPOSAL ONE)

Paul Viera

Independent Director Member: • Audit Committee Age: 62 Director since: May 2018 Beneficial owner of 82,164 shares

Mr. Viera is the Founder and Chief Executive Officer of Earnest Partners, a global investment firm responsible for overseeing over $20 billion for municipalities, states, corporations, endowments, and universities. Prior to founding Earnest Partners in 1998, Mr. Viera was a Vice President at Bankers Trust in both New York and London and later joined Invesco, where he became a global partner and senior member of its investment team.

Additional Public Directorships (current):

•	None

Other board experience: Mr. Viera serves as a Trustee of the Woodruff Arts Center in Atlanta, Georgia and as a member of its investment committee. He is also a member of the Board of Dean’s Advisors for Harvard Business School, the Council on Foreign Relations, the Carter Center Board of Councilors, the National Center for Human & Civil Rights, the University of Michigan School of Information External Advisory Board, the Cristo Rey Atlanta Jesuit High School Board and the Emory University Board of Visitors.

Key experience and qualifications: Mr. Viera brings to the Board of Directors proven leadership skills, vast business experience and financial acumen.

Strauss Zelnick

Chairman and CEO Member: • Executive Committee Age: 64 Director since: March 2007 Beneficial owner of 589,053 shares

Mr. Zelnick has been Chairman of the Company since March 2007, Executive Chairman of the Board of Directors since February 2008 and Chief Executive Officer of the Company since January 2011. Mr. Zelnick also is founder of and a partner in Zelnick Media Capital, a leading media focused private equity firm. Mr. Zelnick serves as Executive Chairman of the Board of Directors and Chief Executive Officer of the Company pursuant to the terms of the 2017 Management Agreement between the Company and ZelnickMedia. See “Certain Relationships and Related Transactions—Management Agreement.”

Prior executive roles: Mr. Zelnick served as Executive Chairman of Direct Holdings Worldwide, Inc., the parent company of Time Life and Lillian Vernon, until the company was sold to Reader’s Digest on March 2, 2007. Prior to forming Zelnick Media Capital, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, a $4.7 billion music and entertainment company with more than 200 record labels and operations in 54 countries. Mr. Zelnick’s appointment as President and Chief Executive Officer of BMG Entertainment followed his tenure as President and Chief Executive Officer of BMG’s North American business unit from 1994 through 1998. Before joining BMG Entertainment, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a leading producer and distributor of interactive game software. Prior to that, he spent four years as President and Chief Operating Officer of 20th Century Fox, where he managed all aspects of its worldwide motion picture and distribution business. Previously, he spent three years at Vestron Inc. as a senior executive, and rose to become President and Chief Operating Officer. Mr. Zelnick also served as Vice President, International Sales, Television for Columbia Pictures.

Additional Public Directorships (current):

•	Starwood Property Trust, Inc.

Other board experience: Mr. Zelnick serves as a member of the boards of directors of Education Networks of America, a privately-held company; and of the Entertainment Software Association, for which he served as Chairman from July 2014 to July 2017. From September 2018 to December 2019, Mr. Zelnick served on the board of ViacomCBS Inc. (formerly known as CBS Corporation), a public company, and as a member of its compensation committee and nominating and governance committee. He also served as the non-executive interim chairman of the CBS board from October 2018 until December 2019. Mr. Zelnick is also an associate member of the National Academy of Recording Arts and Sciences and served on the board of directors of the Recording Industry Association of America and the Motion Picture Association of America.

Key experience and qualifications: Mr. Zelnick provides the Company’s Board of Directors with valuable insight in organization and management obtained from his experiences, including acting as Executive Chairman and CEO of the Company.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	13

ELECTION OF DIRECTORS	(PROPOSAL ONE)

Each director nominee for our Board of Directors is highly qualified and brings a diversity of skills and experiences to our boardroom. These skills are relevant to our business and enable the Board of Directors to provide strong oversight and effectively oversee management’s execution of strategy.

Director Backgrounds & Expertise

Financial & Investment Experience

Governance

Marketing Insight

Strategic Advisory

Education Experience

Global Business Operations

Leadership

Consulting Experience

Entertainment & Media Expertise

Governmental Experience

Technology

Corporate Sustainability

	0 1	2	3	4	5	6	7	8
Director Representation

Corporate Governance and Board Practices

Shareholder Engagement. The Board of Directors places a premium on, oversees and, together with management, regularly participates in an extensive, year-round shareholder engagement practice. For more information regarding the Company’s shareholder engagement, see “Compensation Discussion and Analysis-Shareholder Outreach.”

Independent Directors. The Board of Directors has determined that Messrs. Dornemann, Hernandez, Moses, Sheresky and Viera and Mses. Srinivasan and Tolson are “independent” directors as defined under the rules of The NASDAQ Stock Market. During fiscal 2021, the independent directors met in executive session (outside the presence of management) on eleven (11) occasions.

Board Structure. The Board of Directors is led by Mr. Zelnick in his role as Executive Chairman. Mr. Zelnick is also the Chief Executive Officer. The Board of Directors also has designated Mr. Dornemann as Lead Independent Director (as described below), a position that complements the Executive Chairman’s role, and serves as the principal liaison between the independent directors and the Executive Chairman and Company management. Mr. Dornemann was also designated by the Board of Directors as the Chair of the Executive Committee.

The Board of Directors reviews its leadership structure annually. The Board of Directors has determined that in light of the Company’s clear strategy and the strength of its overall governance practices, at this time a combined Chairman/CEO role more effectively unifies the Board of Directors and management around the specific initiatives necessary to support the Company’s strategy. The Board of Directors continues to evaluate Mr. Zelnick annually in each of his roles and has retained the discretion to separate the Chairman/CEO roles at any time if the Board of Directors believes it would better serve the interests of the Company and its shareholders. The Board of Directors has also concluded that its Lead Independent Director position effectively balances any potential risk of concentration of authority that may exist with a combined Chairman/CEO position.

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ELECTION OF DIRECTORS	(PROPOSAL ONE)

Lead Independent Director. As Lead Independent Director, Mr. Dornemann serves as the principal liaison between the independent directors and the Executive Chairman.

The Lead Independent Director is responsible for:

•	presiding at all Board of Directors meetings at which the Chairman of the Board is not present;

•	convening regular and special meetings of the independent directors;

•	developing the agenda for executive sessions of the independent directors and working with the Chairman to develop and approve the agenda for meetings of the full Board of Directors, including scheduling to ensure there is sufficient time for discussion;

•	coordinating feedback to the Chairman on behalf of the independent directors;
•	coordinating with the Company’s Chief Legal Officer to respond to shareholders who have addressed a communication to the independent directors;

•	making himself available for shareholder communication, as appropriate (other independent directors may also participate in such communication at times); and

•	handling any matters concerning an actual or potential conflict of interest involving any other director.

The Lead Independent Director regularly engages separately with one or more of the Chief Executive Officer, the President, the Chief Financial Officer and the Chief Legal Officer to discuss the business strategy of the Company in greater detail and provide additional guidance to such members of management. These meetings enable the Lead Independent Director to gain a deeper understanding of any matters being handled by management which should be brought to the attention of the entire Board of Directors or a committee thereof, as well as an opportunity to obtain additional information on any matters which the Lead Independent Director believes may otherwise be of interest to the other directors and to provide advice to the other directors regarding such matters. The Lead Independent Director is a member of each committee of the Board of Directors.

Annual Evaluations. The Board of Directors and its committees conduct annual self-evaluations that include both the completion of a questionnaire as well as biennial individual interviews of each director by an outside third party. These evaluations are utilized by the Board and each committee to improve communication, strategy and effectiveness, and to identify possible improvements that can be made to the performance and composition of the Board and each of its committees. The Corporate Governance Committee assists the Board of Directors in its review and reports to the full Board regarding its findings and recommendations, which are considered and implemented as appropriate. Furthermore, the Compensation Committee performs an annual performance review of the Chairman, CEO and other named executive officers and reports its findings to the full Board.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	15

ELECTION OF DIRECTORS	(PROPOSAL ONE)

Risk Oversight. The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews the Company’s policies for risk assessment and risk management relating to financial reporting and internal controls, as well as operational risk relating to business continuity planning, cyber, digital and physical security, including security controls over customer data, and assesses steps management has taken to control such risks and exposures. The Compensation Committee oversees risks relating to compensation programs and policies. See “Risk Assessment of Overall Compensation Program.” The Governance Committee oversees environmental, social and governance matters and operational risk relating to insurance. In each case, management periodically reports to our Board of Directors or to the relevant committee, which provides guidance on risk appetite, assessment, and mitigation. Each committee charged with risk oversight reports to our Board of Directors on those matters. In addition to its committees addressing COVID-19 risks specific to their delegated duties, the Board of Directors has regularly reviewed, overseen and continues to monitor the identification of COVID-19 risks and mitigation strategies related to the Company’s return-to-work procedures, business strategy, business continuity, and the impact on the Company’s financial planning.

Meetings of Directors. The Board of Directors held fourteen (14) meetings during fiscal 2021. Each of the incumbent directors attended at least 75% in the aggregate of all meetings of the Board of Directors and committees on which the individual served for the period of his or her service in the fiscal year.

Board Strategic Off-site. Periodically, the Board of Directors convenes at an off-site strategic planning session, which includes presentations and discussions with senior management, to review the Company’s strategic, competitive and financial performance goals as well as to discuss the Company’s long-term strategic plan. The most recent off-site strategic planning session took place in May 2019, and one is planned for the Fall of 2021.

Attendance at Shareholder Meetings. The Board of Directors has adopted a policy whereby director nominees are encouraged to attend the Company’s annual meeting of shareholders. All of our then incumbent director nominees attended the last annual meeting of the Company’s shareholders in September 2020.

Policy on Majority Voting for Directors. In response to feedback from our shareholders, on June 20, 2019, based on the Corporate Governance Committee’s recommendation, the Board of Directors approved an amendment to the Company’s bylaws to change the standard for uncontested director elections from a plurality voting standard to a majority vote standard. In an uncontested election, a director shall be elected if the number of votes that are cast “for” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceeds the number of votes cast “against” his or her election by such holders. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director will continue to serve on our Board as a “holdover director” (i.e., until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or removal). In an uncontested election,

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ELECTION OF DIRECTORS	(PROPOSAL ONE)

any nominee for director who fails to receive a greater number of votes cast “for” such individual’s election than votes cast “against” such election promptly shall tender the individual’s resignation to the Corporate Governance Committee following certification of the shareholder vote. The Corporate Governance Committee promptly will consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to such offered resignation. The Board of Directors will act on the Corporate Governance Committee’s recommendation within 90 days following the date of the Annual Meeting. Thereafter, the Board of Directors will disclose promptly its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the SEC. Any director tendering a resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or action of the Board of Directors regarding whether to accept the resignation offer.

Code of Business Conduct and Ethics. The Company has adopted a written Code of Business Conduct and Ethics that applies to directors, officers and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any person performing similar functions. A copy of the Code of Business Conduct and Ethics is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Conduct,” then “Global Code of Business Conduct and Ethics.”

Supplier Code of Conduct. The Company has also adopted a Supplier Code of Conduct that applies to vendors, suppliers, consultants and other third parties we engage, which makes clear that we expect all of our business partners to operate fairly and ethically, comply with domestic and international laws, and promote a work environment that values honesty, openness, integrity, and respect for fundamental human rights, wherever in the world we do business. A copy of the Supplier Code of Conduct is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Conduct,” then “Supplier Code of Conduct.”

Conflict of Interest Guidelines for Directors / Directors’ Code of Conduct. The Company has adopted a written Conflict of Interest Guidelines for Directors / Directors’ Code of Conduct that applies to directors of the Company. A copy of the Conflict of Interest Guidelines for Directors / Directors’ Code of Conduct is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Conduct,” then “Conflict of Interest Guidelines for Directors” or “Guidelines for Directors and Board Governance,” as applicable.

Environmental, Social and Governance Matters. The Company believes that focusing on corporate governance and corporate responsibility creates value for the Company, our employees, our shareholders, our consumers and other stakeholders while also helping mitigate risks, reduce costs, protect brand value, and identify market opportunities. Our management committee overseeing environmental, social and corporate governance (“ESG”) matters is comprised of delegates representing a cross-section of our organization, including members of our global human resources, legal, IT, investor relations, facilities and financial teams, and is overseen by the Corporate Governance Committee. The Company seeks to ensure that corporate responsibility and sustainability considerations are incorporated into our corporate strategy, disclosure, and long-term goals to maintain and advance sustainable shareholder value. In the past fiscal year, with the assistance of an outside consultant, we conducted a materiality assessment to assist in identifying the most significant ESG-related risks and opportunities for the Company. Areas on which this committee continues to focus include board diversity and refreshment, human capital management, cybersecurity, sustainability and community.

Board Diversity and Refreshment. The Board of Directors routinely reviews the composition of the Board and believes that it benefits from having a diverse group of directors, including based on experience, gender, ethnicity and other factors. The Board has taken a deliberate approach to refreshment, with a new director joining in three of the prior four years and four of our eight director nominees having served for seven years or less. All four of the more recent additions to the Board are female and/or a minority.

Human Capital Management. One of Take-Two’s most important assets is our people. With 6,495 full-time employees as of March 31, 2021, of which 3,341 were employed outside of the United States, we are constantly focused on our teams – their success, their structure and how best to support them given their particular needs and projects. 49% of our employees are located in North America, 35% in Europe, and 16% in the Asia-Pacific region; 77% of our employees are focused on product development.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	17

ELECTION OF DIRECTORS	(PROPOSAL ONE)

Due to COVID-19, this past year was a challenging one for our employees, and, given the largely remote working environment, we implemented programs to make sure our people felt supported in their roles, providing enhanced manager training to help strengthen teams despite the physical distance, broadening our wellness and mental health offerings, encouraging people to step away from their screens when they could and spending a lot of time listening to employee feedback. Despite the challenges of the pandemic, creativity and innovation remained the core tenets of our organization and the lifeblood of our ongoing success. The creative teams at our labels are renowned for their consistent ability to deliver games that set new benchmarks for excellence. We support our creative and corporate teams by focusing on talent retention and acquisition, including through offering job development and skills training initiatives, extensive employee benefits and numerous well-being programs, and partnering with the leadership at our labels to foster the types of cultures our leaders believe best support and grow the creative processes for their particular teams.

Diversity, Equity, and Inclusion. We firmly believe that diverse teams are more valuable and effective, and that diversity is key to our success. We are committed to enhancing workforce diversity at Take-Two, and we strive to provide an inclusive workplace in which everyone feels respected, heard, and safe. We believe our culture of compassion and respect fosters a warm, welcoming environment for all qualified candidates and colleagues. Specific efforts we take include company-sponsored service projects in the communities in which we operate; providing financial and other support to organizations working to eradicate social and racial injustice as well as providing educational, athletic, and other opportunities to underserved communities; working with organizations to support the rights of the LGBTIQ community; endeavoring to expand the diversity of our industry’s candidate pool through scholarships to minority game design students and contributions to organizations providing STEM opportunities to children in underserved communities; delivering interview training and career counseling to young adults in those same communities; and celebrating cultural differences through various employee affinity groups and company events and offerings.

Talent Assessment & Development and Employee Experience. We strongly believe in internal growth opportunities and career development tracks. We also recognize the importance of our employees staying current in an ever-changing industry. To that end, our global Learning & Development team curates a wide variety of training materials and programs targeting both hard skills development and career progression as well as programs in leadership development and employee round tables. Further, our compliance training program seeks to ensure that our employees recognize and report any signs of harassment, discrimination, retaliation, or other inappropriate behaviors in the workplace and that they understand and abide by our Code of Business Conduct and other internal policies. Our learning and development programs are designed to be closely aligned with our performance management process and succession planning. Our formalized performance management process provides the platform for evaluating each individual employee’s contributions to the team and our success, with a focus on regular communication and transparency. We work hard to ensure that development opportunities are individually tailored and that all decisions regarding hiring, career progression, and compensation are based on qualifications, work ethic, and job performance. Beyond formal performance management, we check in with our teams throughout the year with global town hall meetings, “pulse” surveys, culture assessments and team qualities and values workshops. The feedback generated through these tools helps to ensure we are providing a supportive, dynamic, and stimulating work environment for all of our employees. These efforts and more contributed to Take-Two being named one of The Wall Street Journal’s Best Managed US Companies in 2018, included among EM360’s Top 10 Companies with the Best Employee/Employer Relations in 2019, and listed on Fortune’s Great Places to Work list in 2019 and 2021 and Best Places to Work in NYC list in 2020.

Compensation and Benefits. The main objectives of our compensation and benefit programs are to attract, retain, motivate, and reward our employees, who operate in a highly competitive and technologically challenging environment. We offer competitive compensation packages designed to incentivize high individual and Company performance. We regularly review our compensation and benefits packages from both an internal and external standpoint to ensure competitiveness, including through industry benchmarking analysis. We seek to link compensation (including annual changes in compensation) to our

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ELECTION OF DIRECTORS	(PROPOSAL ONE)

overall and business unit performance, as well as each individual’s contribution to the results achieved. The emphasis on our overall performance is intended to align our employees’ financial interests with the interests of our shareholders. In addition to awarding restricted stock units to employees at certain levels, we also offer an Employee Stock Purchase Plan to further align the interests of our employees with our shareholders. We also provide a comprehensive benefits package that includes traditional offerings, such as medical, dental vision, retirement, disability, accident and life insurance, prescription drugs, and leaves, and also includes programs such as well-being, fitness reimbursement, mental health benefits, mental health awareness training for Human Resources personnel and managers throughout the Company, and charitable giving with a Company match. We have hosted 100+ Company-wide bootcamps to promote physical fitness and employee comradery.

Cybersecurity. We continue to invest financial and operational resources to implement certain systems, processes and technologies to guard against cyber risks and to help protect our data and systems. Our Audit Committee receives regular reports regarding key cybersecurity, cyber risks and related matters, including secure processing, storage, and transmission of personal and confidential information, such as the personally identifiable information of our users.

Sustainability. We aim to integrate environmental responsibility and sustainability into our operational and product strategies. We will seek to reduce our carbon footprint by the manner through which we bring our games and services to players and by making environmentally-conscious choices in our offices worldwide. We have engaged a consultant to assist us in global real estate energy benchmarking and reporting. We have started with surveying our level 1 and 2 emissions and we will be seeking opportunities both to reduce our carbon footprint and find opportunities for cost savings.

Community. We believe it is important to be part of and to support the communities in which we operate. We have established an employee charitable giving platform, Next Level, through which we match certain employee contributions and otherwise support charitable organizations of our employees’ choosing. In addition to our other volunteerism and giving initiatives, for the months of April and May 2020, our labels came together to donate 5% of Net Bookings (after platform fees) from in-game purchases from Grand Theft Auto Online and Red Dead Online from Rockstar Games, NBA 2K20 and NBA 2K19 from 2K Games, Dragon City from Socialpoint, as well as from full-game digital sales of The Outer Worlds from Private Division, to support an array of COVID-19 charities and local businesses in need. During fiscal 2021, across our Company and labels, we donated nearly $20 million to provide support to approximately 200 organizations throughout the world, including Covenant House, Doctors Without Borders/Médecins Sans Frontières (MSF), Feeding America, International Medical Corps, Robin Hood Foundation, Akshaya Patra Foundation, War Child, Centrepoint and Save The Children. Our efforts supported food banks, shelters and first responders; provided healthcare workers and hospitals with protective equipment; funded research for a COVID-19 vaccine; provided relief funds for small businesses in the regions where we operate; and endowed numerous industry-related organizations to deliver essential in-home STEM education and game design programs for students. We also made significant donations to organizations that are combating racial injustice, including Lawyers Committee for Civil Rights Under Law, NAACP Legal Defense and Education Fund, Inc., and Southern Poverty Law Center, and we have also matched our employees’ donations to related causes.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	19

ELECTION OF DIRECTORS	(PROPOSAL ONE)

Board Committees

The Board of Directors has three standing committees entirely comprised of independent directors: a Compensation Committee, a Corporate Governance Committee and an Audit Committee. The Board of Directors also has a standing Executive Committee, currently comprised of Messrs. Dornemann (Chair), Sheresky and Zelnick. These four committees are governed by written charters which are posted in the Corporate Governance tab on the Company’s website at www.take2games.com. The Company’s Code of Business Conduct and Ethics is also posted on the Company’s website at www.take2games.com under the “Conduct” tab.

	Compensation Committee	Corporate Governance Committee	Audit Committee	Executive Committee
Michael Dornemann	•	•	•	Chair
Roland Hernandez	•
J Moses	•	Chair	•
Michael Sheresky	Chair	•		•
LaVerne Srinivasan		•
Susan Tolson			Chair
Paul Viera			•
Strauss Zelnick				•
Meetings in Fiscal 2021	6	5	4	4

Compensation Committee members are Messrs. Sheresky (Chair), Dornemann, Hernandez and Moses, each of whom is an independent director under NASDAQ’s Rule 5605, and a “non-employee director” as defined under the SEC rules. The Compensation Committee, among other roles, reviews the compensation policies and procedures of the Company, evaluates and approves executive officer compensation, and makes recommendations to the Board of Directors regarding executive compensation.

Corporate Governance Committee members are Messrs. Moses (Chair), Dornemann and Sheresky and Ms. Srinivasan. This committee is responsible, among other things, for creating and maintaining overall corporate governance policies for the Company, identifying, screening and recruiting director candidates for the Board of Directors and overseeing our environmental, social and governance initiatives.

The Corporate Governance Committee will consider nominees recommended by shareholders, provided that the recommendation contains sufficient information for the committee to assess the suitability of the candidate and such nomination complies with the Company’s bylaws. Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the committee receive.

When selecting directors, the Board of Directors reviews and considers many factors, including experience, business understanding, achievement, available time, diversity, skills and independence. It also will consider ethical standards, integrity and any conflict of interest. It considers recommendations primarily from shareholders of the Company and from members of the Board of Directors and management. The Corporate Governance Committee conducts interviews with candidates who meet the criteria of the Board of Directors and has full discretion in considering its nominations to the Board of Directors. The Board of Directors adopted Corporate Governance Guidelines, which include criteria to assess the suitability of candidates for the Board of Directors. These Corporate Governance Guidelines are posted under the “Conduct” tab on the Company’s website at “www.take2games.com”.

Audit Committee members are Ms. Tolson (Chair) and Messrs. Dornemann, Moses and Viera. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. In addition, the Audit Committee assists the Board of Directors in its

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ELECTION OF DIRECTORS	(PROPOSAL ONE)

review and oversight of the Company’s key investment objectives, strategies and policies, as well as the Company’s operational risk relating to business continuity planning, cyber, digital and physical security, including security controls over customer data. The Board of Directors has determined that Ms. Tolson and Mr. Viera each qualify as an “audit committee financial expert” under federal securities laws.

Special Committees. From time to time, the Board of Directors may form a special committee for a particular purpose. Most recently in the fiscal year ended March 31, 2018 (“fiscal 2018”), the Board of Directors appointed a special committee, comprised entirely of independent directors, to lead the negotiation of a new management agreement with ZelnickMedia, which is described under “Certain Relationships and Related Transactions—Management Agreement” beginning on page 64.

Other Executive Officers

Each of the following executive officers, who are not also directors, will serve in such capacity until the next Annual Meeting of Shareholders or until earlier termination or removal from office.

Karl Slatoff, age 51, became President of the Company in May 2013 and served as Chief Operating Officer of the Company from October 2010 through April 2013. Mr. Slatoff serves as President of the Company pursuant to the terms of the 2017 Management Agreement between the Company and ZelnickMedia. See “Certain Relationships and Related Transactions—Management Agreement.” From February 2008 to October 2010, Mr. Slatoff served as an Executive Vice President of the Company. Mr. Slatoff also is a partner in ZelnickMedia and serves on the board of CommentSold, Inc., a company that helps businesses sell products digitally. He previously served as a director of Cannella Response Television, LLC.

Prior to joining ZelnickMedia in 2001, Mr. Slatoff served as Vice President, New Media for BMG Entertainment, where he was responsible for guiding BMG’s online digital strategies, including the development of commercial digital distribution initiatives and new business models for the sale and syndication of online content. From 1994 to 1996, he worked in strategic planning at the Walt Disney Company, where he focused on the consumer products, studio and broadcast divisions, as well as several initiatives in the educational, publishing and new media sectors. From 1992 to 1994, Mr. Slatoff worked in the corporate finance and mergers and acquisitions units at Lehman Brothers where he focused on the consumer products and retail/merchandising industries.

Lainie Goldstein, age 53, was appointed Chief Financial Officer of the Company in June 2007, and is responsible for overseeing Finance, Investor Relations and Corporate Communications. Ms. Goldstein previously served as the Company’s Senior Vice President of Finance from November 2003. Ms. Goldstein also serves as a director and member of the audit committee of Phreesia, Inc.

Ms. Goldstein is a CPA with financial and business experience in the software, entertainment, retail and apparel industries, with proven success in managing the finance function of publicly traded companies. Prior to joining the Company, she held a number of positions of increasing responsibility with Nautica Enterprises, Inc., most recently serving as Vice President, Finance and Business Development. Earlier in her career, she held positions in the audit and reorganization departments at Grant Thornton LLP.

Daniel Emerson, age 49, became Executive Vice President and General Counsel of the Company in October 2014 and, effective May 2019, Mr. Emerson was made Chief Legal Officer. Mr. Emerson joined the Company as a Vice President in June 2005 and served in various capacities of increasing responsibility within the legal department, including Senior Vice President, Corporate Secretary and Deputy General Counsel. In addition to serving as the Chief Legal Officer of the Company, Mr. Emerson oversees administrative management of Internal Audit on behalf of the Audit Committee.

Prior to joining the Company, Mr. Emerson was a partner in the New York office of the law firm Blank Rome LLP, where he represented public and private companies in mergers & acquisitions, securities law, financings and general corporate matters.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	21

Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (Proposal 2)

In accordance with the SEC’s proxy rules, we are seeking approval, on a non-binding advisory basis, of the compensation of the Company’s “named executive officers” listed in the Summary Compensation Table (the “NEOs”) for fiscal 2021, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This vote is commonly known as a “say on pay” advisory vote. Consistent with the approval by our shareholders, on an advisory basis, of an annual advisory vote on the compensation of the named executive officers, the Board of Directors has adopted a policy providing for annual “say on pay” advisory votes.

The compensation of our NEOs is described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 23, which we encourage you to read for additional details on our executive compensation programs and compensation of our NEOs for fiscal 2021.

Our executive compensation programs are based on three core principles that are designed to motivate our NEOs to achieve annual financial and strategic objectives to enhance the profitability of the Company and create long-term shareholder value. The fiscal 2021 compensation of our NEOs reflected these core principles:

• A significant portion of our NEOs’ compensation was based on the financial performance of the Company and therefore “at risk”;

• The majority of each NEO’s total compensation was provided in the form of long-term equity, a significant portion of which was subject to total shareholder return (“TSR”) performance metrics, to further align the interests of our NEOs and shareholders; and

• The target total direct compensation package for each NEO was consistent with market practices for executive talent and each NEO’s individual experience, responsibilities and performance.

We believe that our compensation programs and policies for fiscal 2021 were consistent with our core compensation principles, provided an effective incentive for the achievement of positive results, aligned with shareholders’ interests, are supported by strong compensation governance practices and worthy of continued shareholder support. Accordingly, we ask for our shareholders to indicate their support for the compensation paid to our NEOs by voting “FOR” the following non-binding resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve the compensation of the named executive officers for the fiscal year ended March 31, 2021, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures as included in this Proxy Statement.”

Because your vote is advisory, the result will not be binding upon the Company. Although not binding, the Board of Directors values the opinions of our shareholders and will carefully review and consider the outcome of the vote, along with other relevant factors, in evaluating its compensation program for our NEOs.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE FOREGOING

RESOLUTION ON THE COMPENSATION OF THE NEOS IS IN THE BEST

INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NEOS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION.

22	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

Compensation Discussion and Analysis

The Compensation Discussion and Analysis section describes the material elements of our executive compensation program for fiscal 2021, including the named executive officers (“NEOs”) as identified in the Summary Compensation Table and listed below:

Executive	Title
Strauss Zelnick	Executive Chairman and Chief Executive Officer
Karl Slatoff	President
Lainie Goldstein	Chief Financial Officer
Daniel Emerson	Executive Vice President and Chief Legal Officer

Messrs. Zelnick and Slatoff serve in their executive positions pursuant to a management agreement with ZelnickMedia, discussed below.

EXECUTIVE SUMMARY

Take-Two is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and T2 Mobile Games, which includes Socialpoint, Playdots and Nordeus.

Top Titles Include: ✓ Grand Theft Auto ✓ Red Dead ✓ L.A. Noire ✓ Max Payne ✓ Midnight Club	Top Titles Include: ✓ NBA 2K ✓ Borderlands ✓ PGA TOUR 2K ✓ BioShock ✓ Mafia ✓ Sid Meier’s Civilization ✓ WWE 2K

Top Titles Include: ✓ The Outer Worlds ✓ Kerbal Space Program	Top Titles Include: ✓ Dragon City ✓ Monster Legends

Top Titles Include: ✓TwoDots	Top Titles Include: ✓ Top Eleven

We generate financial returns for our shareholders by pursuing a strategy of capitalizing on the widespread popularity of interactive entertainment and by focusing on publishing a select number of high quality titles for which we can create sequels and build successful franchises. We also seek to complement our core release schedule with digitally delivered offerings designed to drive recurrent consumer spending, which is generated from ongoing consumer engagement and includes revenue from virtual currency, add-on content, and in-game purchases.

Our management team and creative talent at Rockstar Games, 2K, Private Division, and T2 Mobile Games are essential to building and maintaining the strongest portfolio of intellectual property in the industry. Our compensation program is designed to reflect the importance of our creative talent, including through the use of equity awards to establish strong links between our creative teams and long-term value creation for shareholders.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	23

COMPENSATION	DISCUSSION AND ANALYSIS

Select Fiscal 2021 Performance Highlights

The Company delivered strong financial results in fiscal 2021 and continued to execute successfully on our strategy to capitalize on the popularity of video games by developing and publishing high-quality interactive entertainment experiences across a range of genres.

Business Highlights

•	Delivered record Net Revenue of $3.37 billion, Net Income of $588.9 million, Net Bookings of $3.55 billion, including digitally-delivered Net Bookings of $3.10 billion and Net Bookings from recurrent consumer spending, which grew 48% and accounted for 63% of total Net Bookings. Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives;

•	Grand Theft Auto Online and Grand Theft Auto V continued to be significant contributors to our results. Grand Theft Auto Online delivered record recurrent consumer spending and was up 31% over fiscal 2020. Grand Theft Auto V has now sold-in over 145 million units worldwide. According to the NPD Group, Grand Theft Auto V was the best-selling game of the past decade in the U.S., based on both units and dollar sales;

•	Released a standalone version of Red Dead Online for PlayStation 4, Xbox One and PC that for the first time allows new players who do not already own Red Dead Redemption 2 to experience everything that Red Dead Online has to offer, including access to all future content updates. Players also were given the option to unlock Red Dead Redemption 2: Story Mode via an additional purchase;

•	Launched NBA 2K21 for PlayStation 5 and Xbox Series X. Built from the ground up for next-generation consoles, NBA 2K21 once again redefined the standard for sports simulations. NBA legend Kobe Bryant’s lifetime achievement of basketball excellence is celebrated with the NBA 2K21 Mamba Forever Edition, which provides players with seamless access to both prior and next-generation versions of the game. In addition, NBA 2K21 features The City, a completely overhauled Park experience, exclusive to NBA 2K21 on next-generation consoles. To date, NBA 2K21 has sold-in more than 10 million units;

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COMPENSATION	DISCUSSION AND ANALYSIS

•	Launched PGA TOUR 2K21, which, to date, has sold-in more than 2 million units. According to The NPD Group, PGA TOUR 2K21 was the fastest-selling golf game by units over the past 10 years. In addition, according to Metacritic, it is the highest-rated golf simulation of the current console generation. To support the title further, 2K agreed to an exclusive, long term agreement with golf legend and icon, Tiger Woods, to serve as its Executive Director and consultant, which we believe will enhance the series’ ongoing innovation and authenticity;

•	Launched Private Division’s Kerbal Space Program on Tencent’s WeGame distribution platform as a premium PC game; and

•	Expanded mobile efforts through acquisitions of Playdots in September 2020 and Nordeus in June 2021.

With more people staying at home during fiscal 2021 as a result of the COVID-19 pandemic, we and our industry experienced heightened levels of engagement and growth. Our strong financial performance in fiscal 2021 also reflects the strategic steps management has taken the past several years to fortify our balance sheet, grow and diversify the Company’s franchise portfolio, and reduce costs. The table below illustrates the Company’s cumulative total shareholder return (“TSR”) over the last five years as compared to the NASDAQ composite index and other industry peers.

Comparison of 5 Year Cumulative TSR*

Among Take-Two Interactive Software, Inc., the NASDAQ Composite Index and a Peer Group

Through March 31, 2021

*

The graph and chart assume $100 was invested on March 31, 2016 in the applicable stock or index and that all dividends were reinvested. Peer Group consists of Activision Blizzard, Inc. and Electronic Arts Inc.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	25

COMPENSATION	DISCUSSION AND ANALYSIS

Fiscal 2021 Variable Compensation Targets and Performance Achievement

Annual and long-term incentives for ZelnickMedia and our other NEOs are based on measurable financial and share price performance metrics that reflect key measures of our success. The following table summarizes the Company-wide targets and actual results for both ZelnickMedia and NEO performance-based cash compensation paid and equity compensation granted in fiscal 2021.

Incentive Component	Financial Performance Metrics	2021 Performance Threshold	2021 Performance Target	2021 Performance Maximum	2021 Actual Performance
Annual Incentive	Adjusted EBITDA	$223.6 million	$279.5 million	$419.3 million	$1,066.1 million
Performance- Based RSUs (Fiscal 2021 Grant)	Relative TSR	40th Percentile	50th Percentile	75th Percentile	N/A: Relative TSR is measured over the approximate two- year period ending March 31, 2022

The performance-based restricted stock units (“RSUs”) previously granted to ZelnickMedia and the NEOs that vested in fiscal 2021 achieved maximum performance. For a full description of the results and payout levels for performance-based RSUs previously granted to ZelnickMedia and the NEOs that vested, or failed to vest, in fiscal 2021, see “Detailed Discussion and Analysis—Principal Elements of Executive Compensation—Long Term Equity Incentives—NEO Long-Term Incentive Awards Vested in Fiscal 2021” and “Certain Relationships and Related Transactions—Management Agreement—Awards under the 2017 Management Agreement.”

In setting what it believes is the appropriate Adjusted EBITDA target at the beginning of each fiscal year, the Board of Directors works closely with management as part of an iterative process to set the budget and determine an appropriate target based on the Company’s goals and objectives for the upcoming fiscal year. The factors considered in determining the appropriate annual Adjusted EBITDA target include the Company’s projected annual release schedule and its expected investment in future research and development. Because release schedules differ year over year, a rigorous target that provides an appropriate incentive for the Company’s executives will vary and may be higher or lower than the prior year’s actual adjusted EBITDA. Because, among other things, (i) the Company did not plan for the release schedule for fiscal 2021 to be as robust as the release schedule for the fiscal year ended March 31, 2020 (“fiscal 2020”), (ii) the Company planned to spend more money on internal research and development in fiscal 2021 than was spent in fiscal 2020, and (iii) in March 2020, when the Adjusted EBITDA target for fiscal 2021 was determined, the impact of the COVID-19 pandemic on our business was unknown and we did not factor in any of the subsequent strong engagement trends realized in our industry from the prolonged shelter in place orders during fiscal 2021, the fiscal 2021 Adjusted EBITDA target was set at a level below the actual Adjusted EBITDA achieved in fiscal 2020. For further discussion of our results for fiscal 2021, see the immediately preceding section titled “Select Fiscal 2021 Performance Highlights”.

Shareholder Outreach

As part of our regular governance practices, the Compensation Committee evaluates our compensation programs in light of market conditions, shareholder views, and governance considerations, and makes changes as appropriate for our business. We value the feedback of our shareholders, as expressed through votes and direct communications, and annually submit our executive compensation programs to a non-binding shareholder advisory “say-on-pay” vote. At our Annual Meeting held in September 2020, our executive compensation program was approved by shareholders representing 92.9% of the votes cast on the proposal.

To enhance our understanding of our shareholders’ perspectives, we maintain a regular shareholder outreach program, including making Take-Two’s management and Board of Directors available for discussions. In the

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COMPENSATION	DISCUSSION AND ANALYSIS

months leading up to the filing of this Proxy Statement, we sought discussions with holders of approximately 67% of our outstanding shares (percentage based on the Company’s investors’ most recent filings at the time of outreach) and had discussions with a number of our top holders. Throughout these discussions, we sought shareholder feedback on a wide range of topics, including executive compensation, environmental, social and corporate governance (“ESG”) matters, diversity initiatives within our Company and across our industry, and Board composition matters. Feedback from shareholders was generally positive on our compensation policies, ESG and Board composition matters, with some of our shareholders inquiring about the details regarding how we plan to enhance our reporting relating to our ESG initiatives.

The Company has shown responsiveness to investor concerns and evolving market practices, including amending the Company’s bylaws to change the standard for uncontested director elections from a plurality voting standard to a majority vote standard in 2019. Also in response to shareholder feedback, in 2019 we formed, and in 2020 we expanded, a management committee with respect to environmental, social and governance matters, which is overseen by the Corporate Governance Committee, our committee responsible for Board oversight of our ESG initiatives. The management committee evaluates and administers the Company’s environmental, social and governance efforts. We have also enhanced, and we intend to continue to enhance, our disclosure related to certain human capital and sustainability matters. See “Election of Directors (Proposal 1)—Corporate Governance and Board Matters—Environmental, Social and Governance Matters” for additional detail.

The Committee also negotiated a number of changes in the ZelnickMedia Management Agreement in our fiscal year ended March 31, 2014 as a result of shareholder feedback. Based on the positive response from shareholders to these changes, we maintained them when we negotiated a new management agreement with ZelnickMedia in fiscal 2018, as detailed under “ZelnickMedia Management Agreement” below.

ZelnickMedia Management Agreement

Executive Chairman and CEO Strauss Zelnick and President Karl Slatoff serve as executives of the Company under a management services agreement with ZelnickMedia, a partnership of private equity investors that focuses on the media and communications industry, of which they are partners.

On November 17, 2017, the Company and ZelnickMedia entered into a management agreement (the “2017 Management Agreement”) that superseded the prior management agreement with ZelnickMedia, under which ZelnickMedia will continue to provide management, consulting and executive level services to the Company through March 31, 2024. In response to feedback that the Board of Directors received from our shareholders and the increasing importance of revenue from recurrent consumer spending on the Company’s business, the 2017 Management Agreement included an operational metric based on growth in recurrent consumer spending as one of the performance criteria for performance-based equity. The 2017 Management Agreement includes the following features that were implemented to address feedback from shareholders:

•	Increased disclosure. Enhanced disclosure to provide greater transparency, including the establishment of individual fee caps paid by ZelnickMedia to Messrs. Zelnick and Slatoff for their services to Take-Two.

•	Transitioned from a front-loaded equity grant to an annual grant structure. Previous ZelnickMedia management agreements included an up-front equity grant at the commencement of the agreement. The 2017 Management Agreement has an annual equity grant structure, including an initial grant that was made on April 13, 2018 and the choice, in its discretion, for the Compensation Committee to grant additional annual equity awards in subsequent years. All annual equity awards to ZelnickMedia in 2018, 2019, 2020, and 2021 are described below.

•	No TSR “catch-up” provision. In the 2017 Management Agreement, performance-based equity grants are based solely on relative TSR, RCS performance and IP performance and do not include any TSR “catch-up” opportunity.

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COMPENSATION	DISCUSSION AND ANALYSIS

•	Lengthened the performance measurement period of performance-based equity. In the 2017 Management Agreement, the relative TSR performance measurement period continues to be a two-year period instead of a one-year period.

•	Eliminated automatic annual fee increases. There is no automatic increase in the annual fee during the term of the 2017 Management Agreement.

•	IP and Recurrent Consumer Spending metrics continue to focus executives’ attention on achieving key strategic goals. Under the 2017 Management Agreement, performance shares vest based on (i) TSR, (ii) growth in recurrent consumer spending (which is generated from ongoing consumer engagement and includes revenue from virtual currency, add-on content, and in-game purchases) during the measurement period as compared to the base year, and (iii) the performance of our interactive entertainment products, including our new products and our major and generally most profitable products.

The Compensation Committee believes the Company’s management structure and relationship with ZelnickMedia has been critical to building the Company’s franchises, improving profitability and strengthening the balance sheet, and providing disciplined management.

Since first engaging ZelnickMedia in 2007, the Company has been transformed from single franchise dependency into a diverse, financially strong, global interactive entertainment enterprise. The Company now has 11 franchises with individual titles that have sold-in to retail more than 5 million units each, and 69 individual, multi-million unit selling titles. The Company has also expanded geographically, in digital distribution and with new business models.

As part of its regular governance practices, the Board of Directors continuously reviews the relationship with ZelnickMedia to ensure that it remains the right management structure for the Company and our shareholders. At least annually, the Compensation Committee conducts interviews on a confidential basis with all direct reports to Messrs. Zelnick and Slatoff, and other members of management, to seek feedback on the performance of the ZelnickMedia executives and to evaluate the effectiveness of the ZelnickMedia relationship broadly. The Compensation Committee’s feedback from these 360-degree interviews is then discussed at executive sessions of independent board members. This feedback was taken into consideration during the most recent ZelnickMedia management agreement negotiation. The Lead Independent Director also regularly engages with members of the executive team, including non-ZelnickMedia members of management.

NEO Compensation Structure and Pay-for-Performance Principles

The Compensation Committee has developed compensation programs and arrangements designed to place a significant portion of our executives’ compensation at risk based on Company performance. Equity awards are a key element in the compensation of our executives, as well as creative talent throughout the organization. The Compensation Committee believes equity awards create strong linkage between our executives and the long-term performance of our Company as well as the interests of our shareholders.

Compensation of Mr. Zelnick and Mr. Slatoff

Mr. Zelnick and Mr. Slatoff serve in their executive roles at Take-Two under the Management Agreement with ZelnickMedia. Mr. Zelnick and Mr. Slatoff are compensated directly by ZelnickMedia and not Take-Two (except for $1 received annually by each to provide them the opportunity to receive certain health and other plan benefits). To provide greater disclosure and fuller understanding of the compensation received by Messrs. Zelnick and Slatoff individually, the 2017 Management Agreement includes a requirement that no more than 60 percent of the compensation the Company pays to ZelnickMedia shall be received by or conveyed to Mr. Zelnick and no more than 40 percent to Mr. Slatoff, respectively. See “Certain Relationships and Related Transactions—Management Agreement” for additional detail.

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COMPENSATION	DISCUSSION AND ANALYSIS

The 2017 Management Agreement emphasizes performance-based, at-risk compensation and equity with greater than one-year vesting, to ensure close alignment with the compensation of other Take-Two executives, the performance of the Company and the interests of our shareholders. Performance measures are designed to be challenging but achievable.

Our Compensation Committee establishes the annual cash incentive based solely on performance against a budgeted Adjusted EBITDA (a non-GAAP measure calculated by taking GAAP net income recorded for the Company, adding back or subtracting the net effect from deferral in net revenues and related costs of goods sold, impact of business reorganization, one-time gains or losses on long-term investments, acquisition related costs, stock based compensation, interest, depreciation, amortization and tax expenses) goal set at the beginning of each fiscal year. Refer to Annex A herein for a reconciliation of GAAP net income to the Adjusted EBITDA measure discussed above. There is no discretionary element to this goal, and the Compensation Committee uses the same Adjusted EBITDA goal in our internal executive pay program. We believe Adjusted EBITDA focuses our executives on operating growth and profitability.

In setting what it believes is the appropriate Adjusted EBITDA target at the beginning of each fiscal year, the Board of Directors works closely with management as part of an iterative process to set the budget and determine an appropriate target based on the Company’s goals and objectives for the upcoming fiscal year. The factors considered in determining the appropriate annual Adjusted EBITDA target include the Company’s projected annual release schedule and its expected investment in future research and development. Because release schedules differ year over year, a rigorous target that provides an appropriate incentive for the Company’s executives will vary and may be higher or lower than the prior year’s actual adjusted EBITDA. Because, among other things, (i) the Company did not plan for the release schedule for fiscal 2021 to be as robust as the release schedule for the fiscal 2020; (ii) the Company planned to spend more money on internal research and development in fiscal 2021 than was spent in fiscal 2020; and (iii) in March 2020, when the Adjusted EBITDA target for fiscal 2021 was determined, the impact of the COVID-19 pandemic on our business was unknown and we did not factor in any of the subsequent strong engagement trends realized in our industry from the prolonged shelter in place orders during fiscal 2021, the fiscal 2021 Adjusted EBITDA target was set at a level below the actual Adjusted EBITDA achieved in fiscal 2020. For further discussion of our results for fiscal 2021, please see “Compensation Discussion and Analysis-Select Fiscal 2021 Performance Highlights” on page 24. The 2017 Management Agreement provides for an absolute cap on the annual incentive opportunity.

Our Compensation Committee establishes the long-term incentive opportunity to motivate sustained performance over a multi-year period and to strengthen the alignment with long-term shareholder value creation. To that end, our long-term incentives in the 2017 Management Agreement continues to include performance-based shares that vest based on TSR performance and “IP” performance. Relative TSR performance aligns the interests of ZelnickMedia and our executives with our shareholders generally, and “IP” performance seeks to incentivize both the creation of additional successful new interactive entertainment products and build on our core franchises. Additionally, in response to feedback that the Board of Directors received from our shareholders and the increasing importance of revenue from recurrent consumer spending on the Company’s business model, the 2017 Management Agreement introduced a new metric—“Recurrent Consumer Spending” performance. The Recurrent Consumer Spending metric captures growth in revenue from virtual currency, add-on content and in-game purchases. The long-term incentive RSUs granted under the 2017 Management Agreement that were eligible to vest in fiscal 2021 paid out at the maximum level (200% of target) for the two-year measurement period ended March 31, 2020 due to strong relative TSR, IP performance and Recurrent Consumer Spending.

We believe the short-term and long-term incentives are balanced to help incentivize optimal performance, and also note that there is no duplication in use of performance metrics between short-term and long-term programs.

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COMPENSATION	DISCUSSION AND ANALYSIS

The following table summarizes the compensation components of the 2017 Management Agreement:

Compensation Component	% Linked to Performance	Delivery From	Performance Link
Annual Management Fee	—	Cash	—
Annual Incentive	100%	Cash	Adjusted EBITDA(1)
Long-Term Incentive (Equity Grants)	55% at target 71% at maximum	Time-Based Awards(2)	—
		Performance- Based Awards	75%: Relative TSR Performance(3) 12.5%: Recurrent Consumer Spending Performance(4) 12.5% IP Performance(5)

(1)	The table below describes the payout schedule for the annual incentive opportunity, with proration on a straight-line basis between the amounts listed:

Percentage of Adjusted EBITDA Target Obtained	Amount of Annual Bonus
80% or less	$0
90%	$1,860,000
100%	$3,720,000
110%	$4,517,143
120%	$5,314,286
130%	$6,022,857
140%	$6,731,429
150%	$7,440,000
Above 150%	$7,440,000

(2)

Awards will vest on April 13, 2022 for the grant made on April 13, 2020 and will vest on April 13, 2023 for the grant made on April 13, 2021, in each case provided that the 2017 Management Agreement has not been terminated prior to such date.

(3)

Relative TSR performance-based vesting is a function of the Company’s TSR during the performance period, as compared to the TSR generated by the companies that comprise the NASDAQ Composite Index on the first day of the performance period. We use the NASDAQ Composite Index for this purpose, rather than a narrow peer group, given the small size of our public company compensation peer group and the stock price volatility of those peers. The table below describes the vesting schedule for the performance-based equity based on achievement of relative TSR over a two-year performance period, with proration on a straight-line basis between the amounts listed:

TSR Percentile Rank	TSR Vesting Percentage
Less than 40th Percentile	0% of target shares
40th Percentile	50% of target shares
50th Percentile	100% of target shares
75th Percentile	200% of target shares

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COMPENSATION	DISCUSSION AND ANALYSIS

(4)

Recurrent Consumer Spending performance-based vesting is determined by comparing the following two measurements and using the measurement that results in the greatest number of RSUs vesting: (i) the percentage change between the Recurrent Consumer Spending for the base fiscal year (which is the fiscal year prior to the fiscal year in which the grant was made) and the two-year average Recurrent Consumer Spending for the two fiscal years following the base fiscal year (“Absolute Recurrent Consumer Spending Growth”) and (ii) the two-year average Recurrent Consumer Spending the two fiscal years following the base fiscal year as a percentage of the two-year average total net bookings for the same period (“Relative Recurrent Consumer Spending”). The 2017 Management Agreement defines Recurrent Consumer Spending as the consolidated net bookings generated by the Company that are supplemental to the sale of any full game release from the sale of virtual currency, add-on content, in-game purchases and similar items, calculated on a basis consistent with how the Company calculates recurrent consumer spending for its management reporting. The table below describes the vesting schedule for the Recurrent Consumer Spending performance-based shares (with the measurement that results in the greatest number of RSUs vesting being determinative):

Absolute Recurrent Consumer Spending Growth (during the relevant measurement period)	Absolute Recurrent Consumer Spending Vesting Percentage
Less than 3%	0% of target shares
3%	50% of target shares
6%	100% of target shares
9% or greater	200% of target shares

Relative Recurrent Consumer Spending (as a percentage of two-year average total net bookings)	Relative Recurrent Consumer Spending Vesting Percentage
Less than 27.5%	0% of target shares
27.5%	50% of target shares
37.5%	100% of target shares
47.5% or greater	200% of target shares

(5)

IP performance-based vesting is a function of the number of units “sold-in” (sell-in performance) with respect to certain releases of IP during the performance period. IP consists of any commercially-released interactive entertainment products, and products that are derived from such existing products. This metric underscores and promotes our long-term strategy of creating additional strong franchises and building game franchises through game sequels. The table below describes the vesting schedule for the IP performance-based shares:

IP Sell-In Performance	IP Vesting Percentage
Less than 6,000,000 units	0% of target shares
6,000,000 units	50% of target shares
8,000,000 units	100% of target shares
10,000,000 units or greater	200% of target shares

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COMPENSATION	DISCUSSION AND ANALYSIS

Compensation of Other Named Executive Officers

In fiscal 2021, Ms. Goldstein and Mr. Emerson were compensated through three primary components: base salary, annual incentive and long-term incentives, the majority of which was performance-based and weighted toward long-term incentives.

Compensation Component	% Linked to Performance	Delivery Form	Performance Link
Annual Base Salary	—	Cash	—
Annual Incentive	100%	Cash	Adjusted EBITDA
Long-Term Incentive (RSUs)	66.7% at target 80% at maximum	Time-Based Awards(1)	—
		Performance-Based Awards(2)	Relative TSR

(1)

Awards will vest, subject to continued employment, in three equal annual installments commencing in the year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant.

(2)

Performance-based awards that are earned (based on relative TSR performance over a two-year performance period, determined in the same manner as under the 2017 Management Agreement, as described above) will vest in two equal annual installments commencing in the second year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant. For example, the performance-based portion of the RSUs granted to Ms. Goldstein and Mr. Emerson on June 1, 2020 will vest, if at all, 50% on June 1, 2022 and 50% on June 1, 2023.

Structural Pay and Performance Alignment for All NEOs

Our NEOs receive a mix of compensation that is appropriately weighted towards at-risk pay in the form of annual incentives and long-term incentives. The Compensation Committee believes this creates strong alignment with the Company’s stated compensation philosophy of providing compensation commensurate with individual and corporate performance. The majority of incentive compensation is also delivered in the form of equity, which provides strong alignment between executives’ incentives and the interests of our shareholders. ZelnickMedia’s compensation under the 2017 Management Agreement is also predominantly weighted towards at-risk compensation consisting of: (1) RSUs, of which 55% vest subject to the satisfaction of performance criteria, and (2) cash compensation, with over 70% of the maximum aggregate cash compensation in the form of an annual incentive based upon the Company’s performance.

The following chart illustrates the fiscal 2021 compensation mix, based on maximum compensation opportunities, for ZelnickMedia and for our other NEOs.

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COMPENSATION	DISCUSSION AND ANALYSIS

Highlights of Compensation Governance Practices

Take-Two maintains strong compensation governance practices that support our pay-for-performance principles and align management incentives with the interests of our shareholders. We have adopted a number of “best practices” with respect to executive compensation, including:

✓	Clawback policy applicable to NEOs, including those under the 2017 Management Agreement with ZelnickMedia

✓	Incentive caps on annual bonuses to NEOs

✓	Strong anti-hedging and anti-pledging policies

✓	Double-trigger acceleration of vesting on a change in control

✓	Meaningful stock ownership requirements (6x per annum management fee (excluding any bonuses) for CEO/Chairman and President; 3x annual base salary for other NEOs; and 5x annual cash retainer for directors)
✓	Equity incentive plan provisions that prohibit re-pricing of stock options without shareholder approval

✓	Limited perquisites

✓	No tax gross ups in respect of any excise taxes on parachute payments

✓	Annual compensation risk assessment for employee plans

✓	Retention of independent compensation consultants by the Compensation Committee

✓	Balanced compensation approach between short-and long-term incentive opportunities

DETAILED DISCUSSION AND ANALYSIS

The main body of this Compensation Discussion and Analysis provides details on the principles and objectives of our executive compensation program and the Compensation Committee’s key fiscal 2021 compensation-related decisions. This section is organized into the following categories:

I.	Objectives and Philosophy of Executive Compensation

II.	Compensation to Executive Chairman and CEO and President

III.	Other NEO Compensation

IV.	Competitive Market Positioning

V.	Principal Elements of Non-ZelnickMedia Related Executive Compensation

VI.	Operation of the Compensation Committee

VII.	Compensation Governance Practices

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COMPENSATION	DISCUSSION AND ANALYSIS

I. Objectives and Philosophy of Executive Compensation

Our executive compensation program is designed to drive Take-Two’s mission of producing strong, sustainable financial results for its shareholders by pursuing a strategy of capitalizing on the widespread popularity of interactive entertainment. We focus on publishing a select number of high quality titles for which we can create sequels and build successful franchises. To achieve this, it is critical that we have the resources available to attract and retain executives who are committed to creativity, efficiency and innovation.

Accordingly, the Compensation Committee has established a compensation plan for our NEOs that is designed to:

✓	Enhance the profitability of the Company and drive shareholder value creation;

✓	Link a significant portion of compensation to the Company’s long-term financial and stock price performance, thereby creating long-term shareholder value;

✓	Attract, motivate, and retain highly qualified individuals;

✓	Reward each NEO’s contribution to the Company’s profitability and growth; individual initiative, leadership and achievements; and management of risks; and

✓	Motivate NEOs to build a career at the Company and to contribute to our future success.

The Company seeks to provide competitive compensation that is commensurate with performance and integrates individual efforts, Company and business unit results, and financial rewards. Accordingly, a significant portion of the total compensation paid to NEOs is placed at risk through annual and long-term incentives, which combination of incentives is designed to align the performance of NEOs and the Company’s annual operating objectives and earnings performance with long-term shareholder value creation.

Our compensation program’s design, and in particular the use of equity awards as a key incentive element, establishes strong links between our creative teams and long-term value creation for shareholders. Our compensation program reflects the importance of creative talent to our business and enables us to retain and incentivize these groups. As a result of the importance we place on equity incentives, Take-Two may, in some years, have higher equity usage for share plans than some of our peers. The Board of Directors periodically authorizes share repurchases when it believes such actions are in the best interests of the shareholders; these repurchases directly reduce the number of the Company’s outstanding shares.

II. Compensation to Executive Chairman and CEO and President

Take-Two has a long-standing management relationship with ZelnickMedia, under which ZelnickMedia provides executive management and other services to Take-Two. This relationship was first established in 2007 and has been maintained, with several amendments and restatements, since that time. Our Executive Chairman and CEO, Strauss Zelnick, and our President, Karl Slatoff, serve in their current roles pursuant to the 2017 Management Agreement with ZelnickMedia. Mr. Zelnick has been our Executive Chairman since 2008 and our CEO since 2011. Mr. Slatoff has been our President since May 2013 and previously served in other executive roles at the Company.

On November 17, 2017, the Company and ZelnickMedia entered into the 2017 Management Agreement, effective January 1, 2018, which superseded the prior management agreement. The 2017 Management Agreement emphasizes performance-based, at-risk compensation and equity with greater than one-year vesting, to ensure it is closely aligned with the compensation of other Take-Two executives, the performance of the Company and the interests of our shareholders. Fees and incentives paid to ZelnickMedia during fiscal 2021 are detailed below under “Fiscal 2021 Fees and Incentives to ZelnickMedia.”

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COMPENSATION	DISCUSSION AND ANALYSIS

The target compensation opportunity for ZelnickMedia under the 2017 Management Agreement considered the Company’s need for a senior leadership team that can provide financial and technology acumen as well as management of creative talent. This is a unique combination of skills that creates a limited pool of candidates, and has resulted in the Board of Directors’ decision to provide a competitive compensation opportunity for ZelnickMedia. However, this compensation opportunity is contingent on achieving superior performance.

Services Provided by ZelnickMedia

The provisions of the 2017 Management Agreement establish the payments and benefits to which ZelnickMedia is entitled as consideration for providing certain valuable and unique services. These services include:

• Executive management and leadership delivered through the services of Executive Chairman and CEO Strauss Zelnick and President Karl Slatoff.

• Resources of other ZelnickMedia partners that may provide services and advice to the Company on an as-needed basis.

• First access to certain deal opportunities as they are identified by ZelnickMedia.

• Elevated market positioning due to the industry relationships of ZelnickMedia.

The Board of Directors and Compensation Committee believe that the services provided by ZelnickMedia, inclusive of the services of Mr. Zelnick and Mr. Slatoff, are a competitive advantage to Take-Two. The Board of Directors and the Compensation Committee regularly evaluate the relationship with ZelnickMedia to ensure that it is still the appropriate management structure for the Company. To facilitate this review:

• At least annually, the Compensation Committee interviews a broad spectrum of Company management to seek feedback on the performance of Mr. Zelnick and Mr. Slatoff and the relationship with ZelnickMedia, generally.

• Feedback from Company management is discussed in executive sessions of the Board of Directors.

• The Lead Independent Director regularly engages with members of the senior management team to discuss the business strategy of the Company in greater detail and provide additional guidance to such members of management.

Fiscal 2021 Fees and Incentives to ZelnickMedia

During fiscal 2021, in accordance with the 2017 Management Agreement, ZelnickMedia received an annual management fee, had the opportunity to receive an annual performance-based incentive, the payment of which is linked solely to an objective company performance measure, and received a long-term incentive equity grant in a combination of time-based vesting RSUs and performance-based vesting RSUs.

Compensation to ZelnickMedia for fiscal 2021 under the 2017 Management Agreement is summarized below:

Annual Management Fee	Annual Incentive Compensation	Performance- Based RSUs	Time-Based RSUs	Total Compensation
$3,100,000(1)	$7,440,000(2)	$10,725,000(3)	$8,775,000	$30,040,000

(1)	Fixed annual fee per the 2017 Management Agreement.
(2)	Adjusted EBITDA performance exceeded the maximum performance goal, resulting in the maximum annual incentive earnout.
(3)

Grant made on April 13, 2020 and amount assumes that the target TSR, Recurrent Consumer Spending and IP performance with respect to the performance-based RSUs are met, resulting in the vesting of 96,712 RSUs. If the maximum vesting criteria for all of the performance-based RSUs are met, 193,424 RSUs would vest.

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COMPENSATION	DISCUSSION AND ANALYSIS

Compensation of Mr. Zelnick and Mr. Slatoff

Under the 2017 Management Agreement, Mr. Zelnick may not receive more than 60% of the aggregate compensation paid to ZelnickMedia and Mr. Slatoff may not receive more than 40% of the aggregate compensation paid to ZelnickMedia. These individual caps continue to provide greater transparency with respect to the maximum compensation payable to Messrs. Zelnick and Slatoff. Beyond this provision, the allocation of any revenues of ZelnickMedia among its principals is not set forth in the 2017 Management Agreement or determined by means of any process in which the Company participates. In connection with their provision of services to the Company pursuant to the 2017 Management Agreement, and subject to the limitations above, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZelnickMedia.

Mr. Zelnick and Mr. Slatoff continue to both receive $1 annually in compensation from the Company, to provide them the opportunity to receive certain health and other plan benefits, the value of which is described in the Summary Compensation Table below. Mr. Slatoff receives his $1 of annual compensation pursuant to an employment agreement entered into with the Company in February 2008, the terms of which are described under “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements—Employment Agreements—Karl Slatoff” below.

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COMPENSATION	DISCUSSION AND ANALYSIS

   Fees and Incentives to ZelnickMedia under the 2017 Management Agreement

•	Monthly fee of $258,333.33 ($3,100,000 annually) with no automatic increase during the full term of the agreement.

•	Annual bonus opportunity ranging from $0 to $7,440,000 and a target of $3,720,000, based solely on the Company’s Adjusted EBITDA performance versus pre-established goals; the maximum level is fixed for the full term of the agreement.

•	Equity grant made on April 13, 2020, consisting of:

•	79,128 time-based RSUs, with the number of such units based on $8,775,000 divided by the Company’s 10-day average closing share price prior to April 1, 2020, which vest on April 13, 2022.

•	193,424 performance-based RSUs (representing the maximum number of performance-based RSUs), with the target number of units of 96,712 based on $10,725,000 divided by the Company’s 10-day average closing share price prior to April 1, 2020. Performance will be measured over the period commencing on April 1, 2020 and ending on March 31, 2022, with units vesting subject to the following pre-defined performance criteria:

•	75% tied to relative TSR performance;

•	12.5% tied to Recurrent Consumer Spending performance; and

•	12.5% tied to IP Performance.

•	The Compensation Committee has the ability to make future annual equity grants under the terms of the 2017 Management Agreement, but is under no obligation to make additional equity grants.

•	Guided in part on peer benchmarking, on April 13, 2021, the Compensation Committee granted ZelnickMedia an equity grant consisting of:

•	50,807 time-based RSUs, with the number of such units based on $8,775,000 divided by the Company’s 10-day average closing share price prior to April 1, 2021, which vest on April 13, 2023.

•	124,194 performance-based RSUs (representing the maximum number of performance-based RSUs), with the target number of units of 62,097 based on $10,725,000 divided by the Company’s 10-day average closing share price prior to April 1, 2021. Performance will be measured over the period commencing on April 1, 2021 and ending on March 31, 2023, with units vesting subject to the following pre-defined performance criteria:

•	75% tied to relative TSR performance;

•	12.5% tied to Recurrent Consumer Spending performance; and

•	12.5% tied to IP Performance.

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COMPENSATION	DISCUSSION AND ANALYSIS

For illustrative purposes only, assuming that ZelnickMedia allocated the maximum 60% of the payments under the 2017 Management Agreement to Mr. Zelnick and the maximum 40% of the payments under the 2017 Management Agreement to Mr. Slatoff, the compensation set forth above to Messrs. Zelnick and Slatoff would be as follows:

	Minimum	Target	Maximum
	• ≤80% Adjusted EBITDA Goal • <40th Percentile Relative TSR • Min IP Goal • Min Recurrent Consumer Spending Goal	• 100% Adjusted EBITDA Goal • 50th Percentile Relative TSR • Target IP Goal • Target Recurrent Consumer Spending Goal	• 150% Adjusted EBITDA Goal • 75th Percentile Relative TSR • Max IP Goal • Max Recurrent Consumer Spending Goal
Annual Management Fee	$3,100,000	$3,100,000	$3,100,000
Annual Incentive Metric: Adjusted EBITDA	$0	$3,720,000	$7,440,000
Time-Based RSUs	$8,775,000	$8,775,000	$8,775,000
Performance-Based RSUs Metrics: TSR, IP and Recurrent Consumer Spending Performance	$0	$10,725,000	$21,450,000
Total Compensation Opportunity	$11,875,000	$26,320,000	$40,765,000

Maximum Opportunity at Each Performance Level
Strauss Zelnick	$7,125,000	$15,792,000	$24,459,000
Karl Slatoff	$4,750,000	$10,528,000	$16,306,000

Historically, the targets set by the Board of Directors in ZelnickMedia management agreements have been sufficiently challenging that payouts to ZelnickMedia have varied. For example, on May 20, 2015, May 20, 2016, April 4, 2017, April 2, 2018 and April 4, 2019, ZelnickMedia forfeited 24,750, 27,578, 46,752, 33,174 and 20,396 shares, respectively, of performance-based RSUs due to the failure to meet certain performance conditions.

Additionally, the compensation received by ZelnickMedia and the other NEOs is strongly aligned with the Company’s outperformance on TSR during the same period as evidenced by our ranking in the top quartile (above 75th percentile) of all companies in the NASDAQ Composite Index for each of the two-year measurement periods that ended in fiscal years 2019 through 2021.

III. Other NEO Compensation

Other NEOs for fiscal 2021 were Ms. Goldstein, our Chief Financial Officer and Mr. Emerson, our Executive Vice President and Chief Legal Officer. Pay opportunities for specific individuals vary based on a number of factors, such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation and the mix of such compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operational goals and the creation of shareholder value. The Compensation Committee believes that each of the compensation packages to Ms. Goldstein and Mr. Emerson are within the competitive range of practices when compared to the objective comparative data.

Compensation Overview

In May 2018 and January 2015, the Company entered into amended employment agreements with Ms. Goldstein and Mr. Emerson, respectively, which provide for an annual base salary, annual cash bonus opportunity, and long-term incentive compensation opportunities. The details of those employment agreements are discussed below under “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements—Employment Agreements.”

Ms. Goldstein’s and Mr. Emerson’s fiscal 2021 target compensation was comprised of:

	Base Salary	Target Annual Cash Bonus Opportunity (based on Adjusted EBITDA)	Target Equity Incentive Opportunity (66.7% subject to performance vesting)
Ms. Goldstein	$850,000	$850,000 (100% of base salary)	$3,000,000
Mr. Emerson	$625,000	$437,500 (70% of base salary)	$1,050,000

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COMPENSATION	DISCUSSION AND ANALYSIS

As a result of the Company’s Adjusted EBITDA performance for fiscal 2021, Ms. Goldstein and Mr. Emerson each received the maximum cash bonus for such period in the following amounts: Ms. Goldstein $1,700,000; Mr. Emerson $875,000. For a discussion of the Company’s Adjusted EBITDA goals and performance, see “Compensation Discussion and Analysis—Executive Summary—Fiscal 2021 Variable Compensation Targets and Performance Achievement.”

IV. Competitive Market Positioning

The Compensation Committee determines pay levels for our NEOs based on a number of factors, including the individual’s role and responsibilities within the Company, the individual’s experience and expertise, historical compensation actually realized by the individual, pay levels in the marketplace for similar positions, and performance of the individual and the Company as a whole. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits, including the mix thereof.

After consideration of data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding each individual NEO’s target total compensation opportunity based on the need to attract, motivate and retain an experienced and effective management team.

Each year, the Compensation Committee reviews and approves the peer group companies that are used to evaluate competitive market compensation. In doing so, the Compensation Committee seeks to approve a peer group that is representative of the sector in which we operate and includes companies with similar revenue and market capitalization as Take-Two.

While the Compensation Committee believes that the peer group consists of a collection of companies for which executive compensation information is publicly available that are most comparable to the Company, the Compensation Committee understands that Take-Two has a limited number of direct competitors in the videogame industry and that many of the Company’s competitors are either privately held and/or incorporated in foreign jurisdictions which do not require public disclosure of executive compensation. This dynamic creates added challenges when constructing a statistically reliable set of peers and requires that the Company both include the few direct competitors it has in the group, even if larger, and to expand its pool of potential peer companies to those that are tangentially related to the Company (i.e., internet and technology, and entertainment and leisure companies) and with which the Company may not compete directly to attract and retain talent. While imperfect, the Compensation Committee believes the peer group selected is representative of the sector in which the Company operates, and includes companies with similar revenue and market capitalization as Take-Two.

Fiscal 2021 Peer Group

The peer group used to evaluate competitive market compensation of NEOs for fiscal 2021 was composed of the following 16 companies:

Videogame	Internet & Technology		Entertainment & Leisure
• Activision Blizzard Inc.	• Autodesk Inc.	• Nuance Communications, Inc.	• AMC Networks, Inc.

• Electronic Arts Inc.	• Fair Isaac Corporation	• NortonLifeLock Inc.	• Scientific Games Corporation

• Zynga Inc.	• IAC/InterActiveCorp	• Roku, Inc.	• Hasbro, Inc.

	• Sirius XM Holdings Inc.	• j2 Global, Inc.	• Lions Gate Entertainment Corp.

• Mattel, Inc.

The fiscal 2021 peer group is the same as the peer group analyzed for our fiscal 2020 incentive program, except for the removal of Red Hat, Inc., which was acquired by IBM in July 2019, and TiVo Corporation due to its smaller size and weaker business fit following its merger with Xperi Corporation in June of 2020; and the addition of NortonLifeLock Inc., which is similar in size to the Company and also is a consumer technology company, and Roku, Inc., which is engaged in other entertainment or consumer content businesses similar to the Company’s business.

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COMPENSATION	DISCUSSION AND ANALYSIS

Fiscal 2022 Peer Group

Peer groups require periodic review for fit to ensure that the peer framework continues to provide an appropriate benchmark for executive pay levels and other policies and practices. As such, to support development of our incentive program for fiscal 2022, Frederic W. Cook & Co., Inc. performed a peer group analysis in June 2021 and recommended certain adjustments to the peer group, which were adopted by our Compensation Committee.

The Compensation Committee determined that the following changes should be made to the peer group for purposes of compensation planning for fiscal 2022, as compared to the peer group used for purposes of compensation planning for fiscal 2021: remove j2 Global, Inc. due to its smaller size and indirect fit, and Nuance Communications, Inc., which is expected to be acquired later this year; add Match Group, Inc. and Peloton Interactive, Inc., which are similar in size to the Company and have strong recurring revenue business models.

Target Determinations

The Compensation Committee annually reviews total NEO compensation as compared to competitive market data. For purposes of calculating annual target compensation for any fiscal year, the Compensation Committee includes annual base salary, annual target cash bonus, annual target long-term incentive compensation and any special awards. Ms. Goldstein’s and Mr. Emerson’s annual pay targets in fiscal 2021 are both between the median and 75th percentile of the peer group used by the Company in considering executive compensation.

V. Principal Elements of Non-ZelnickMedia Related Executive Compensation

Pay Elements—Overview

Executive compensation for our NEOs consists of the following elements:

Direct Compensation Elements	Indirect Compensation Elements
Base Salary	Other Compensation/Employee Benefits

Annual Cash Incentive	Severance and Change in Control Protection

Long-Term Equity Incentives

Base Salary

Base salary is intended to provide fixed pay that takes into account an NEO’s role and responsibilities, experience, expertise, marketplace comparables and individual performance, and although established by the NEOs’ employment agreements, is subject to annual review by the Compensation Committee, including for discretionary year-to-year increases. On May 17, 2018, the Company entered into a third amendment to its employment agreement with Ms. Goldstein to extend the term of the agreement through March 31, 2023. In connection with this amendment, effective as of April 1, 2018, Ms. Goldstein’s base salary was increased to a fixed salary of $850,000 for the remainder of the agreement term, with no automatic, annual cost of living increases, but subject to increase from time to time, as determined by the Company.

Mr. Emerson’s base salary was $540,000 in fiscal 2020 and was increased to $625,000 in fiscal 2021 based in part on peer benchmarking. On May 24, 2021, the Compensation Committee determined that the fiscal 2022 base salary for Ms. Goldstein would remain at its fiscal 2021 level based on peer benchmarking, and approved an increase to Mr. Emerson’s base salary for fiscal 2022, effective April 1, 2021, to $675,000, based on Mr. Emerson’s strong individual performance and value to the organization as a key senior leader and peer benchmarking.

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COMPENSATION	DISCUSSION AND ANALYSIS

Annual Cash Incentive

The Compensation Committee has the authority to award annual performance-based cash bonuses to the NEOs pursuant to their employment agreements with the Company. The Compensation Committee believes that an annual performance-based bonus opportunity provides the incentives necessary to retain our NEOs and reward them for their attainment of the Company’s business goals.

Annual bonus awards for Ms. Goldstein and Mr. Emerson are performance-based and primarily dependent on achievement of budgeted Adjusted EBITDA for the applicable fiscal year. Budgeted Adjusted EBITDA targets are pre-determined at the beginning of the applicable fiscal year. The Compensation Committee believes that using budgeted Adjusted EBITDA as the core performance metric in the annual bonus design represents an appropriate measure of the Company’s performance and an appropriate way to align NEOs’ short-term incentives with our shareholders’ interests. The factors considered in determining the appropriate annual Adjusted EBITDA target include the Company’s projected annual release schedule and its expected investment in future research and development. Because release schedules differ year over year, a rigorous target that provides an appropriate incentive for the Company’s executives will vary and may be higher or lower than the prior year’s actual adjusted EBITDA. Because, among other things, (i) the Company did not plan for the release schedule for fiscal 2021 to be as robust as the release schedule for the fiscal 2020, (ii) the Company planned to spend more money on internal research and development in fiscal 2021 than was spent in fiscal 2020, and (iii) in March 2020, when the Adjusted EBITDA target for fiscal 2021 was determined, the impact of the COVID-19 pandemic on our business was unknown and we did not factor in any of the subsequent strong engagement trends realized in our industry from the prolonged shelter in place orders during fiscal 2021, the fiscal 2021 Adjusted EBITDA target was set at a level below the actual Adjusted EBITDA achieved in fiscal 2020. For further discussion of our results for fiscal 2021, please see “Compensation Discussion and Analysis-Select Fiscal 2021 Performance Highlights” on page 24.

Bonus amounts for Ms. Goldstein and Mr. Emerson in fiscal 2021 were a function of Adjusted EBITDA relative to target, as set forth in the following table:

Adjusted EBITDA Achievement	Annual Bonus for Mr. Emerson	Annual Bonus for Ms. Goldstein
Less than 80% of the budget	No bonus earned	No bonus earned
80% - 100% of the budget	25% - 70% of base salary	36% - 100% of base salary
100% - 120% of the budget	70% - 98% of base salary	100% - 140% of base salary
120% - 150% of the budget	98% - 140% of base salary	140% - 200% of base salary
Greater than 150% of the budget	Capped at 140% of base salary	Capped at 200% of base salary

Budgeted Adjusted EBITDA for fiscal 2021 was $279.5 million and the Company achieved actual Adjusted EBITDA of $1,066.1 million, which was greater than the maximum of 150% of the budgeted Adjusted EBITDA, and so Ms. Goldstein and Mr. Emerson each received the maximum annual cash bonus as follows:

	Annual Salary	Target Bonus	Maximum Bonus	Actual Bonus
Ms. Goldstein	$850,000	$850,000 (100% of base salary)	$1,700,000 (200% of base salary)	$1,700,000
Mr. Emerson	$625,000	$437,500 (70% of base salary)	$875,000 (140% of base salary)	$875,000

Long-Term Equity Incentives

Equity is an essential tool to attract and retain highly-skilled employees, including key creative and technical talent, and it aligns the interests of creative employees with our shareholders. Our creative employees at our labels drive our business, are critical to our continued success, and help us build shareholder value. We also believe that equity-based awards are an important factor in aligning the long-term financial interests of the NEOs and certain other employees of the Company with its shareholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. Equity-based awards are

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COMPENSATION	DISCUSSION AND ANALYSIS

generally granted to new key employees on a quarterly basis following the commencement of employment and to existing key employees on an annual basis and following a significant change in job responsibilities or to meet other special retention objectives.

Our compensation program design, and in particular the use of equity awards as a key incentive element, establishes strong links between our creative teams and long-term value creation for shareholders. Our long-term equity incentive program reflects the importance of creative talent to our business and allows for Take-Two to retain and incentivize key talent.

All grants made to employees, including the NEOs, are approved by the Compensation Committee. The current outstanding awards granted to our NEOs are governed by the Company’s 2017 Stock Incentive Plan, as amended and restated (the “2017 Plan”), which is discussed further in “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements.”

The Company generally uses a mix of performance-based and time-based vesting for NEO long-term equity incentive grants to achieve separate and distinct purposes. Performance-based vesting awards support the goal of retention as well as alignment of the executives’ incentives with the interests of the Company’s shareholders, while time-based vesting awards emphasize the retention of skilled executives.

NEO Long-Term Incentives Awarded in Fiscal 2021

In May 2020, the Compensation Committee approved an award of 9,468 RSUs, based on a value of $1,050,000 (based in part on peer benchmarking) divided by the average of the closing prices of the Company’s common stock on the ten trading days immediately prior to April 1, 2020, to Mr. Emerson. In May 2020, the Compensation Committee approved an award of 27,052 RSUs, based on a value of $3,000,000 (based in part on peer benchmarking) divided by the average of the closing prices of the Company’s common stock on the ten trading days immediately prior to April 1, 2020, to Ms. Goldstein. In each case, the incentive awards were granted in June 2020 and made in recognition of the achievement of their individual performance goals and targets during fiscal 2020 and a desire to incentivize continued strong performance.

The Compensation Committee made the fiscal 2021 grants in the form of two grants of RSUs, rather than restricted stock, in order to preserve flexibility to settle the awards in stock, cash or a combination of stock and cash. One grant, equal to 66.7% of the value at target, was a performance-based grant subject to satisfaction of TSR performance criteria during the vesting period (described in more detail below). A second grant, equal to 33.3% of the value at target, consisted of time-based RSUs and vests in three equal annual installments commencing on June 1, 2021 based on continued service with the Company. The number of shares of common stock that may be issued upon vesting of the performance-based RSUs included in the award amounts stated above assumes the achievement of the target performance criteria established by the Compensation Committee; however, the actual number of such shares for Mr. Emerson may range from zero to a maximum of 12,630 (equal to 200% of target), with the number of shares at target performance equal to 6,315; and the actual number of such shares for Ms. Goldstein may range from zero to a maximum of 36,086 (equal to 200% of target), with the number of shares at target performance equal to 18,043.

The relative TSR metric is measured against companies in the NASDAQ Composite Index over a period of two years (for grants made in fiscal 2021 this period is April 1, 2020 to March 31, 2022) to determine achievement of TSR goals. To the extent earned, the awards vest 50% upon the second anniversary of the grant date and 50% one year later. The TSR performance schedule is as follows with proration on a straight-line basis between the amounts listed:

TSR Percentile Rank	Shares Earned as % of Target
Less than 40th Percentile	0%
40th Percentile	50%
50th Percentile	100%
75th Percentile	200%

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COMPENSATION	DISCUSSION AND ANALYSIS

The awards for fiscal 2021 were as follows:

	Time-Based RSUs (#)	Time- Based RSUs ($)(1)	Performance-Based RSUs (#) (at target)	Performance- Based RSUs ($) (at target)(1)	Performance-Based RSUs (#) (at max)	Performance- Based RSUs ($) (at max)(1)
Mr. Emerson	3,153	$350,000	6,315	$700,000	12,630	$1,400,000
Ms. Goldstein	9,009	$1,000,000	18,043	$2,000,000	36,086	$4,000,000

(1)

As the aggregate grant date fair values of the shares displayed in the Summary Compensation Table for fiscal 2021 and the Grants of Plan-Based Awards table later in this proxy statement are computed in accordance with stock-based accounting rules, the values in those tables differ from the value displayed in the table above.

NEO Long-Term Incentives Awarded in Fiscal 2022

In May 2021, the Compensation Committee determined that the Company would issue: 6,079 RSUs to Mr. Emerson; and 17,370 RSUs to Ms. Goldstein. The RSUs are comprised of:

(i)	2,025 time-based RSUs for Mr. Emerson and 5,785 time-based RSUs for Ms. Goldstein, in each case that vest in three equal annual installments commencing on June 1, 2021; and

(ii)

4,054 performance-based RSUs at target for Mr. Emerson and 11,585 performance-based RSUs at target for Ms. Goldstein, in each case that vest in two equal annual installments commencing on June 1, 2023, subject to the satisfaction of certain performance criteria based on relative TSR performance during the measurement period.

The number of shares of common stock that may be issued upon vesting of the performance-based RSUs assumes the achievement of the target performance criteria established by the Compensation Committee; however, the actual number of such shares may range from zero to a maximum of 8,108 for Mr. Emerson and 23,170 for Ms. Goldstein (in each case equal to 200% of target).

SEC regulations generally require that the grant date fair value of equity awards be disclosed in the Summary Compensation Table for the year in which the equity awards were granted, not the year to which the services relate. As a result, the grant date value for equity grants made in June 2020 are shown in the Summary Compensation Table on page 50, and the grant date value for the equity grants made in June 2021 will be reflected in the Summary Compensation Table in our proxy statement for the 2022 Annual Meeting of Shareholders.

NEO Long-Term Incentive Awards Vested in Fiscal 2021

The results and payout levels for the performance-based RSUs granted to Ms. Goldstein and Mr. Emerson prior to fiscal 2021 that vested, or failed to vest, in fiscal 2021, are as follows:

	Performance-Based RSUs Vested (#)	Performance-Based RSUs Forfeited (#)
Ms. Goldstein	29,196 (1)	0
Mr. Emerson	16,448 (2)	0

(1)

Represents (i) 9,584 performance-based RSUs originally granted on June 1, 2017, which vested on June 1, 2020, and (ii) 19,612 performance-based RSUs originally granted on June 1, 2018, which vested on June 1, 2020, in each case for which the maximum performance criteria was achieved.

(2)

Represents (i) 9,584 performance-based RSUs originally granted on June 1, 2017, which vested on June 1, 2020, and (ii) 6,864 performance-based RSUs originally granted on June 1, 2018, which vested on June 1, 2020, in each case for which the maximum performance criteria was achieved.

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COMPENSATION	DISCUSSION AND ANALYSIS

Additionally, the compensation received by the NEOs is strongly aligned with the Company’s outperformance on TSR during the same period as evidenced by our ranking in the top quartile (above 75th percentile) of all companies in the NASDAQ Composite Index for each of the two-year measurement periods that ended in fiscal years 2019 through 2021.

For a description of the results and payout levels for performance-based RSUs previously granted to ZelnickMedia that vested, or failed to vest, in fiscal 2021, see “Certain Relationships and Related Transactions—Management Agreement—Awards under the 2017 Management Agreement.”

Other Compensation

401(k) Plan

We maintain a 401(k) savings plan and trust for our eligible employees, including our NEOs (other than Messrs. Zelnick and Slatoff). The plan permits each participant to make voluntary pre-tax contributions, post-tax “Roth” contributions or a combination of the two. In addition, we make matching contributions equal to 50% of the participant’s eligible elective deferral (excluding catch-up contributions) contributed to the 401(k) savings plan, but not more than an amount equal to 50% of the first 6% of the participant’s pre-tax and/or Roth contributions will be matched. See the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits.

Executive Supplemental Benefits

We maintain an Executive Dental, Vision and Hospital Indemnity Benefits Plan (the “ESB”) for all of the NEOs, including for this purpose Messrs. Zelnick and Slatoff. Pursuant to the ESB, the participating NEOs are reimbursed for, dental, vision and certain hospital expenses that are not otherwise reimbursed by our group insurance program.

Other Benefits and Perquisites

We provide health insurance, dental insurance, life and accidental death and dismemberment insurance and short-term and long-term disability benefits for our NEOs, including for this purpose Messrs. Zelnick and Slatoff, on the same basis as such benefits are generally provided to our employees. In addition, we pay a club membership fee on behalf of Mr. Zelnick, which is used primarily for general corporate and corporate development purposes, for a parking spot at our corporate office in New York, and for home security measures for Mr. Zelnick. We consider the security measures provided to Mr. Zelnick to be a reasonable and necessary expense for the Company’s benefit. Other than the ESB, the club membership fee, the parking spot and home security for Mr. Zelnick, no material perquisites are provided to our NEOs. We do not have a formal perquisite policy and do not emphasize special perquisites for our executive officers, although the Compensation Committee periodically reviews perquisites for our executive officers in its review of compensation.

Severance and Change in Control Benefits

Severance and Change in Control Benefits for ZelnickMedia

Pursuant to the 2017 Management Agreement, ZelnickMedia would receive the following cash payments and benefits upon a termination by the Company without “cause” or by ZelnickMedia for “good reason” (whether before or after a change in control) (as such terms are defined in the 2017 Management Agreement): (i) the earned but unpaid portion of the management fee, (ii) any accrued but unpaid annual bonus for a completed fiscal year and (iii) three times the sum of the per annum management fee plus the target bonus amount. See “Certain Relationships and Related Transactions—Management Agreement” for more details. In addition, the 2017 Management Agreement provides for accelerated vesting of outstanding and unvested equity awards upon such a termination (with vesting of TSR performance-based awards determined according to actual performance through the date of termination, and vesting of Recurrent Consumer Spending and IP performance-based awards determined at target levels).

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COMPENSATION	DISCUSSION AND ANALYSIS

The cash payments described above remain consistent whether the termination occurs before or after a change in control, so ZelnickMedia is not entitled to receive any enhanced cash payments in connection with a change in control. With respect to vesting of equity awards in connection with a change in control, the 2017 Management Agreement provides for “double-trigger” vesting (that is, they require both a change in control of the Company plus a qualifying termination before payments and benefits are paid). Accordingly, if a change in control occurs during the term of the 2017 Management Agreement, outstanding and unvested equity awards will continue to vest (and performance-based RSUs will continue to vest at target levels) in accordance with the original vesting schedule, subject to earlier vesting upon a termination of the 2017 Management Agreement without cause or for good reason.

Severance and Change in Control Benefits for Other NEOs

In March 2008, the Compensation Committee approved the Take-Two Interactive Software, Inc. Change in Control Employee Severance Plan (the “CIC Severance Plan”), a change in control plan pursuant to which certain eligible employees, including the NEOs other than Messrs. Zelnick and Slatoff, may receive certain “double-trigger” cash severance benefits upon a termination of employment either by the Company without “cause” or voluntarily for “good reason” (as such terms are defined in the CIC Severance Plan), in either case during the 12-month period following a change in control of the Company, as well as vesting of outstanding and unvested equity awards in connection with a change in control of the Company, as described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” below. The employment agreements with Ms. Goldstein (as amended in May 2018) and Mr. Emerson provide for severance payments in the event of a separation from service from the Company under certain conditions, as well as payments in the event of a change in control of the Company. Ms. Goldstein and Mr. Emerson only receive benefits under the CIC Severance Plan to the extent such benefits would be greater than the benefits under their employment agreements. See “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements” and “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for more information. We believe that these severance benefits assist us in recruiting talented individuals to join and remain a part of our management team. From time to time, we may recruit executives from other companies where they have job security, tenure and career opportunities. Accepting a position with us may entail foregoing an otherwise secure position at another employer, and the benefits provided by the CIC Severance Plan help to mitigate the risk of harm that the executive may suffer in connection with adverse actions taken by a successor to the Company. Severance benefits also allow our NEOs to focus on the Company’s business without being unduly distracted by concerns about their job security in the event of a separation from service or a change in control. Our NEOs are not entitled to any gross-up payments to cover excise taxes imposed by the “golden parachute” regulations under Sections 280G and 4999 of the of the Internal Revenue Code, as amended (the “Code”).

VI. Operation of the Compensation Committee

General

The Compensation Committee annually reviews compensation policies and procedures of the Company and evaluates and approves the NEOs’ compensation. The Compensation Committee also annually reviews the ZelnickMedia relationship. This review includes annual individual interviews with a broad group of executives, excluding our Executive Chairman and CEO and our President, to seek feedback on the ZelnickMedia relationship.

The Compensation Committee held six (6) meetings during fiscal 2021. The Compensation Committee regularly meets at least four times during the fiscal year.

Role of Management

When determining NEO compensation, the Compensation Committee solicits from the Executive Chairman and CEO an evaluation of the performance of, and recommendations with respect to compensation decisions for,

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COMPENSATION	DISCUSSION AND ANALYSIS

each of the NEOs other than himself. In addition, with respect to setting compensation for fiscal 2021, the Compensation Committee interviewed all of the NEOs, including the CEO and President, and members of our management team who report to the NEOs in order to better assess each NEO’s performance. The Compensation Committee also interviewed certain of the foregoing individuals in connection with its annual review, in conjunction with the Board of Directors, of ZelnickMedia’s performance.

Use of Outside Advisors

The Compensation Committee has historically engaged the services of independent compensation consulting firms in connection with making executive compensation determinations. Consistent with our practice, the Compensation Committee retained Frederic W. Cook & Co., Inc. to review the compensation programs for our NEOs and our Board of Directors for fiscal 2021, and to develop recommendations regarding our compensation programs for fiscal 2021 and fiscal 2022.

The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors that assist the Compensation Committee in carrying out its responsibilities.

The Compensation Committee assessed the independence of Frederic W. Cook & Co., Inc. pursuant to SEC and NASDAQ rules and was satisfied that the firm is independent and that no conflict of interest exists that would prevent it from serving as an independent advisor to the Compensation Committee. The Compensation Committee, among other things, reviewed and was satisfied with the consultant’s policies and procedures to prevent or mitigate conflicts of interest. The Compensation Committee also reviewed and was satisfied that there were no business or personal relationships or conflicts between members of the Compensation Committee and the individuals at the consulting firm supporting the Compensation Committee.

VII. Compensation Governance Practices

Clawback Policy

Our Corporate Governance Guidelines include a section entitled “Recovery of Improperly-Awarded Incentive Compensation” which is our “Clawback Policy.” Our NEOs (including ZelnickMedia and its shareholders, partners, employees, members and other affiliates who are deemed “Executives” under the Clawback Policy) are subject to the Clawback Policy. Our Corporate Governance Guidelines, including our Clawback Policy, are available on the Company’s website at www.take2games.com by clicking on “Conduct,” then “Guidelines for Directors and Board Governance.”

Our Clawback Policy includes any amendments that may be required to comply with any rules adopted by the SEC in response to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. This policy requires the reimbursement of any bonus or incentive compensation, including cash bonuses, awarded to a covered person and/or the cancellation of unvested restricted stock or outstanding stock option awards previously granted to a covered person, in each case, where: (1) the payment was predicated upon achieving certain financial results that were subsequently determined to have been erroneously reported; (2) the Board of Directors determines that the person engaged in knowing or intentional fraudulent or illegal conduct that caused or substantially caused such erroneous reporting to have occurred; and (3) a lower payment would have been made to the person based upon the corrected financial results.

Executive Officer Stock Ownership Requirements and Holding Requirement

The Company has adopted stock ownership requirements for executive officers of the Company as follows:

Executive Chairman and CEO and President

The 2017 Management Agreement and the stock ownership guidelines policy adopted by the Board of Directors both prohibit, prior to March 31, 2024, ZelnickMedia and any Subject Person (as defined in the 2017 Management

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COMPENSATION	DISCUSSION AND ANALYSIS

Agreement and which includes Messrs. Zelnick and Slatoff) from selling or otherwise disposing of any shares of common stock of the Company, if the Market Value (as defined in the 2017 Management Agreement) of all shares of common stock of the Company (including any unvested options, restricted stock and RSUs) would be less than six (6) times the per annum management fee (excluding any bonuses).

Other NEOs

NEOs (other than the Executive Chairman and CEO and President who are subject to the requirements described above) shall own shares of common stock having a value equal to three (3) times their annual base salary within five (5) years after the date of the adoption of the requirements and future NEOs shall achieve such ownership position within five (5) years after the date of their appointment as NEOs. All shares that are directly owned by the NEO, shares that are beneficially owned by the NEO, such as shares held in “street name” through a broker or shares held in trust, and unvested shares of restricted stock and RSUs are counted toward satisfying the requirements.

The policy adopted by the Board of Directors in July 2016 also includes stock retention guidelines for all NEOs requiring such officers to retain at least 50% of the total equity credited from grants of equity awards (net of amounts required to pay taxes and exercise prices) until compliance with the applicable stock ownership requirement is achieved. All NEOs are in compliance with the applicable stock ownership requirements as of the date of this proxy filing.

Anti-Hedging Policy

The Company has adopted a Securities Trading Policy that prohibits, among other things, officers, directors, employees and consultants of the Company, as well as the shareholders, partners, employees, members, and other affiliates of ZelnickMedia who are service providers to the Company subject to such policy, from engaging in the following transactions:

•	In and Out Trading. (All purchases of the Company’s securities in the open market must be held for a minimum of six months, with exceptions relating to the exercise of stock options.)

•	Purchases of Company securities on margin or holding any Company securities in margin accounts.
•	Pledging Company securities as collateral for a loan.

•	Short sales of the Company’s securities.

•	Transactions in puts, calls or other derivatives on the Company’s securities, as well as any other derivative or hedging transactions on Company securities.

Anti-Pledging Policy

As a matter of good corporate governance, our Board of Directors has adopted a formal policy against pledging common stock pursuant to which members of the Board of Directors and executive officers may not hold common stock in margin accounts and may not pledge common stock as collateral for a loan. None of our directors or executive officers has pledged any shares of our common stock.

Impact of Tax and Accounting Rules

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles utilized by the Company.

With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under the Accounting Standards Codification (“ASC”) stock compensation guidance, which generally requires the Company to recognize compensation expense relating to equity awards based upon the grant date fair value of those awards. The Company also considers the accounting impact of preserving flexibility to settle RSUs awards in cash, shares, or a combination of cash and shares.

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COMPENSATION	DISCUSSION AND ANALYSIS

With respect to taxes, the Compensation Committee may consider the anticipated tax treatment of various payments and benefits to the Company and, when relevant, to its executives. Section 162(m) of the Code generally prohibited any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the NEOs, subject to certain exceptions. However, the Company generally believed that it was in our best interest and that of our shareholders to have the flexibility to pay compensation that was not deductible under the limitations of Section 162(m) of the Code to provide a compensation package consistent with our program and objectives.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) of the Code and, among other things, eliminated the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million is generally not deductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) of the Code (the “Covered Employees”) include any individual who served as the Chief Executive Officer and Chief Financial Officer at any time during the taxable year and the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) of the Code described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the Code if the Compensation Committee determines that doing so is in the best interests of the Company and its shareholders.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
of the Board of Directors:
Michael Sheresky (Chair)
Michael Dornemann Roland Hernandez
July 27, 2021	J Moses

RISK ASSESSMENT OF OVERALL COMPENSATION PROGRAM

The Compensation Committee regularly reviews senior executive compensation and Company-wide compensation programs and policies in an ongoing effort to seek to mitigate potential risks arising from such programs and policies and to ensure that our compensation structure, elements and incentives are not reasonably likely to have a material adverse effect on the Company.

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COMPENSATION	DISCUSSION AND ANALYSIS

The Compensation Committee seeks to design our compensation plans, including our incentive compensation programs, to incorporate a range of components that we believe help to mitigate potential risks, while rewarding employees for pursuing our strategic and financial objectives through appropriate risk taking, risk management, and prudent tactical and strategic decision making. For example, the design of our compensation plans is intended to encourage employees to remain focused on both near-term and longer-term goals of the Company by using a mix of short-term and long-term incentives to motivate employees to produce superior results over varying time frames. We believe that the use of long-term incentives for executives provides a safeguard against excessive risk-taking. Our long-term incentives are designed to deter unnecessary risk-taking by aligning our employees’ interests with those of shareholders by incorporating equity-based compensation that vests over time and, in some cases, include a market-based performance metric, which we believe is not susceptible to manipulation by employees and encourages employees to remain focused on sustained stock price appreciation. Individual bonus caps for senior executives further mitigate risk.

We have also sought to deter unnecessary risk-taking by applying our clawback policy to the senior executives of the Company, which requires the reimbursement of bonus or incentive compensation and/or the cancellation of outstanding equity previously granted in certain cases.

In addition, our stock ownership guidelines require that our executive officers hold a significant amount of our common stock or equivalents to further align their interests with shareholders over the long term by having a portion of their personal investment portfolio consist of our common stock or equivalents. We expect this component to mitigate risk on a prospective basis. We also prohibit transactions designed to limit or eliminate economic risks to our employees of owning our common stock, such as options, puts, and calls, so our executives cannot insulate themselves from the effects of poor stock price performance.

Senior executives from our risk, compliance, administrative, and finance functions, as well as the outside compensation consultant to our Compensation Committee, are involved in this annual review process. With respect to fiscal 2021 and the compensation programs in place for fiscal 2021, based in part on the information and analyses provided by management and its own advisors, the Compensation Committee concluded that the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

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Executive Compensation

The following table sets forth summary information for the fiscal years ended March 31, 2021, March 31, 2020, and March 31, 2019, with respect to cash and all other compensation paid by the Company to, or earned by, the Company’s NEOs.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Strauss Zelnick(4)	2021	1	—	—	138,346	138,347
Executive Chairman and Chief Executive Officer	2020	1	—	—	87,760	87,761
	2019	1	—	—	113,044	113,045
Lainie Goldstein	2021	850,000	5,254,404	1,700,000	10,281	7,814,685
Chief Financial Officer	2020	850,000	4,908,673	1,700,000	18,191	7,476,864
	2019	850,000	4,297,214	1,385,500	17,499	6,550,213
Karl Slatoff(4)	2021	1	—	—	9,367	9,368
President	2020	1	—	—	22,512	22,513
	2019	1	—	—	21,036	21,037
Daniel Emerson	2021	625,000	1,839,010	875,000	17,603	3.356.613
Executive Vice President and Chief Legal Officer	2020	540,000	1,717,905	756,000	31,818	3,045,723
	2019	540,000	1,503,913	616,140	27,665	2,687,718

(1)

Represents the aggregate grant date fair value of stock awards granted to our NEOs in each of the reporting periods, determined under FASB ASC Topic 718, Compensation—Stock Compensation. For additional information with respect to stock awards granted during fiscal 2021, see Note 17 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2021. The amounts above reflect the grant date fair value for these awards, and do not necessarily correspond to the actual value that might be realized by the NEOs which depends on the market value of the Company’s common stock on a date in the future when the stock award vests. For time-based RSUs, that value is based on the fair market value of the Company’s common stock on the grant date and is determined by multiplying the number of shares subject to the grant by the closing price per share of the Company’s common stock. The value of the performance-based RSUs reflects the value of the awards at the grant date based upon the probable outcome of the performance conditions using the Monte Carlo simulation model and is consistent with our estimate of the aggregate compensation cost to be recognized over the vesting period determined in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, which is less than the maximum possible value. The following table shows the value of the NEOs’ respective performance-based awards on the date of grant at both the probable outcome of the performance conditions, which is reflected in the table above, as well as the maximum achievement of the applicable performance conditions.

Name	Fiscal Year	Probable Outcome ($)	Maximum Performance ($)
Lainie Goldstein	2021	4,027,198	4,915,635
	2020	3,781,534	4,515,046
	2019	3,175,149	4,494,907
Daniel Emerson	2021	1,409,508	1,720,459
	2020	1,323,374	1,580,072
	2019	1,111,213	1,573,091

(2)

These amounts represent annual cash incentive payments. For more information, refer to “Compensation Discussion and Analysis—Annual Cash Incentive” above and the “Grants of Plan-Based Awards” table below.

(3)

The amounts set forth in this column for fiscal 2021 represent (i) the Company’s matching contributions to the Company’s 401(k) plan for Ms. Goldstein and Mr. Emerson, (ii) dental, vision and hospital indemnity expense reimbursements made pursuant to the Company’s ESB, (iii) a club membership fee paid by the Company on behalf of Mr. Zelnick, used primarily for general corporate and corporate development purposes, (iv) a parking spot for Mr. Zelnick at the Company’s offices located at 110 West 44th Street, New York, New York, 10036 paid for by the Company, and (v) fees for home security measures for Mr. Zelnick in an amount equal to $120,785 paid for by the Company. The incremental cost to the Company associated with the home security measures is determined based upon the amount paid by the Company to the applicable outside security provider.

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(4)

As discussed in more detail below, Messrs. Zelnick and Slatoff were compensated for their respective services to the Company during fiscal years 2021, 2020 and 2019 pursuant to the 2017 Management Agreement. The provisions of the 2017 Management Agreement establish the payments and benefits to which ZelnickMedia is entitled as consideration for providing the services set forth therein. In general, in connection with their provision of services to the Company, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZelnickMedia and without the Company’s knowledge, except that, under the terms of the 2017 Management Agreement, Mr. Zelnick may not receive more than 60% of the payments and benefits made to ZelnickMedia and Mr. Slatoff may not receive more than 40% of the payments and benefits made to ZelnickMedia.

Grants of Plan-Based Awards

The following table sets forth information concerning awards under the Company’s equity and non-equity incentive plans granted to each of the NEOs during fiscal 2021, including performance-based awards and those using time-based vesting. Assumptions used in the calculation of certain dollar amounts are included in Note 17 to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)(3)	Units(2) (#)	Awards ($)(4)
Strauss Zelnick(5)	—	—	—	—	—	—	—	—	—	—
Lainie Goldstein	6/1/2020	5/26/2020	—			—	18,043	36,086	—	4,027,198
	6/1/2020	5/26/2020	—	—	—	—	—	—	9,009	1,227,206
	—	—	—	850,000	1,700,000	—	—	—	—	—
Karl Slatoff(5)	—	—	—	—	—	—	—	—	—	—
Daniel Emerson	6/1/2020	5/26/2020	—	—	—	—	6,315	12,630	—	1,409,508
	6/1/2020	5/26/2020	—	—	—	—	—	—	3,153	429,502
	—	—	—	437,500	875,000	—	—	—	—	—

(1)

Represents cash performance bonus opportunities ranging from 0% to 140% of base salary for Mr. Emerson and from 0% to 200% of base salary for Ms. Goldstein. There is no set minimum payout amount. See “Compensation Discussion and Analysis—Annual Cash Incentive.”

(2)

For Ms. Goldstein and Mr. Emerson, 66.7% of the RSUs vest in two (2) equal annual installments commencing in the second year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant, subject to the satisfaction of certain performance criteria based on the Company’s TSR performance measured against the NASDAQ Composite Index over a period of two (2) years. The remaining 33.3% of the RSUs vest in three (3) equal annual installments commencing in the year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant based on the NEO’s continued service with the Company.

(3)	Represents the maximum shares of performance-based RSUs. Such RSUs will vest, if at all, 50% on June 1, 2022 and 50% on June 1, 2023.
(4)

These amounts are valued based on the aggregate grant date fair market value of the award. For additional information with respect to stock awards granted during fiscal 2021, see Note 17 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2021. The grant date fair value of equity incentive plan awards that are subject to performance-based vesting conditions is based upon the probable outcome of such conditions. All amounts reflect the grant date fair value for these awards, excluding the accounting effect of any estimate of future service-based forfeitures, and do not necessarily correspond to the actual value that might be realized by the NEOs.

(5)

Messrs. Zelnick and Slatoff have not received grants of restricted stock, RSUs or option awards. Messrs. Zelnick and Slatoff are partners in ZelnickMedia, to which the Company has previously granted restricted stock, RSUs and options pursuant to the ZelnickMedia management agreements. For information regarding the grants made to ZelnickMedia, see “Certain Relationships and Related Transactions.”

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EXECUTIVE	COMPENSATION

Narrative Disclosure Regarding Equity Plans and Employment Agreements

2017 Stock Incentive Plan

The Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the “2017 Plan”) was originally approved by shareholders on September 15, 2017. Under the 2017 Plan, the Company may grant stock-based incentive compensation awards to eligible employees (including officers), non-employee directors and consultants in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

The 2017 Plan replaced the Company’s 2009 Stock Incentive Plan, as amended and restated (the “2009 Plan”), which terminated effective upon shareholder approval of the 2017 Plan. From and after the date of such shareholder approval, no additional awards will be made under the 2009 Plan. However, any awards granted pursuant to the 2009 Plan prior to the approval and adoption of the 2017 Plan shall continue to be governed by the 2009 Plan.

Under the 2017 Plan, as of September 15, 2017, the date the Company’s shareholders originally approved the 2017 Plan, the Company was authorized to issue up to 7,603,745 shares of common stock. In addition, the number of shares of common stock available for issuance under the 2017 Plan are subject to increase by any shares of common stock subject to an award outstanding under the 2009 Plan after September 15, 2017 that become eligible for reuse pursuant to the share recycling provisions of the 2017 Plan. Stock-based awards assumed or substituted by the Company or its affiliates as part of a corporate transaction (including from an entity that the Company merges with or into, acquires, or engages with in a similar corporate transaction) will not count against the number of shares of common stock reserved and available for issuance pursuant to the 2017 Plan (except as may be required by Section 422 of the Code). In addition, shares of common stock will not be deemed to have been issued pursuant to the 2017 Plan with respect to any portion of an award that is settled in cash.

On September 16, 2020, the Company’s shareholders approved the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan, which increased the number of shares that may be issued to participants in connection with awards granted by 2,000,000.

On July 26, 2021, the Board of Directors approved and adopted an amendment to the 2017 Plan. If the amendment is approved by the shareholders, the number of shares that may be issued to participants in connection with awards granted will be increased by 4,300,000, which would be added to the 3,782,389 shares available for issuance under the 2017 Plan as of June 30, 2021. For a more detailed description of the amendment to the 2017 Plan, see Proposal 3 (“Approval of an Amendment to the Amended and Restated 2017 Stock Incentive Plan”) of this Proxy Statement.

2017 Global Employee Stock Purchase Plan

The Take-Two Interactive Software, Inc. Second Amended and Restated 2017 Global Employee Stock Purchase Plan (the “2017 Global ESPP”) was approved by shareholders on September 15, 2017. The 2017 Global ESPP allows the Company to provide its employees and employees of certain designated subsidiaries and affiliates an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its shares of common stock. For employees of participating affiliates in countries outside of the United States, the 2017 Global ESPP will be effectuated via separate offerings under one or more sub-plans of the 2017 Global ESPP in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries. Subject to adjustment for certain changes in recapitalization or reorganization, the maximum aggregate number of the Company’s shares of common stock that may be issued under the 2017 Global ESPP is 9,000,000 shares. The 2017 Global ESPP became effective as of the first available offering date, which was on May 1, 2018.

Employment Agreements

Lainie Goldstein

Ms. Goldstein serves as Chief Financial Officer pursuant to an employment agreement between the Company and Ms. Goldstein, dated May 12, 2010, as amended on October 25, 2010, August 27, 2012 and May 17, 2018.

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EXECUTIVE	COMPENSATION

Pursuant to the employment agreement, Ms. Goldstein will continue to serve as Chief Financial Officer of the Company until March 31, 2023, and thereafter for successive one-year periods until either party elects not to renew the term of the agreement (each, a “renewal term”).

On May 17, 2018, the Company entered into a third amendment to its employment agreement with Ms. Goldstein to extend the term of the agreement through March 31, 2023. In connection with this amendment, effective as of April 1, 2018, Ms. Goldstein’s base salary was increased to $850,000 with no automatic, annual cost of living increases, but subject to increase from time to time, as determined by the Company. On May 24, 2021, the Compensation Committee determined that the fiscal 2022 base salary for Ms. Goldstein would remain at its fiscal 2021 level, based on peer benchmarking. Ms. Goldstein will also be eligible to receive an annual bonus during each fiscal year of her employment at target in the amount of 100% of her base salary, based on the achievement of certain financial targets by the Company, as set forth in the employment agreement. Additionally, Ms. Goldstein is eligible to participate in the Company’s long-term incentive compensation program.

The employment agreement also provides for certain severance benefits upon termination by the Company without cause or in connection with a change in control. For more information regarding these severance and change in control benefits, please refer to “Potential Payments Upon Termination or Change in Control” below.

Ms. Goldstein has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during her employment and for one year following any termination of her employment, all on the terms set forth in the employment agreement.

Karl Slatoff

On February 14, 2008, the Company entered into an employment agreement with Mr. Slatoff, pursuant to which Mr. Slatoff initially served as Executive Vice President. Effective October 25, 2010, Mr. Slatoff was named to the role of Chief Operating Officer. Effective May 1, 2013, Mr. Slatoff was appointed to the newly created role of President. Pursuant to the agreement, Mr. Slatoff will continue to serve as President until termination of the 2017 Management Agreement, unless earlier terminated upon his death or resignation, or by the Board of Directors for any reason. Pursuant to the terms of the employment agreement, Mr. Slatoff receives an annual salary of $1.00. Additionally, Mr. Slatoff is eligible to participate in all benefits and plans which the Company may institute from time to time for its executive officers and employees (other than the 401(k) savings plan). The employment agreement with Mr. Slatoff provides that he is not entitled to receive an annual bonus from the Company. The employment agreement does not provide for any continued obligations of the Company following a termination of Mr. Slatoff’s employment other than continued indemnification rights and coverage under the Company’s directors’ and officers’ liability insurance policies.

Mr. Slatoff has agreed not to compete with the Company, nor to solicit any of the Company’s customers or personnel during his employment and for one year following his termination for “cause” or without “good reason,” all on the terms set forth in the employment agreement.

Daniel Emerson

Mr. Emerson serves as Executive Vice President and Chief Legal Officer pursuant to an employment agreement between the Company and Mr. Emerson, dated January 28, 2015, effective as of October 24, 2014. Pursuant to the employment agreement, Mr. Emerson will continue to serve in this capacity until his employment is terminated by him or the Company in accordance with the provisions of the employment agreement.

Pursuant to the terms of the employment agreement, Mr. Emerson received an annual base salary of $625,000 for fiscal 2021, based in part on peer benchmarking. On May 24, 2021, the Compensation Committee approved an increase to Mr. Emerson’s base salary for fiscal 2022, effective April 1, 2021, to $675,000 based, in part, on peer benchmarking, as well as Mr. Emerson’s strong individual performance and value to the organization as a key senior leader. Mr. Emerson will also be eligible to receive an annual bonus during each fiscal year of his

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EXECUTIVE	COMPENSATION

employment at target in the amount of 70% of his base salary, based on the achievement of certain financial targets by the Company. Additionally, Mr. Emerson is eligible to participate in the Company’s long-term incentive compensation program.

The employment agreement also provides for certain severance benefits upon termination by the Company without cause or in connection with a change in control. For more information regarding these severance and change in control benefits, please refer to “Potential Payments Upon Termination or Change in Control” below.

Mr. Emerson has agreed not to solicit any of the Company’s customers or personnel during his employment and for one year following any termination of his employment, all on the terms set forth in the employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning RSUs outstanding for each of the NEOs as of March 31, 2021:

	Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(2)
Strauss Zelnick(3)	—	—	—	—	—
Lainie Goldstein	6/1/2020	9,009	1,591,890	36,086	6,376,396
	6/1/2019	48,696	8,604,583	—	—
	6/1/2018	22,878	4,042,543	—	—
Karl Slatoff(3)	—	—	—	—	—
Daniel Emerson	6/1/2020	3,153	557,135	12,630	2,231,721
	6/1/2019	17,042	3,011,321	—	—
	6/1/2018	8,007	1,414,837	—	—

(1)

Time-based awards and performance-based awards with respect to which the performance criteria have been satisfied, made under the 2017 Plan, which time-based awards vest, subject to continuing employment, in three (3) equal annual installments commencing in the year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant and which performance-based awards will vest, if at all, in two (2) equal annual installments commencing in the second year following the year in which such grants were made on a date determined by the Compensation Committee at the time of grant.

(2)	Value determined based on the closing price of the Company’s common stock of $176.70 on March 31, 2021, the final business day of fiscal 2021.
(3)

Messrs. Zelnick and Slatoff have not received grants of stock or option awards. Messrs. Zelnick and Slatoff are partners in ZelnickMedia, to which the Company has previously granted restricted stock, RSUs and options pursuant to the ZelnickMedia management agreements. Of these grants, no options or shares of restricted stock remained outstanding and an aggregate of 379,269 time-based and performance-based RSUs (based on the target number of performance-based RSUs eligible to vest) or 587,867 time-based and performance-based RSUs (based on the maximum number of performance-based RSUs eligible to vest) remained unvested as of March 31, 2021. The value of the unvested RSUs based on the closing price of the common stock on March 31, 2021 was $67,016,832 (based on the target number of performance-based RSUs eligible to vest) or $103,876,099 (based on the maximum number of performance-based RSUs eligible to vest).

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EXECUTIVE	COMPENSATION

Stock Vested During 2021 Fiscal Year

The following table sets forth information concerning the vesting of shares of restricted stock held by each of the NEOs during fiscal 2021. The value realized from vested restricted stock is deemed to be the market value of the common stock on the date of vesting multiplied by the number of shares.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Strauss Zelnick(1)	—		—

Lainie Goldstein	37,529	(2)	$5,112,200

Karl Slatoff(1)	—		—

Daniel Emerson	20,401	(3)	$2,779,024

(1)

As discussed above, Messrs. Zelnick and Slatoff have not received grants of stock or option awards but are partners in ZelnickMedia, which has received certain grants. On April 13, 2020, an aggregate of 296,256 shares of restricted stock held by ZelnickMedia vested. The value realized on vesting of such shares of restricted stock was $35,550,720.

(2)

Represents (i) 9,584 of performance-based RSUs and 1,595 time-based RSUs originally granted on June 1, 2017, which vested on June 1, 2020, (ii) 19,612 performance-based RSUs and 3,264 time-based RSUs originally granted on June 1, 2018, which vested on June 1, 2020 and (iii) 3,474 time-based RSUs originally granted on June 1, 2019, which vested on June 1, 2020. Maximum performance criteria were achieved for all such performance-based RSUs.

(3)

Represents (i) 9,584 of performance-based RSUs and 1,595 time-based RSUs originally granted on June 1, 2017, which vested on June 1, 2020, (ii) 6,864 performance-based RSUs and 1,142 time-based RSUs originally granted on June 1, 2018, which vested on June 1, 2020 and (iii) 1,216 time-based RSUs originally granted on June 1, 2019, which vested on June 1, 2020. Maximum performance criteria were achieved for all such performance-based RSUs.

Pension Benefits

We do not currently sponsor or maintain any defined benefit pension or retirement plans providing specified retirement payments and benefits for our employees.

Nonqualified Deferred Compensation Plan Benefits

We do not currently sponsor or maintain any nonqualified defined contribution or other nonqualified deferred compensation plans for the benefit of our employees.

Potential Payments Upon Termination or Change in Control

Ms. Goldstein and Mr. Emerson are entitled to receive certain amounts and benefits upon termination of their employment or a change in control pursuant to their employment agreements. Additionally, Ms. Goldstein and Mr. Emerson are eligible to participate in the CIC Severance Plan, to the extent they would be entitled to receive greater amounts and benefits under the CIC Severance Plan than under their employment agreements. Messrs. Zelnick and Slatoff are not entitled to directly receive any severance benefits from the Company upon a termination of employment or change in control. See “Certain Relationships and Related Transactions—Management Agreement” for details regarding certain payments and benefits that ZelnickMedia is entitled to receive upon certain qualifying terminations.

Employment Agreements

Lainie Goldstein

Pursuant to the terms of Ms. Goldstein’s amended employment agreement in effect for fiscal 2021 and future fiscal years, she will be entitled to receive the following severance benefits upon a termination by the Company without cause (including a non-renewal of the agreement as well as her resignation following certain events that

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EXECUTIVE	COMPENSATION

will be deemed a termination without cause): (i) (w) a continuation of Ms. Goldstein’s then-current base salary for 24 months, (x) 2 times her target bonus of 100% of base salary, (y) a prorated target bonus for the year of termination (equal to 50% of target if such termination occurs during the first half of the year, and 100% of target if such termination occurs during the second half of the year), and (z) any unpaid bonuses earned in respect of the prior full fiscal year, (ii) reimbursement for the cost of continued health insurance coverage under COBRA or its equivalent for 24 months, which amount may include a tax gross up for any cash payment made to Ms. Goldstein in connection with such continuation coverage should such coverage end prior to expiration of the 24 month period; and (iii) immediate vesting in all outstanding and unvested restricted equity then held by her. Ms. Goldstein has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during her employment and for one year following any termination of her employment, all on the terms set forth in the employment agreement.

The employment agreement also provides that, upon a change in control of the Company, Ms. Goldstein will be entitled to a retention bonus equal to three months’ base salary upon the closing of the transaction, and three months’ base salary upon the six month anniversary thereof, in each case subject to her continued employment with the Company through the applicable payment date (or an earlier termination by the Company without cause (including a non-renewal of the employment agreement as well as her resignation following certain events that will be deemed a termination without cause)). The employment agreement also provides that any amounts received by her in connection with a change in control will be reduced if, pursuant to the excise tax provisions of the Code relating to “parachute payments,” such reduction would result in a greater after-tax benefit to her.

Daniel Emerson

Pursuant to the terms of Mr. Emerson’s employment agreement, he will be entitled to receive the following severance benefits following a termination by the Company without cause (including his resignation following certain events that will be deemed a termination without cause): (i) for a period of 12 months following such termination of employment, continuation of his base salary and continued participation in Company welfare benefit plans (including, without limitation, any medical benefits in which he participates) on the same terms and conditions as in effect at the time of the event triggering his entitlement to severance; (ii) immediate vesting of all restricted equity previously granted to him; (iii) subject to the effective date of Mr. Emerson’s termination, payment of the following lump sum amounts: (x) any accrued but unpaid bonuses earned in respect of prior years; (y) if the termination is effective during the first half of the year, a lump sum payment equivalent to the sum of (1) the accrued but unpaid bonus for the prior fiscal year and (2) 50% of the target bonus for which Mr. Emerson would otherwise have been eligible in the current fiscal year; or (z) if such termination occurs during the second half of the year, a lump sum payment equivalent to the sum of (1) the accrued but unpaid bonus for the prior fiscal year and (2) the target bonus for which Mr. Emerson would otherwise have been eligible in the current fiscal year. Mr. Emerson has agreed not to solicit any of the Company’s customers or personnel during his employment and for one year following any termination of his employment, all on the terms set forth in the employment agreement.

CIC Severance Plan

Pursuant to the CIC Severance Plan, certain eligible employees, including Ms. Goldstein and Mr. Emerson may receive certain benefits upon a termination of employment either by the Company without “cause” or voluntarily for “good reason,” in either case during the 12-month period following a change in control of the Company. The benefits that Ms. Goldstein and Mr. Emerson would be entitled to receive upon a qualifying termination of employment under the CIC Severance Plan consist of the following:

•	a cash severance payment equal to 150% of the sum of the NEO’s annual base salary and target annual bonus or incentive opportunity;
•	continued health benefits for a period of 18 months; and

•	full and immediate vesting of all outstanding and unvested equity awards.

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EXECUTIVE	COMPENSATION

For purposes of the CIC Severance Plan, Ms. Goldstein and Mr. Emerson will be deemed to have resigned for “good reason” if the resignation occurs or occurred, as applicable, in connection with any of the events specified in the employment agreements, such that the resignation would be or would have been, as applicable, tantamount to a termination without cause under the terms of the employment agreements. For purposes of the CIC Severance Plan, “cause” generally means a participant’s continued failure to substantially perform the participant’s duties after receipt of notice from the Company, a participant’s criminal conviction which is demonstrably injurious to the Company, a participant’s felony conviction, a participant’s gross negligence which affects the Company or a participant’s failure to adhere to the Company’s written policies or to cooperate in any investigation or inquiry involving the Company.

Severance benefits provided under the CIC Severance Plan are subject to reduction to avoid any excise tax on “parachute payments” under Section 280G of the Code if the employee would benefit from such reduction as opposed to receiving the full severance benefits and paying the excise tax. All employees who accept severance payments and, if applicable, the continued health coverage under the CIC Severance Plan are required to sign a release and are subject to restrictions on the solicitation of employees and customers of the Company for a period of six months following termination as well as a non-disparagement obligation. In addition, all employees who accept any benefits under the CIC Severance Plan are subject to a duty to cooperate reasonably with the Company in any litigation relating to matters in which the employee was personally involved. We do not provide for any tax gross-ups in respect of any excise taxes on parachute payments.

The tables below set forth amounts to be paid or benefits received by those NEOs entitled to receive any amounts or benefits upon a qualifying termination of their employment or in connection with a change in control, assuming the applicable triggering event occurred on March 31, 2021 pursuant to their employment agreements and the CIC Severance Plan (to the extent the benefits under the CIC Severance Plan would be greater than the benefits under the employment agreements).

Lainie Goldstein	Termination Without Cause ($)(1)	Death or Disability ($)	Change in Control Termination Without Cause or for Good Reason ($)		Change in Control Without Termination ($)
Salary Payment	1,700,000	—	1,700,000		—
Continuation of Medical Insurance	18,473	—	18,473		—
Acceleration of Equity Awards(2)	13,738,778	13,738,778	13,738,778		—
Bonus Payment	2,550,000	850,000	2,550,000		—
Stay Bonus	—	—	425,000		425,000

Total Termination Benefits	18,007,251	14,588,778	18,432,251	(3)	425,000	(3)

Daniel Emerson	Termination Without Cause ($)(1)	Death or Disability ($)	Change in Control Termination Without Cause or for Good Reason ($)		Change in Control Without Termination ($)
Salary Payment	625,000	—	937,500		—
Continuation of Welfare Benefits	35,714	—	53,571		—
Acceleration of Equity Awards(2)	4,808,360	4,808,360	4,808,360		—
Bonus Payment	437,500	—	656,250		—

Total Termination Benefits	5,906,574	4,808,360	6,455,681	(3)	—

(1)

Under Ms. Goldstein’s and Mr. Emerson’s employment agreements, a termination without cause includes a resignation following certain events so as to be deemed a termination by the Company without cause and for Ms. Goldstein, the Company’s non-renewal of the employment agreement. For purposes of Ms. Goldstein’s and Mr. Emerson’s employment agreements, “cause” generally means such person’s continued failure to substantially perform duties under the employment agreement after receipt of notice from the Company, such person’s criminal conviction which is demonstrably injurious to

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EXECUTIVE	COMPENSATION

the Company, such person’s felony conviction, such person’s gross negligence which significantly affects the Company or such person’s material failure to adhere to the Company’s material written policies or to cooperate in any investigation or inquiry involving the Company. For purposes of Ms. Goldstein’s and Mr. Emerson’s employment agreements, Ms. Goldstein’s or Mr. Emerson’s resignation in connection with the following events will be tantamount to a termination without cause: a material breach of the employment agreement by the Company, a material diminution in such person’s title, status, position or responsibilities, the Company’s failure to timely pay compensation due under the employment agreement, a material reduction in such person’s salary or any reduction in target bonus, assignment of duties to such person which are materially inconsistent with the duties set forth in the employment agreement, relocation of such person’s principal place of employment beyond 10 miles from its then-current location or the failure of any successor to assume the Company’s obligations under the employment agreement.
(2)

The value of the equity awards is calculated by multiplying the number of shares of restricted stock and RSUs that accelerate by the per share closing price of the Company’s common stock of $176.70 on March 31, 2021.

(3)

In the event that the total amounts payable in connection with a change in control to Ms. Goldstein or Mr. Emerson would trigger an excise tax on “parachute payments” under Section 280G of the Code, then the total amounts payable in the scenarios illustrated in this table would be reduced in order to avoid triggering the excise tax if they would benefit from such reduction as opposed to paying the excise tax.

CEO Pay Ratio

Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of Mr. Strauss Zelnick, the Company’s Chairman and Chief Executive Officer, and the annual total compensation of the Company’s median employee (excluding Mr. Zelnick) for fiscal 2021. With respect to the annual total compensation of Mr. Zelnick, we used both the amount reported in the Summary Compensation Table, as required by Item 402(u) or Regulation S-K, and, because such amount does not reflect the amount Mr. Zelnick receives from our payments to ZelnickMedia, the maximum amount Mr. Zelnick was eligible to receive from ZelnickMedia in connection with the fees paid by us to ZelnickMedia under the 2017 Management Agreement for fiscal 2021. We believe this provides a better understanding than the ratio based solely on the amount of Mr. Zelnick’s compensation reported in the “Total” column in the “Summary Compensation Table” included in this proxy statement.

• Mr. Zelnick’s annual total compensation, as reported in the “Summary Compensation Table” included in this proxy statement, was $138,347.

• The total compensation paid to ZelnickMedia in fiscal 2021, as set forth in the “Compensation Discussion and Analysis-Detailed Discussion and Analysis-Compensation to Executive Chairman and CEO and President-Fiscal 2021 Fees and Incentives to ZelnickMedia” section of this Proxy Statement on page 35, was $30,040,000, and the maximum portion that Mr. Zelnick could have received was $18,024,000. When combined with the compensation received by Mr. Zelnick from the Company as reported in the “Summary Compensation Table” included in this proxy statement, the total maximum amount of compensation Mr. Zelnick was eligible to receive was $18,162,347.

• The annual total compensation of the median employee (excluding Mr. Zelnick) of the Company (including our consolidated subsidiaries) was $72,046.

• Based on the above, for fiscal 2021, the ratio of Mr. Zelnick’s annual total compensation to the annual total compensation of the median employee was:

• 1.9 to 1 based on Mr. Zelnick’s annual total compensation, as reported in the “Summary Compensation Table” included in this Proxy Statement, or

• 252.1 to 1 based on the total maximum amount of compensation Mr. Zelnick was eligible to receive from ZelnickMedia and the Company in fiscal 2021.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended. We determined the median of the annual total cash compensation of our employees as of January 1, 2021, at which time we had approximately 6,483 regular, temporary, and seasonal individuals employed on a full or part-time basis, globally, approximately 2,875 of whom are U.S. employees, and approximately 3,608 (or approximately 55.7% of our total employee population) of whom are located outside of the United States. We did not exclude any of the employees who are located outside of the United States from the pool used to identify the median employee.

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EXECUTIVE	COMPENSATION

We then compared the annualized base salaries, bonuses and commissions earned by our employees (other than Mr. Zelnick) to determine the median employee. Once we identified our median employee, we estimated such employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. There are a wide variety of job functions within our company, across numerous global jurisdictions. Accordingly, the compensation paid to our employees differs greatly between departments, experience levels, and locations. We believe that our employees are fairly compensated and appropriately incentivized.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation, allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation of Directors During 2021 Fiscal Year

The Compensation Committee reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Typically, on an annual basis, the Committee considers a board compensation study by its independent compensation consultant to support the Committee in its deliberations. Such compensation may include, but is not limited to, the following elements: board or committee retainer, board or committee meeting fees, committee chair retainer or fees, equity compensation, benefits and perquisites. All directors, other than Mr. Zelnick, are regarded as non-employee directors.

The key elements of the compensation payable to our non-employee directors are as follows:

Component			Value of Award Under Current Policy	Notes
Annual Retainer	For Each Non-Employee Director		$280,000	$215,000 restricted stock / $65,000 cash(1)
Lead Independent Director Additional Fees	For Lead Independent Director		$200,000	$100,000 restricted stock / $100,000 cash
Committee Fees	Audit Committee	Chair	$40,000	—
		Other Members	$20,000	—
	Compensation Committee	Chair	$30,000	—
		Other Members	$15,000	—
	Corporate Governance Committee	Chair	$20,000	—
		Other Members	$10,000	—
	Executive Committee	Chair	N/A	Lead Independent Director serves as Executive Committee Chair for no additional fee
		Other Independent Members	$25,000	—

(1)

In December 2020, the Compensation Committee recommended, and the Board of Directors approved, effective for fiscal 2022, an increase to the restricted stock portion of the independent directors’ annual retainer to $220,000.

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EXECUTIVE	COMPENSATION

Each non-employee director may make an election to receive up to 100% of their annual retainer and committee fees in shares of restricted stock. For fiscal 2021, Mr. Viera elected to receive 100% of these fees in restricted stock and Mr. Hernandez elected to receive 75% of these fees in restricted stock.

The restricted stock portion of the annual retainer is granted in four equal quarterly installments and vest on the first anniversary of the grant date (discussed below). Grants of restricted stock are generally made on the fifth trading day following the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. The number of shares of restricted stock granted is determined by dividing the dollar value of the restricted stock to be delivered by the average of the closing prices of our common stock on the ten trading days prior to the fifth trading day following the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable.

Under the 2017 Plan, the maximum value of awards granted to non-employee directors in any one calendar year, together with any cash fees paid to such directors during such calendar year in respect of such director’s service as a member of the Board of Directors during such year, may not, absent extraordinary circumstances, exceed $750,000 in total value. As determined by the Compensation Committee in its discretion, this limit may be increased for a non-executive chair of the Board of Directors or, in extraordinary circumstances, for other individual non-employee directors; provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Reimbursement of Certain Expenses. Non-employee directors are reimbursed for travel expenses to attend Board of Directors and committee meetings and to attend director education seminars in accordance with policies approved from time to time.

Director Stock Ownership Requirements. Under the stock ownership requirements for non-employee directors of the Company, non-employee directors are required to own shares of common stock having a value equal to five times the annual cash retainer. Current non-employee directors are required to achieve such stock position within five years after the date of the adoption of the requirements and future non-employee directors shall achieve such ownership position within five years after the date of their election to the Board of Directors. Information regarding executive officer stock ownership requirements is set forth in this Proxy Statement under “Compensation Discussion and Analysis.” Each independent director owned shares in excess of the requirements as of the record date.

Director Compensation Table

The following table sets forth information concerning the compensation of the Company’s non-employee directors during fiscal 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael Dornemann	210,000	311,224	521,224
Roland Hernandez(2)	80,000	212,349	292,349
J Moses	120,000	212,349	332,349
Michael Sheresky	130,000	212,349	342,349
LaVerne Srinivasan	75,000	212,349	287,349
Susan Tolson	105,000	212,349	317,349
Paul Viera(3)	85,000	212,349	297,349
Strauss Zelnick	—	—	—

(1)

Represents the aggregate grant date fair value of awards granted to our directors during fiscal 2021, determined under FASB ASC Topic 718, Compensation—Stock Compensation. For additional information with respect to stock awards granted during fiscal 2021, see Note 17 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2021. The amounts above reflect

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EXECUTIVE	COMPENSATION

the grant date fair value for these awards, excluding the accounting effect of any estimate of future forfeitures, and do not necessarily correspond to the actual value that might be recognized by the directors. As of March 31, 2021, Messrs. Dornemann, Hernandez, Moses, Sheresky and Viera, and Mses. Srinivasan and Tolson held 1,917, 1,308, 1,308, 1,308, 1,308, 1,308 and 1,308 outstanding unvested restricted stock awards, respectively.
(2)

For fiscal 2021, Mr. Hernandez elected to receive seventy-five percent of his annual retainer and committee fees in shares of common stock. In accordance with SEC regulations, these amounts are reported in the table as fees earned or paid in cash, rather than as stock awards. On June 1, 2020, August 11, 2020, and November 13, 2020, respectively, 145, 118 and 124 shares of stock were granted to Mr. Hernandez with grant date fair values of $19,752, $19,719 and $20,067, respectively, as computed in accordance with FASB ASC 718, Compensation—Stock Compensation.

(3)

For fiscal 2021, Mr. Viera elected to receive all of his annual retainer and committee fees in shares of common stock. In accordance with SEC regulations, these amounts are reported in the table as fees earned or paid in cash, rather than as stock awards. On June 1, 2020, August 11, 2020, November 13, 2020 and February 17, 2021, respectively, 155, 126, 131 and 104 shares of stock were granted to Mr. Viera with grant date fair values of $21,114, $21,056, $21,200 and $20,377, respectively, as computed in accordance with FASB ASC 718, Compensation—Stock Compensation.

Compensation Committee Interlocks and Insider Participation

During fiscal 2021, Messrs. Dornemann, Hernandez, Moses and Sheresky served as members of the Compensation Committee. During fiscal 2021:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•	none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board) of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•	none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on the Board of Directors.

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Voting Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 16, 2021 (unless otherwise noted) relating to the beneficial ownership of shares of the common stock by (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding common stock, (ii) each current director, (iii) each director nominee, (iv) each of the NEOs and (v) all current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Common Stock Beneficially Owned
BlackRock, Inc.(3)	10,458,708	8.98%
The Vanguard Group, Inc.(4)	12,473,474	10.71%
Strauss Zelnick(5)	589,053	*
Karl Slatoff(6)	447,553	*
Lainie Goldstein(7)	213,874	*
Daniel Emerson(8)	37,873	*
J Moses	20,089	*
Michael Sheresky	61,088	*
Michael Dornemann	13,862	*
LaVerne Srinivasan	7,653	*
Susan Tolson	24,712	*
Paul Viera(9)	82,164	*
Roland Hernandez	3,317	*
All directors and executive officers as a group (11 persons)(10)	1,053,685	*

*	Less than 1%.
(1)

Unless otherwise indicated, the address of each beneficial owner is Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The address for Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days after July 16, 2021 and is not deemed to be the beneficial owner of securities that may not be acquired within 60 days after July 16, 2021. Each beneficial owner’s percentage ownership is determined by assuming that exercisable securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days after July 16, 2021 have been exercised.

(3)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 1, 2021.
(4)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 10, 2021.
(5)

Mr. Zelnick is a partner at ZelnickMedia. The shares listed include 69,949 shares of common stock held by Zelnick/Belzberg Living Trust (such shares are indirectly held by Mr. Zelnick), 71,551 shares of common stock held by the Wendy Jay Belzberg 2012 Family Trust (such shares are indirectly held by Mr. Zelnick) and 447,553 RSUs held by ZelnickMedia (such units are not held individually by Mr. Zelnick). Mr. Zelnick disclaims beneficial ownership of the securities held by each of the Zelnick/Belzberg Living Trust, the Wendy Jay Belzberg 2012 Family Trust and ZelnickMedia except to the extent of his pecuniary interest therein. The 447,553 RSUs held by ZelnickMedia consist of (a) unvested RSUs granted to ZelnickMedia on April 13, 2020 settleable for up to 272,552 shares of common stock and (b) unvested RSUs granted to ZelnickMedia on April 13, 2021 settleable for up to 175,001 shares of common stock. A portion of each grant is subject to time-based vesting and the other portion is subject to performance-based vesting. The 2020 grant will vest, if at all, on April 13, 2022, and the 2021 grant will vest, if at all, on April 13, 2023, subject in each case to acceleration or forfeiture under certain circumstances.

(6)

Mr. Slatoff is a partner at ZelnickMedia. The shares listed include 447,553 RSUs held by ZelnickMedia (such units are not held individually by Mr. Slatoff). Mr. Slatoff disclaims beneficial ownership of the securities held by ZelnickMedia except to the extent of his pecuniary interest therein. The 447,553 RSUs held by ZelnickMedia consist of (a) unvested RSUs granted to ZelnickMedia on April 13, 2020 settleable for up to 272,552 shares of common stock and (b) unvested RSUs granted to ZelnickMedia on April 13, 2021 settleable for up to 175,001 shares of common stock. A portion of each grant is subject to time-based vesting and the other portion is subject to performance-based vesting. The 2020 grant will vest, if at all, on April 13, 2022, and the 2021 grant will vest, if at all, on April 13, 2023, subject in each case to acceleration or forfeiture under certain circumstances.

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VOTING SECURITY OWNERSHIP	OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(7)

The shares listed include (i) 118,479 shares of common stock held by Ms. Goldstein, (ii) 15,265 unvested time-based RSUs held by Ms. Goldstein, and (iii) 80,130 unvested performance-based RSUs held by Ms. Goldstein. Such unvested awards will vest, or fail to vest, in accordance with the terms of the applicable award agreements.

(8)

The shares listed include (i) 4,486 shares of common stock held by Mr. Emerson, (ii) 5,343 unvested time-based RSUs held by Mr. Emerson, and (iii) 28,044 unvested performance-based RSUs held by Mr. Emerson. Such unvested awards will vest, or fail to vest, in accordance with the terms of the applicable award agreements.

(9)

The shares listed include 75,000 shares of common stock held by The PEV Revocable Living Trust (such securities are indirectly held by Mr. Viera), which were purchased on the open market in August 2018.

(10)	The 447,553 RSUs held by ZelnickMedia, and beneficially owned by Messrs. Zelnick and Slatoff, are only included once.

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Certain Relationships and Related Transactions

Management Agreement

The Company is party to a Management Agreement, dated as of November 17, 2017, and effective January 1, 2018 (the “2017 Management Agreement”), with ZelnickMedia, which superseded and replaced the Company’s previous management agreement with ZelnickMedia. Under the terms of the 2017 Management Agreement, ZelnickMedia provides financial and management consulting services to the Company.

Term and Personnel. The 2017 Management Agreement provides for a term through March 31, 2024, unless earlier terminated in accordance with its terms. Under the 2017 Management Agreement, ZelnickMedia continues to provide certain individuals as it deems appropriate for the performance of the 2017 Management Agreement. Specifically (i) Mr. Zelnick serves as Executive Chairman of the Board of Directors and CEO of the Company, (ii) Mr. Slatoff serves as the Company’s President, and (iii) other ZelnickMedia personnel as appropriate provide services to the Company on a project-by-project, as needed basis.

If Mr. Zelnick or any other employee of ZelnickMedia acting in an executive capacity for the Company pursuant to the 2017 Management Agreement is unable or unavailable to serve in such capacity (other than due to a termination by the Company without Cause or their resignation for Good Reason (as such terms are defined in such person’s employment agreement with the Company or, in the case of Mr. Zelnick, in the 2017 Management Agreement)), and ZelnickMedia is unable to provide a qualified individual within a reasonable period of time to serve in such capacity who is reasonably satisfactory to the Board of Directors, then the Company may fill such position with a person not affiliated with ZelnickMedia and deduct the costs of such person’s compensation from ZelnickMedia’s compensation under the 2017 Management Agreement (with such deduction limited to no more than 60% of the aggregate compensation payable to ZelnickMedia if such person replaces Mr. Zelnick and no more than 40% of the aggregate compensation payable to ZelnickMedia if such person replaces Mr. Slatoff).

Management Fee and Annual Bonus Opportunity. Under the 2017 Management Agreement, the Company pays a monthly management fee equal to $258,333.33 per month ($3,100,000 annualized). The management fee will not be decreased during the term of the 2017 Management Agreement. In addition to the monthly management fee, ZelnickMedia receives an annual bonus, subject to the achievement by the Company of certain performance thresholds in respect of each of the fiscal years ending March 31, 2018, 2019, 2020, 2021, 2022, 2023 and 2024. For each fiscal year (other than for the nine-month period from March 31, 2017 to December 31, 2017), the annual bonus opportunity ranges from $0 (at 80% of the Target, as defined in the 2017 Management Agreement) to $7,440,000 (at 150% of the Target or greater). The annual bonus opportunity will not be increased or decreased during the term of the 2017 Management Agreement. If the 2017 Management Agreement is terminated by the Company without Cause (as defined in the 2017 Management Agreement) or by ZelnickMedia for Good Reason (as defined in the 2017 Management Agreement) (whether before or after a Change in Control (as defined in the 2017 Management Agreement)), ZelnickMedia is entitled to be paid on the date of termination an amount equal to the sum of (i) the earned but unpaid portion of the management fee, (ii) any accrued but unpaid annual bonus for a completed fiscal year and (iii) three times the sum of the per annum management fee plus the Target bonus amount.

Expense Reimbursement. Under the 2017 Management Agreement, ZelnickMedia is entitled to the reimbursement of reasonable out-of-pocket expenses in connection with the 2017 Management Agreement and the rendering of services thereunder.

Limits on Compensation. Under the 2017 Management Agreement, no more than 60% of the aggregate compensation payable to ZelnickMedia under the 2017 Management Agreement (whether in the form of the management fee, the annual bonus or the RSU awards) shall be received by or conveyed to Mr. Zelnick (or such other employee of ZelnickMedia that serves as Executive Chairman and CEO of the Company) and no more than 40% of such aggregate compensation shall be received by or conveyed to Mr. Slatoff (or such other employee of ZelnickMedia that serves as the President of the Company).

Restrictions on Sale of Vested Stock. Under the 2017 Management Agreement, prior to March 31, 2024 (or earlier in the event of a Change in Control) ZelnickMedia and any Subject Person (as defined in the 2017 Management

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CERTAIN RELATIONSHIPS	AND RELATED TRANSACTIONS

Agreement) are prohibited from selling or otherwise disposing of any shares of common stock of the Company, if the Market Value (as defined in the 2017 Management Agreement) of all shares of common stock of the Company (including any options, restricted stock and RSUs), after giving effect to such proposed sale or other disposition, owned by ZelnickMedia and each Subject Person in the aggregate as of the trading day immediately preceding the date of the proposed sale or disposition, would be less than six times (6x) the per annum management fee (excluding any bonuses).

Awards under the 2017 Management Agreement

Under the 2017 Management Agreement, as further described below, the Company granted RSUs to ZelnickMedia on April 13, 2018 (the “2018 Restricted Units”), on April 15, 2019 (the “2019 Restricted Units”), on April 13, 2020 (the “2020 Restricted Units”) and on April 13, 2021 (the “2021 Restricted Units”, and together with the 2018 Restricted Units, the 2019 Restricted Units and the 2020 Restricted Units, the “Restricted Units”) under the 2017 Plan. The 2018 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated April 13, 2018, by and between the Company and ZelnickMedia (the “2018 Restricted Unit Agreement”). The 2019 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated April 15, 2019, by and between the Company and ZelnickMedia (the “2019 Restricted Unit Agreement”). The 2020 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated April 13, 2020, by and between the Company and ZelnickMedia (the “2020 Restricted Unit Agreement”). The 2021 Restricted Units, comprised of both time-based and performance-based RSUs as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated April 13, 2021, by and between the Company and ZelnickMedia (the “2021 Restricted Unit Agreement”, and together with the 2018 Restricted Unit Agreement, the 2019 Restricted Unit Agreement and the 2020 Restricted Unit Agreement, the “Restricted Unit Agreements”). Under the 2017 Management Agreement, the Company, in its discretion, may grant additional annual equity awards to ZelnickMedia over the course of the term of the 2017 Management Agreement.

2018 Restricted Units.

Time-Based Award. The Company issued to ZelnickMedia 86,010 time-based RSUs (such number determined by dividing $8,775,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2018), all of which units vested on April 13, 2020 (the “2018 Time-Based Award”).

Performance-Based Award. The Company granted ZelnickMedia 210,246 performance-based RSUs (the “2018 Performance Award”), which represents the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 105,123 determined by dividing $10,725,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2018). The 2018 Performance Award was divided into the following three categories based on the applicable performance-vesting criteria (as described in the 2018 Restricted Unit Agreement): IP Performance-Based Units, Recurrent Consumer Spending Performance-Based Units, and TSR Performance-Based Units. The results and payout levels for the 2018 Performance Award, all of which vested on April 13, 2020 and none of which was forfeited, are as follows:

2018 Performance Award Vested (#)
Based on Achievement of IP Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance- Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria
26,280	26,282	157,684

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CERTAIN RELATIONSHIPS	AND RELATED TRANSACTIONS

2019 Restricted Units.

Time-Based Award. The Company issued to ZelnickMedia 91,543 time-based RSUs (such number determined by dividing $8,775,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2019), all of which units vested on April 13, 2021 (the “2019 Time-Based Award”).

Performance-Based Award. The Company granted ZelnickMedia 223,772 performance-based RSUs (the “2019 Performance Award”), which represents the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 111,886 determined by dividing $10,725,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2019). The 2019 Performance Award was divided into the following three categories based on the applicable performance-vesting criteria (as described in the 2019 Restricted Unit Agreement): IP Performance-Based Units, Recurrent Consumer Spending Performance-Based Units, and TSR Performance-Based Units. The results and payout levels for the 2019 Performance Award, all of which vested on April 13, 2021 and none of which was forfeited, are as follows:

2019 Performance Award Vested (#)
Based on Achievement of IP Performance- Vesting Criteria	Based on Achievement of Recurrent Consumer Spending Performance- Vesting Criteria	Based on Achievement of TSR Performance- Vesting Criteria
27,970	27,972	167,830

2020 Restricted Units.

Time-Based Award. On April 13, 2020, the Company issued to ZelnickMedia 79,128 time-based RSUs (such number determined by dividing $8,775,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2020), which units will vest on April 13, 2022, provided that the 2017 Management Agreement has not been terminated prior to such date (the “2020 Time-Based Award”). Notwithstanding the foregoing, the 2020 Time-Based Award will immediately vest in full if the 2017 Management Agreement is terminated by the Company without Cause or by ZelnickMedia for Good Reason. Conversely, ZelnickMedia will forfeit to the Company all 2020 Restricted Units under the 2020 Time-Based Award if the 2017 Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason prior to April 13, 2022.

Performance-Based Award. On April 13, 2020, the Company issued to ZelnickMedia 193,424 performance-based RSUs (the “2020 Performance Award”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 96,712 based on $10,725,000 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2020), which units have been divided into three categories of vesting as follows: (i) on April 13, 2022, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2020 Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (12,089) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined the 2020 Restricted Unit Agreement) on March 31, 2022, which ranges from 0% to 200%, (ii) on April 13, 2022, a number of IP Performance-Based Units (as defined in the 2020 Restricted Unit Agreement) will vest equal to the product of (x) the target number of IP Performance-Based Units in such vesting tranche (12,089) multiplied by (y) the IP Vesting Percentage (as defined in the 2020 Restricted Unit Agreement) on March 31, 2022, which ranges from 0% to 200%, and (iii) on April 13, 2022, a number of TSR Performance-Based Units (as defined in the 2019 Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (72,534) multiplied by (y) the TSR Vesting Percentage (as defined in the 2020 Restricted Unit Agreement) on March 31, 2022, which ranges from 0% to 200%.

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In the event that any portion of the 2020 Performance Award will not have vested as of April 13, 2022 or upon a termination of the 2017 Management Agreement by the Company for Cause or by ZelnickMedia without Good Reason, ZelnickMedia will forfeit to the Company any and all 2020 Restricted Units that have not vested as of such date.

2021 Restricted Units.

Time-Based Award. On April 13, 2021, the Company issued to ZelnickMedia 50,807 time-based RSUs (such number determined by dividing $8,775,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2021), which units will vest on April 13, 2023, provided that the 2017 Management Agreement has not been terminated prior to such date (the “2021 Time-Based Award”, and together with the 2018 Time-Based Award, the 2019 Time-Based Award and the 2020 Time-Based Award, the “Time-Based Awards”). Notwithstanding the foregoing, the 2021 Time-Based Award will immediately vest in full if the 2017 Management Agreement is terminated by the Company without Cause or by ZelnickMedia for Good Reason. Conversely, ZelnickMedia will forfeit to the Company all 2021 Restricted Units under the 2021 Time-Based Award if the 2017 Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason prior to April 13, 2023.

Performance-Based Award. On April 13, 2021, the Company issued to ZelnickMedia 124,194 performance-based RSUs (the “2021 Performance Award”, and together with the 2018 Performance Award, the 2019 Performance Award and the 2020 Performance Award, the “Performance Awards”), representing the maximum number of performance-based RSUs that are eligible to vest (with the target number of performance-based RSUs of 62,097 based on $10,725,000 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2021), which units have been divided into three categories of vesting as follows: (i) on April 13, 2023, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the 2021 Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (7,762) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined the 2021 Restricted Unit Agreement) on March 31, 2023, which ranges from 0% to 200%, (ii) on April 13, 2023, a number of IP Performance-Based Units (as defined in the 2021 Restricted Unit Agreement) will vest equal to the product of (x) the target number of IP Performance-Based Units in such vesting tranche (7,762) multiplied by (y) the IP Vesting Percentage (as defined in the 2021 Restricted Unit Agreement) on March 31, 2023, which ranges from 0% to 200%, and (iii) on April 13, 2023, a number of TSR Performance-Based Units (as defined in the 2021 Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (46,573) multiplied by (y) the TSR Vesting Percentage (as defined in the 2021 Restricted Unit Agreement) on March 31, 2023, which ranges from 0% to 200%.

In the event that any portion of the 2021 Performance Award will not have vested as of April 13, 2023 or upon a termination of the 2017 Management Agreement by the Company for Cause or by ZelnickMedia without Good Reason, ZelnickMedia will forfeit to the Company any and all 2021 Restricted Units that have not vested as of such date.

Treatment of Awards.

Upon a termination of the 2017 Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason, any then-unvested restricted stock or units granted pursuant to the Performance Awards (including any restricted stock or units granted to ZelnickMedia during the term of the 2017 Management Agreement on or after January 1, 2018) will vest on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period or, prior to a Change in Control (as defined in the 2017 Management Agreement), for TSR Performance-Based Units (as defined in the applicable Restricted Unit Agreement), based on the actual level of performance achieved for each applicable performance measure as of the date of termination.

If the Company and ZelnickMedia fail to enter into a new management agreement on substantially similar terms in the aggregate as those provided under the 2017 Management Agreement upon the expiration of the term of

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CERTAIN RELATIONSHIPS	AND RELATED TRANSACTIONS

the 2017 Management Agreement or otherwise fail to agree to extend the term of the 2017 Management Agreement, all unvested time-vesting restricted stock or units granted during the term of the 2017 Management Agreement on or after January 1, 2018 will vest upon such expiration and all then-unvested performance-vesting restricted stock or units will vest based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period or, prior to a Change in Control, for TSR Performance-Based Units (as defined in the applicable Restricted Unit Agreement), based on the actual level of performance achieved for each applicable performance measure as of the date of termination.

If a Change in Control occurs during the term of the 2017 Management Agreement, the 2017 Management Agreement will not automatically terminate and all unvested RSUs granted pursuant to the applicable Restricted Unit Agreement will vest as set forth in the applicable Restricted Unit Agreement, except that any restricted stock or units granted to ZelnickMedia on or after April 1, 2014 will vest upon the earlier to occur of (x) a termination of the 2017 Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason or (y) the second anniversary of the applicable date of grant, and, with respect to any performance-based restricted stock or units, in each case, based on the assumption of that the applicable performance measure was achieved at the target level of performance for the applicable performance period. As of March 31, 2021, all shares of restricted stock or units granted prior to April 1, 2019 have vested and/or have been forfeited pursuant to their terms.

Settlement of Restricted Units.

Pursuant to the 2017 Management Agreement, the Company will have the right to elect to settle the RSUs granted to ZelnickMedia pursuant to the 2017 Management Agreement in shares of the Company’s common stock that will be issued pursuant to the 2017 Plan.

Registration Statement. Pursuant to the 2017 Management Agreement, within 45 days following the request of ZelnickMedia, the Company will file a Registration Statement on Form S-3 registering for resale any of the shares of the Company’s common stock issuable pursuant to awards granted to ZelnickMedia under the Restricted Unit Agreements. The Company most recently filed a registration statement on Form S-3 on April 13, 2021 covering such shares.

The foregoing descriptions of the 2017 Management Agreement and the Restricted Unit Agreements (including the Time-Based Awards and the Performance Awards issuable to ZelnickMedia thereunder) are only a summary and are qualified in their entirety by reference to the full text of the 2017 Management Agreement (and the 2018 Restricted Unit Agreement attached as Exhibit A thereto), which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 22, 2017 and incorporated herein by reference, the 2019 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated April 15, 2019 and incorporated herein by reference, the 2020 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated April 13, 2020 and incorporated herein by reference, and the 2021 Restricted Unit Agreement, which is attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 dated April 13, 2021 and incorporated herein by reference.

Policy on Transactions with Related Persons

The Board of Directors has adopted a policy requiring that any transaction: (1) involving the Company or any of its subsidiaries and (2) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; be approved or ratified by a majority of the independent directors of the full Board of Directors.

In determining whether to approve or ratify any such transaction, the independent directors of the Board of Directors must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to the Company than those for transactions involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if the director, or an immediate family member of such director, has a direct or indirect material interest in the transaction.

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Transactions with Related Persons

During fiscal 2021, we did not enter into any financial transaction, arrangement or relationship in which a related person had or will have a direct or indirect material interest, in an amount exceeding $120,000, except for the transactions described above with ZelnickMedia and the following transaction which the independent directors of the Board of Directors had previously reviewed, approved and ratified in accordance with its policy on transactions with related persons:

Mr. Zelnick is the Company’s Chairman and Chief Executive Officer and is the founder of and a partner in Zelnick Media Capital. During fiscal 2021, the Company purchased an aggregate of approximately $418,000 of computer server equipment from ITRenew, Inc., a company in which affiliates of Zelnick Media Capital have a controlling stake.

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Section 16(a) Beneficial Ownership Compliance

The members of our Board of Directors, our executive officers and persons who beneficially own more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our common stock and their common stock holdings for fiscal 2021, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock.

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Approval of an Amendment to the Amended and Restated 2017 Stock Incentive Plan (Proposal 3)

EXECUTIVE SUMMARY OF PROPOSAL

Summary of Proposal:	To increase the share reserve under the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the “Amended and Restated 2017 Plan”) by 4,300,000 shares of common stock.

Number of Shares Available for Grant under the Amended and Restated 2017 Plan:	3,782,389 as of June 30, 2021

Number of Shares Subject to Outstanding Awards under the Amended and Restated 2017 Plan:	4,571,001 as of June 30, 2021

Number of Total Shares of Common Stock Outstanding:	116,517,994 as of June 30, 2021

Uses of Equity Compensation:

• Equity is an essential tool to attract and retain highly-skilled creative talent, and it aligns the interests of creative employees with shareholders.

• Our creative employees at Rockstar Games, 2K, Private Division, and T2 Mobile Games drive our business, are critical to our continued success, and help us build shareholder value.

• We believe our use of equity throughout Take-Two, and beyond the executive level is a strategic advantage and vital to our ownership culture.

• Approximately three-quarters of our employees work in our development studios and have highly specialized technical capabilities to develop software titles for multiple platforms.

• Two-thirds of equity grants to non-ZelnickMedia NEOs, and more than half of the equity grants to ZelnickMedia, are performance-based and, therefore, at risk.

• In fiscal 2021, 88% of equity awards granted were used to incentivize and retain employees at our labels.

Fiscal 2021 Share Grant Distribution

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AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN	(PROPOSAL THREE)

Certain Plan Highlights:

• Limits on awards to individual participants

• Non-liberal recycling of shares used to satisfy tax withholding obligations or as payment for the exercise price or base price for stock options and SARs

• No evergreen provision for share reserve

• Dividends and dividend equivalents on awards do not vest and are not paid until the award is earned and vested

• Annual compensation limits for non-employee directors

• No repricing of underwater stock options or SARs without shareholder approval

• No discounted stock options or SARs

• Clawback provisions

• Non-liberal change in control provisions

• No automatic grants

• Double-trigger acceleration of vesting for equity assumed or substituted for in connection with a change in control

Proposed Amendment to the Amended and Restated 2017 Plan

At the Annual Meeting, the Company’s shareholders will be asked to approve an amendment to the Amended and Restated 2017 Plan to increase the available shares reserved thereunder by 4,300,000 shares. The amendment to the Amended and Restated 2017 Plan was approved unanimously by the Board of Directors at its meeting on July 26, 2021. No other changes are contemplated by the amendment to the Amended and Restated 2017 Plan.

The Amended and Restated 2017 Plan was first adopted by the Company in September 2017 and was subsequently approved as an amendment and restatement by our shareholders in September 2020. The Amended and Restated 2017 Plan is designed to enable the Company to offer eligible employees, consultants and non-employee directors, stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders.

As discussed below, the Board of Directors believes the Amended and Restated 2017 Plan is essential to the Company’s continued success as it remains committed to the Company’s historical philosophy of incentivizing employees by tying a significant portion of their compensation to the interests of the Company’s shareholders. As of June 30, 2021, there were 3,782,389 shares available for grant under the Amended and Restated 2017 Plan. The Company has determined that an increase to the shares reserved under the Amended and Restated 2017 Plan by 4,300,000 shares will allow the Company to continue providing meaningful incentives to its service providers under the Amended and Restated 2017 Plan.

If the amendment to the Amended and Restated 2017 Plan is not approved, the Company would be at a significant disadvantage relative to its competitors for recruiting, retaining and motivating the high caliber individuals critical to our growth and profitability and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs. Since our inception, the Board has sought to align the interests of our employees with the long-term interests of shareholders through, among other things, a determination to place a significant emphasis on equity-based compensation as a component of our compensation programs. The Board of Directors believes that equity compensation of the type available for grant under the Amended and Restated 2017 Plan, a cash- and stock-based incentive plan, furthers the Company’s goal of creating long-term value for the Company’s shareholders by fostering an ownership culture that encourages a focus on long-term performance, retention, and shareholder value-creation, and exposes the Company’s employees to economic diminishment if the Company’s share performance lags.

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AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN	(PROPOSAL THREE)

Alignment of the Amended and Restated 2017 Plan with the Interests of the Company and Shareholders

The Board of Directors believes that using equity to retain and motivate the Company’s key employees is critical to the achievement of the Company’s long-term goals and it considered the following factors, among other things, when adopting the amendment to the Amended and Restated 2017 Plan:

•	Allows us to recruit and retain top talent. The Board of Directors believes that the proposed increase in the shares available under the Amended and Restated 2017 Plan will serve a critical role in attracting and retaining high caliber individuals essential to the Company’s success.

•	Allows us to align participant and shareholder interests. The Board of Directors believes that stock ownership by employees, consultants and non-employee directors provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our shareholders.

•	Allows us to pay for performance. The Board of Directors believes that equity compensation, by its very nature, is performance-based compensation and that the Amended and Restated 2017 Plan reflects our pay-for-performance philosophy and motivates our employees, consultants and non-employee directors to enhance our growth and profitability.

•	Allows us to maintain one single comprehensive long-term incentive plan. The Board of Directors believes that the Amended and Restated 2017 Plan will best serve our long-term goals.

Key Features of the Amended and Restated 2017 Plan

The Amended and Restated 2017 Plan and the Company’s related governance practices and policies include many features that are designed to protect shareholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading “Summary of the Amended and Restated 2017 Plan” below. The summaries in this proposal do not provide a complete description of all the provisions of the Amended and Restated 2017 Plan and are qualified in their entirety by reference to the full text of the Amended and Restated 2017 Plan, as amended, which is attached to this Proxy Statement as Annex B.

•	Annual limits on awards to individual participants. The Amended and Restated 2017 Plan contains limits on the number of certain types of awards that may be granted to individual participants in a given fiscal year, as discussed below.

•	Non-liberal recycling for stock options and stock appreciation rights. The Amended and Restated 2017 Plan provides that, with respect to stock options and stock appreciation rights, shares used to satisfy tax withholding obligations or as payment for the exercise price or base price will constitute shares delivered to the participant and will not be available for future grant under the Amended and Restated 2017 Plan.

•	Provides for a fixed reserve of shares of common stock. The number of shares of common stock available for grant under the Amended and Restated 2017 Plan is fixed and will not automatically increase because of an “evergreen” feature; shareholder approval is required to issue any additional shares, allowing the Company’s shareholders to have direct input on our equity compensation program.

•	Limits annual compensation for non-employee directors. The Amended and Restated 2017 Plan imposes a $750,000 annual limit on the cash and equity compensation payable to the Company’s non-employee directors, subject to certain limited exceptions.

•	Requires minimum vesting periods for certain awards. Awards of stock options and stock appreciation rights under the Amended and Restated 2017 Plan must vest over a period of not less than one year from the date of grant.

•	Provides for limited terms. The maximum term of a stock option or stock appreciation right under the Amended and Restated 2017 Plan is 10 years.

•	Prohibits repricing of stock options and stock appreciation rights. The Amended and Restated 2017 Plan prohibits the repricing of stock options and stock appreciation rights, as well as the cash buyout of underwater awards, without prior shareholder approval.

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AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN	(PROPOSAL THREE)

•	No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares on the date of grant.

•	Double-trigger vesting. Pursuant to the Amended and Restated 2017 Plan, the vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination within one year following the change in control.

•	No dividends or dividend equivalents on unearned awards. The Amended and Restated 2017 Plan also prohibits the current payment of dividends or dividend equivalent rights on unvested or unearned awards, including performance awards.

•	Prohibits certain detrimental activities by participants. The Amended and Restated 2017 Plan provides that awards will be subject to forfeiture or recovery in the event that a participant engages in detrimental activities, as discussed below.

•	Non-liberal definition of change in control. The change in control definition contained in the Amended and Restated 2017 Plan is not a “liberal” definition that would be triggered on mere shareholder approval of a transaction.

•	Clawback. Awards granted under the Amended and Restated 2017 Plan are subject to the Company’s clawback and/or recoupment policies.

•	Limitation on amendments. Amendments to the Amended and Restated 2017 Plan must be approved by the Company’s shareholders if shareholder approval is required by applicable law or the applicable rules of the national securities exchange on which the Company’s shares of common stock are principally listed or if the amendment would diminish the prohibitions on repricing stock options or stock appreciation rights.

•	No automatic grants. The Amended and Restated 2017 Plan does not provide for automatic grants to any participant.

•	Independent Compensation Committee. Our Compensation Committee consists entirely of independent directors.

•	No tax gross-ups. The Amended and Restated 2017 Plan does not provide for any tax gross-ups.

Key Data

The following table includes information regarding the Company’s outstanding awards and shares of common stock available for future awards under the Amended and Restated 2017 Plan as of June 30, 2021, as if the amendment to the Amended and Restated 2017 Plan were not approved under this proposal):

Amended and Restated 2017 Plan
Total shares of common stock underlying outstanding stock options	23,385
Weighted average exercise price of outstanding stock options	$14.66
Weighted average remaining contractual life of outstanding stock options	8 years
Total shares subject to outstanding, unvested full-value awards	4,547,616

Total shares of common stock currently available for grant	3,782,389

The Compensation Committee carefully monitors the Company’s annual burn rate and total fully-diluted overhang by granting only the number of stock-based awards that it believes is necessary to attract, reward and retain key employees, officers and other service providers. Burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock incentive plan. Over the last three

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AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN	(PROPOSAL THREE)

fiscal years, the Company has maintained an average burn rate of only 3.05% of shares of common stock outstanding per year. The following table shows the Company’s burn rate percentage over the past three fiscal years:

Key Equity Metric	2021	2020	2019
Burn Rate(1)	2.91%	2.46%	3.79%

(1)

Burn rate is calculated by dividing the number of shares of common stock subject to equity awards granted during the fiscal year by the weighted average number of shares of common stock outstanding during the fiscal year.

After giving effect to the proposed increase to the share reserve, the total fully-diluted overhang as of June 30, 2021, would be 9.80%. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of June 30, 2021.

Our future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the Amended and Restated 2017 Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors.

Summary of the Amended and Restated 2017 Plan

The following is a summary of certain material features of the Amended and Restated 2017 Plan.

Purpose

The Amended and Restated 2017 Plan is designed to assist the Company in attracting, retaining, motivating and rewarding certain of the Company’s key employees, including our highly-skilled creative talent, officers, directors and other service providers, and to promote the creation of long-term value for the Company’s shareholders by closely aligning the interests of such individuals with those of the shareholders.

Administration

The Amended and Restated 2017 Plan will be administered by the Company’s Compensation Committee (the “Committee”), which will have the authority to designate participants, grant awards, determine the number of shares of common stock to be covered by awards, determine the terms and conditions of any awards, including when an award may be granted, and construe and interpret the Amended and Restated 2017 Plan and related award agreements. The Committee has the authority to accelerate the vesting of outstanding awards at any time and for any reason, including upon a “corporate event” (as defined in the Amended and Restated 2017 Plan), subject to the Amended and Restated 2017 Plan’s double-trigger vesting limitation, or in the event of certain types of terminations of employment. To the extent permitted by applicable law, the Committee is permitted to delegate its authority under the Amended and Restated 2017 Plan to officers or employees of the Company, although any award granted to any person who is not an employee of the Company (including any non-employee director of the Company or its affiliates), who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee.

Shares of Stock Available for Issuance Under the Amended and Restated 2017 Plan and Limits on Awards

As of June 30, 2021, 3,782,389 shares of common stock were available for issuance or for reference purposes under the Amended and Restated 2017 Plan, subject to adjustment as provided in the Amended and Restated 2017 Plan. If the proposed amendment to the Amended and Restated 2017 Plan is approved by shareholders, an additional 4,300,000 shares of our common stock will be available for future issuance under the Amended and Restated 2017 Plan. In addition, the number of shares of common stock available for issuance under the Amended and Restated 2017 Plan will be subject to increase by any shares of common stock subject to an award outstanding under the 2009 Plan after June 30, 2017 (a “Prior Plan Award”) that becomes eligible for reuse pursuant to the share recycling provisions of the Amended and Restated 2017 Plan, as described below.

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Stock-based awards assumed or substituted by the Company or its affiliates as part of a corporate transaction (including from an entity that the Company merges with or into, acquires, or engages with in a similar corporate transaction) will not count against the number of shares of common stock reserved and available for issuance pursuant to the Amended and Restated 2017 Plan except as may be required by Section 422 of the Code. In addition, shares of common stock will not be deemed to have been issued pursuant to the Amended and Restated 2017 Plan with respect to any portion of an award that is settled in cash.

If any award granted under the Amended and Restated 2017 Plan or any Prior Plan Award expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares to a participant, the undelivered shares will again become available for awards under the Amended and Restated 2017 Plan. In addition, the number of shares available for awards under the Amended and Restated 2017 Plan will be increased by any shares tendered by a participant or withheld by the Company to pay any tax withholding obligation with respect to any “full value award” (as such term is defined in the Amended and Restated 2017 Plan) or any full value Prior Plan Award. The following shares will be deemed to constitute shares delivered to a participant and will not be deemed to again be available for delivery under the Amended and Restated 2017 Plan: (i) shares tendered by the participant or withheld by the Company in payment of the exercise price of a stock option under the Amended and Restated 2017 Plan or the Prior Plan, (ii) shares tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to “exercisable awards” (as such term is defined in the Amended and Restated 2017 Plan) or options or stock appreciation rights under the Prior Plan, (iii) shares subject to a stock appreciation right under the Amended and Restated 2017 Plan or the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options under the Amended and Restated 2017 Plan or the Prior Plan.

Under the Amended and Restated 2017 Plan, the maximum value of awards granted to non-employee directors in any one calendar year, together with any cash fees paid to such directors during such calendar year in respect of the Director’s service as a member of the Board during such year, may not, absent extraordinary circumstances, exceed $750,000 in total value. As determined by the Committee in its discretion, this limit may be increased for a non-executive chair of the Board of Directors or, in extraordinary circumstances, for other individual non-employee directors; provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Awards and the shares authorized under the Amended and Restated 2017 Plan are subject to adjustment as described below under “Changes in Capital Structure.”

The maximum number of shares of common stock reserved for issuance under the Amended and Restated 2017 Plan that may be issued or transferred upon exercise or settlement of incentive stock options is 7,200,000 shares.

Awards and the shares of common stock authorized under the Amended and Restated 2017 Plan, as well as any individual share limits, are subject to adjustment as described below under “Changes in Capital Structure.”

The closing price of a share of common stock as reported on The NASDAQ Stock Market on July 16, 2021 was $170.52 per share of common stock.

Eligibility

The following individuals will be eligible to participate in the Amended and Restated 2017 Plan:

•	employees and officers of the Company or its affiliates,

•	non-employee director of the Company or its affiliates;

•	other persons who provide bona fide services to the Company or its affiliates as a consultant or advisor, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its affiliates’ securities, and who are designated as eligible by the Committee, and

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•	prospective employees of the Company or its affiliates, although such individuals may not receive any payment or exercise any rights relating to awards until they have actually commenced employment.

As of the date of this proposal, approximately 1,600 employees, officers, directors and other individuals are eligible to participate in the Amended and Restated 2017 Plan.

Grants of Awards

Pursuant to the Amended and Restated 2017 Plan, the Committee may grant awards of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (including cash-based performance awards), and other stock-based awards. Awards will vest in accordance with the terms of the applicable award agreement. In addition, other than with respect to a “substitute award” (as such term is defined in the Amended and Restated 2017 Plan), and except with respect to a maximum of 5% of the shares authorized for grant under the Amended and Restated 2017 Plan, no award of options or stock appreciation rights granted under the Amended and Restated 2017 Plan may vest over a period that is less than one year from the date of grant, except that the foregoing minimum vesting period will not apply in the event of a participant’s termination of employment without “cause,” a participant’s termination of employment due to “retirement” (as such term is defined in the Amended and Restated 2017 Plan), death or disability, or a “corporate event,” subject to the Amended and Restated 2017 Plan’s double-trigger vesting limitation.

Stock Options. The Company has not recently granted stock options to anyone, including the Company’s “named executive officers,” and has no present intention to grant stock options in the near term. However, the Company did assume 32,141 stock options in connection with its acquisition of Playdots in September 2020. The Amended and Restated 2017 Plan allows the grant of both incentive stock options, within the meaning of Section 422(b) of the Code, and non-qualified stock options.

A stock option granted under the Amended and Restated 2017 Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of common stock at the price specified in the applicable award agreement. The exercise price applicable to a stock option will be set by the Committee at the time of grant and will not be less than the fair market value of a share of common stock on the date of grant.

The maximum term of a stock option granted under the Amended and Restated 2017 Plan is 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder). Payment of the exercise price of a stock option may be made in a manner approved by the Committee, which may include any of the following payment methods: cash, shares of common stock, pursuant to a broker-assisted cashless exercise in accordance with procedures approved by the Committee, pursuant to a delivery of a notice of “net exercise,” or in any other form of consideration approved by the Committee.

The Amended and Restated 2017 Plan provides that participants whose employment is terminated (i) for “cause” (as such term is defined in the Amended and Restated 2017 Plan), or (ii) due to the participant’s voluntary termination (including “retirement”) after the occurrence of an event that would be grounds for a termination for “cause,” will forfeit all of their stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock options and retain their vested stock options, and will have one year (in the case of a termination by reason of “retirement,” death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock options. In addition, if a participant dies within any such post-termination exercise period, all vested stock options will be exercisable by the person(s) to whom such participant’s rights under the stock options pass by will or by the applicable laws of descent and distribution until 12 months following the date of death. The Committee may also exercise its discretion to provide for different treatment of stock options upon termination.

No incentive stock options may be granted under the Amended and Restated 2017 Plan following the 10th anniversary of the earlier of (i) the date the Amended and Restated 2017 Plan was adopted by the Board of Directors and (ii) the date the shareholders of the Company approve the Amended and Restated 2017 Plan.

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Stock Appreciation Rights. The Company has not recently granted stock appreciation rights to anyone, including the Company’s “named executive officers,” and has no present intention to grant stock appreciation rights in the near term. However, to maintain maximum flexibility, the Amended and Restated 2017 Plan allows the grant of stock appreciation rights. A stock appreciation right is a conditional right to receive an amount equal to the value of the appreciation in the shares of common stock over a specified period. Stock appreciation rights may be settled in shares of common stock, cash or other property, as specified in the award agreement or as determined by the Committee. The base price applicable to a stock appreciation right will be set by the Committee at the time of grant and will not be less than the fair market value of a share of common stock on the date of grant.

The maximum term of a stock appreciation right granted under the Amended and Restated 2017 Plan is 10 years from the date of grant. Upon exercise of a stock appreciation right, payment in respect of such stock appreciation right may be made in cash, shares of common stock, or property as specified in the applicable award agreement or as determined by the Committee, in each case having a value in respect of each share of common stock underlying the portion of the stock appreciation right so exercised, equal to the difference between the base price of such stock appreciation right and the fair market value of a share of common stock on the exercise date.

The Amended and Restated 2017 Plan provides that participants whose employment is terminated (i) for “cause,” or (ii) due to the participant’s voluntary termination (including “retirement”) after the occurrence of an event that would be grounds for a termination for “cause,” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights and retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of “retirement,” death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights. In addition, if a participant dies within any such post-termination exercise period, all vested stock appreciation rights will be exercisable by the person(s) to whom such participant’s rights under the stock appreciation rights pass by will or by the applicable laws of descent and distribution until 12 months following the date of death. The Committee may also exercise its discretion to provide for different treatment of stock appreciation rights upon termination.

Restricted Stock. An award of restricted stock is a grant of shares of common stock which are subject to limitations on transfer during a restricted period established in the applicable award agreement. Holders of restricted stock will generally have the rights and privileges of a shareholder with respect to their restricted stock.

Except as otherwise provided by the Committee, in the event a participant is terminated for any reason, the vesting of the participant’s restricted stock will cease, and as soon as practicable following the termination, the Company will repurchase all of such participant’s unvested shares of restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price was $0, the unvested shares of restricted stock will be forfeited to the Company by the participant for no consideration.

Restricted Stock Units. A restricted stock unit is a notional unit representing the right to receive one share of common stock (or the cash value of one share of common stock) on a specified settlement date. When a participant satisfies the conditions of the restricted stock unit award established by the Committee in the applicable award agreement, the award will be settled in shares of common stock, cash or property, as determined by the Committee in its discretion.

Except as otherwise provided by the Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, all of the participant’s unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any shares of common stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date or dates specified in the applicable award agreement.

Performance Awards. A performance award (which may be classified as a performance share, performance unit or cash award) represents the right to receive certain amounts based on the achievement of pre-determined

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performance goals during a designated performance period. The terms of each performance award will be set forth in the applicable award agreement. The Committee will be responsible for setting the applicable performance goals.

Performance goals may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, regions, or other operational units or departments of the Company (or in combination thereof) or may be related to the performance of an individual participant and may be expressed in absolute terms, or relative or comparative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering multiple companies, or (v) other external measures of the selected performance criteria.

The Committee, in its sole discretion, will make appropriate adjustments in the method of calculating the attainment of applicable performance goals to provide for objectively determinable adjustments, modifications or amendments to any of the business criteria described above, including, without limitation, for one or more of the following items of gain, loss, profit or expense: (i) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring in nature; (ii) related to changes in accounting principles under “generally accepted accounting principles” or tax laws; (iii) related to currency fluctuations; (iv) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (v) related to restructuring, divestitures, productivity initiatives or new business initiatives; (vi) related to discontinued operations that do not qualify as a segment of business under “generally accepted accounting principles”; (vii) attributable to the business operations of any entity acquired by the Company during the fiscal year; (viii) non-operating items; and (ix) acquisition or divestiture expenses.

Performance awards that have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, common stock or other awards under the Amended and Restated 2017 Plan (or some combination thereof). Except as otherwise provided by the Committee, if a participant is terminated for any reason prior to the end of an applicable performance period, the participant will forfeit all performance awards held by such participant.

Other Stock-Based Awards. The Amended and Restated 2017 Plan authorizes the Committee to grant other awards that may be denominated in, payable in, valued in, or otherwise related to the Company’s common stock. Such awards and the terms applicable to such awards will be set forth in award agreements.

Treatment of Dividends and Dividend Equivalents on Unvested Awards. The Amended and Restated 2017 Plan provides that, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents will be paid on options or stock appreciation rights.

Detrimental Activity. Unless otherwise determined by the Committee at the time of grant, the award agreements will provide that (i) in the event that a participant engages in “detrimental activity” (as such term is defined in the Amended and Restated 2017 Plan) prior to the vesting of any “full value award” or the exercise of any “exercisable award,” all awards held by such participant will terminate and expire, (ii) as a condition of the exercise of an “exercisable award,” a participant will be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the participant is in compliance with the terms and conditions of the Amended and Restated 2017 Plan and that the participant has not engaged in, and does not intend to engage in, any “detrimental activity,” and (iii) in the event the participant engages in “detrimental activity” during the one-year period commencing on the later of (a) the date a “full value award” vests or the date an “exercisable award” is exercised, or (b) the date of the participant’s termination date, the Company will be entitled to recover from the participant

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at any time within one year after such date, and the participant will pay over to the Company, an amount equal to any gain realized (whether at the time of vesting, exercise or thereafter).

Clawback; Sub-Plans. All awards granted under the Amended and Restated 2017 Plan will be subject to incentive compensation clawback and recoupment policies implemented by the Board of Directors (or a committee or subcommittee of the Board of Directors) from time to time, in addition to the recoupment provisions relating to a participant’s “detrimental activity.” In addition, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Amended and Restated 2017 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants in a manner deemed by the Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

No Repricing of Awards. No awards may be repriced without shareholder approval. For purposes of the Amended and Restated 2017 Plan, “repricing” means any of the following: (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments as described below under “Changes in Capital Structure”), (ii) any other action that is treated as a repricing under “generally accepted accounting principles,” and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying common stock.

Changes in Capital Structure

In the event of (i) any change in the Company’s outstanding common stock or capital structure by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, spinoffs, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization, (ii) the declaration of any extraordinary dividend, or (iii) any change in applicable laws or circumstances that results or could result in the substantial dilution or enlargement of participants’ rights under the Amended and Restated 2017 Plan, the Committee will equitably and proportionately adjust or substitute, as determined by the Committee, in its sole discretion, the aggregate number of shares of common stock that may be granted pursuant to awards, the number of common stock covered by outstanding awards under the Amended and Restated 2017 Plan, the per-share price of common stock underlying outstanding awards under the Amended and Restated 2017 Plan, and, if applicable, the performance objectives that must be achieved before such performance-based award shall become earned. The Committee may, in its discretion, provide that an adjustment take the form of a cash payment to the holder of an outstanding award with respect to all or part of an outstanding award, which payment will be subject to such terms and conditions (including timing of payment(s), vesting and forfeiture conditions) as the Committee may determine in its sole discretion.

Corporate Events

For purposes of the Amended and Restated 2017 Plan, a “corporate event” means:

•	a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation,

•	a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of common stock receive securities of another corporation or other property or cash,

•	a “change in control”, or

•	a reorganization, dissolution or liquidation of the Company.

Pursuant to the Amended and Restated 2017 Plan, in connection with a corporate event, the Committee may take any of the following actions:

•	require that outstanding awards be assumed or substituted in connection with such event,

•	accelerate the vesting of any outstanding awards not assumed or substituted in connection with such event, subject to the consummation of such event; provided that any awards that vest subject to the

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achievement of performance criteria will be deemed earned (i) based on actual performance through the date of the corporate event or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the corporate event, in each case, with respect to any unexpired performance periods or performance periods for which satisfaction of the performance criteria or other material terms for the applicable performance period has not been certified by the Committee prior to the date of the corporate event,

•	cancel outstanding awards not assumed or substituted in connection with such event upon the consummation of such event (whether vested or unvested) and provide award holders with the per-share consideration being received by the Company’s shareholders in connection with such event in exchange for their awards (or, with respect to a cash award, the amount payable pursuant to the award),

•	cancel all outstanding “exercisable awards” (as such term is defined in the Amended and Restated 2017 Plan), whether vested or unvested, not assumed or substituted in connection with such event as of the consummation of such event, and provide the holder at least 20 days to exercise each such “exercisable award” canceled prior to the consummation of such event, or

•	replace outstanding awards with a cash incentive program that preserves the value of the replaced awards and contains identical vesting conditions.

Pursuant to the Amended and Restated 2017 Plan, no award agreement will provide that the vesting, payment, purchase or distribution of any award that is assumed or substituted in connection with a “change in control” will be accelerated by reason of a “change in control” for any participant unless the participant’s employment is involuntarily terminated during the one-year period commencing on the “change in control.” For this purpose, a participant’s termination will be deemed to have been involuntarily terminated as a result of “change in control” if a participant (i) is involuntarily terminated other than for “cause” (including the participant’s resignation for “good reason” (or similar term)), as defined in the applicable service agreement between the participant and the Company or in a change in control, retention, severance or similar plan defining such terms in which the participant participates or (ii) is terminated under circumstances which entitle the participant to mandatory severance payment(s) pursuant to applicable law.

Non-Transferability of Awards

Awards are generally non-transferable other than by will or the laws of descent and distribution; provided, however, that except with respect to incentive stock options, awards and a participant’s rights under the Amended and Restated 2017 Plan are transferable for no value to the extent provided in an award agreement or otherwise determined at any time by the Committee.

Termination and Amendment

The Board of Directors or the Committee may amend or terminate the Amended and Restated 2017 Plan at any time, except that no amendment may, without shareholder approval, violate the shareholder approval requirements of the national securities exchange on which the shares of common stock are principally listed. Unless sooner terminated, the Amended and Restated 2017 Plan will terminate on the day before the 10th anniversary of the date the shareholders of the Company approve the Amended and Restated 2017 Plan.

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the Amended and Restated 2017 Plan. The Amended and Restated 2017 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the Amended and Restated 2017 Plan are encouraged to consult with their own tax advisors.

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Non-Qualified Stock Options and Stock Appreciation Rights. With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the stock and the fair market value of the stock on the date of exercise, and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the stock has been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option; however, such participant will generally be required to include the excess of the fair market value of the stock at exercise over the exercise price in his or her alternative minimum taxable income. If shares of stock are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares of stock is made by such participant within two years after the date of grant or within one year after the transfer of such shares of stock to such participant, then (i) upon sale of such shares of stock, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

If stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such stock at exercise (or, if less, the amount realized on the disposition of such stock) over the exercise price paid for such stock and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Other Stock-Based Awards. The tax effects related to other stock-based awards under the Amended and Restated 2017 Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($142,800 in 2021), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its Chief Executive Officer and Chief Financial Officer at any time during the taxable year and the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

Section 409A. Certain awards under the Amended and Restated 2017 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the Amended and Restated 2017 Plan (or any other Company plan) that is subject to Section 409A

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of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the Amended and Restated 2017 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the Amended and Restated 2017 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Certain Rules Applicable to “Insiders.” As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

Because awards to be granted in the future under the Amended and Restated 2017 Plan are at the discretion of the Committee, it is not possible to determine the benefits or the amounts that have been or will be received by eligible participants under the Amended and Restated 2017 Plan.

Future Plan Awards.

No awards have been granted to any employee, officer, non-employee director or consultant pursuant to the Amended and Restated 2017 Plan that are contingent upon the approval by our shareholders of the Amended and Restated 2017 Plan. We anticipate that other equity-based awards may be granted in the discretion of the Committee under the Amended and Restated 2017 Plan out of the additional shares of our common stock to be reserved for issuance in connection with the approval of the Amended and Restated 2017 Plan; however, the number of shares of our common stock that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees, officers, non-employee directors and consultants, and their potential contributions to our success. Accordingly, the number, type, and grantee(s) of actual future awards cannot be determined at this time.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Recommendation

THE BOARD OF DIRECTORS BELIEVES THAT AN AMENDMENT TO THE

AMENDED AND RESTATED TAKE-TWO INTERACTIVE SOFTWARE, INC. 2017 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND

UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE

APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN.

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Equity Compensation Plan Information

The following table presents information concerning our equity compensation plans as of March 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(3)	Weighted- Average Remaining Contractual Life of Outstanding Options, Warrants and Rights (years)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders	4,715,099	14.66	8	12,982,382	(4)(5)
Equity compensation plans not approved by shareholders	—	—	—	—

Total	4,715,099	14.66	8	12,982,382

(1)

As of March 31, 2021, the Company also had 9,765 shares of outstanding restricted stock, which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when the awards vest.

(2)

As of March 31, 2021, the Company had 25,068 stock options outstanding, all of which were assumed by the Company in connection with its acquisition of Playdots in September 2020, which options are including in the amount shown.

(3)	Relates only to the Company’s outstanding options.
(4)

As of March 31, 2021, consisted of (i) 4,304,968 shares of common stock remaining available for future issuance under the 2017 Plan and (ii) 8,677,414 shares of common stock remaining available for future issuance under the 2017 Global ESPP. After giving effect to the purchase on April 30, 2021 by our employees of an aggregate of 70,498 shares of common stock pursuant to the 2017 Global ESPP, there were 8,606,916 shares of common stock remaining available for future issuance under the 2017 Global ESPP.

(5)

The amount shown does not include shares of our common stock to be available for issuance under an amendment to the 2017 Plan proposed for approval by our shareholders at the Annual Meeting under Proposal 3 of this Proxy Statement. If approved, the aggregate number of shares of our common stock available for issuance under the 2017 Plan will be increased by 4,300,000.

The following table presents information concerning our equity compensation plans as of June 30, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(3)	Weighted- Average Remaining Contractual Life of Outstanding Options, Warrants and Rights (years)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders	4,561,821	14.66	8	12,389,305	(4)(5)
Equity compensation plans not approved by shareholders	—	—	—	—

Total	4,561,821	14.66	8	12,389,305

(1)

As of June 30, 2021, the Company also had 9,180 shares of outstanding restricted stock, which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when the awards vest.

(2)

As of June 30, 2021, the Company had 23,385 stock options outstanding, all of which were assumed by the Company in connection with its acquisition of Playdots in September 2020, which options are including in the amount shown.

(3)	Relates only to the Company’s outstanding options.
(4)

As of June 30, 2021, consisted of (i) 3,782,389 shares of common stock remaining available for future issuance under the 2017 Plan and (ii) 8,606,916 shares of common stock remaining available for future issuance under the 2017 Global ESPP.

(5)

The amount shown does not include shares of our common stock to be available for issuance under an amendment to the 2017 Plan proposed for approval by our shareholders at the Annual Meeting under Proposal 3 of this Proxy Statement. If approved, the aggregate number of shares of our common stock available for issuance under the 2017 Plan will be increased by 4,300,000.

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Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 4)

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit its consolidated financial statements for its fiscal year ending March 31, 2022. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of the independent registered public accounting firm to provide a forum for shareholders to express their views with regard to the Audit Committee’s appointment. If the shareholders do not ratify the appointment of Ernst & Young, the selection of independent registered public accounting firms may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage Ernst & Young. In addition, notwithstanding the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the year ending March 31, 2022, the Audit Committee retains the right to replace Ernst & Young at any time without shareholder approval.

THE BOARD OF DIRECTORS BELIEVES THAT RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION.

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Independent Registered Public Accountants

Ernst & Young has been the Company’s independent registered public accounting firm and has audited the Company’s financial statements since April 2006. In selecting the Company’s independent registered public accounting firm, the Audit Committee conducts an assessment of the firm’s qualifications and performance; the quality and candor of their communications with the Audit Committee and the Company; independence; objectivity, and professionalism; benefits of audit firm or lead partner rotations; and the comprehensiveness of evaluations of internal controls. The Audit Committee also considers the relative costs, benefits, challenges, and other potential impacts of selecting a different independent public accounting firm The Company has been advised that representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services. In reviewing and approving audit and non-audit service fees, the Audit Committee considers a number of factors, including the scope and quality of work, as well as an assessment of the impact on auditor independence of non-audit fees and services. The Audit Committee may delegate pre-approval authority to the chair or another member of the Audit Committee, in which case such approval must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related and tax services provided by Ernst & Young for the recently completed fiscal year.

Lead Audit Partner

In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for consideration and selection of the Company’s lead audit partner pursuant to this rotation policy involves a comprehensive interview process in which management and the chair of the Audit Committee participate.

Independent Auditor Fee Information

Fees for professional services provided by Ernst & Young in each of the last two fiscal years, in each of the following categories including related expenses are set forth below. The Audit Committee believes that the professional services performed by Ernst & Young were compatible with maintaining Ernst & Young’s independence.

	3/31/2021	3/31/2020
Audit fees(1)	$3,597,393	$3,614,880
Audit-related fees	10,000	95,675
Tax fees(2)	1,216,376	1,291,374

Total fees	$4,823,769	$5,001,929

(1)

Audit fees were for audit services, including (a) the annual audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements, (b) the audit of the effectiveness of the Company’s internal control over financial reporting, (c) consultation with management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard-setting bodies, (d) international statutory audits, and (e) services that only the independent auditor reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assistance in responding to SEC comment letters.

(2)	Tax fees were for services related to (a) tax compliance (including the preparation, review and filing of tax returns) and advice and (b) tax planning and tax advice.

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Report of the Audit Committee of the Board Of Directors

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended March 31, 2021

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2021 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended March 31, 2021 filed by the Company with the SEC. The Audit Committee also has appointed Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022.

Submitted by the Audit Committee

of the Board of Directors:

Susan Tolson (Chair)

Michael Dornemann

J Moses

Paul Viera

Dated: July 27, 2021

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Cautionary Note About Forward-Looking Statements

The statements contained in this Proxy Statement which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties, including the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers, including digital storefronts and platform partners, and distributors; the effects of the COVID-19 pandemic on consumer demand and the discretionary spending patterns of our customers; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; and the impact of potential inflation; volatility in foreign currency exchange rates. Important risk factors and other information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section titled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What matters will be considered at the Annual Meeting?

•	the election as directors of the eight nominees named in the attached Proxy Statement;

•	the approval, on a non-binding advisory basis, of the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement;

•	the approval of an amendment to the Amended and Restated 2017 Plan to increase the available shares reserved thereunder;
•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022; and

•	such other business that may properly come before the Annual Meeting or any adjournment thereof.

How does the Board of Directors recommend that shareholders vote on these matters?

The Board of Directors believes that the election of the nominated directors, the approval on an advisory basis of the compensation of the named executive officers, the approval of an amendment to the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan and the ratification of the appointment of Ernst & Young are in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” for each of these proposals.

Who is entitled to vote?

Shareholders of record as of the close of business on July 20, 2021 (the “Record Date”) are entitled to attend and vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock held on each matter submitted to a vote at the Annual Meeting.

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INFORMATION	ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The rules of the SEC permit us to make our proxy materials available to beneficial owners of our stock electronically over the Internet without mailing printed copies of the proxy materials. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our beneficial owners. All beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our 2021 Annual Report, on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy can be found in the Notice of Internet Availability. In addition, beneficial owners may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one Notice of Internet Availability or proxy card?

It may mean that you hold shares registered in more than one account. Follow the voting instructions provided on each Notice of Internet Availability that you received to ensure that all of your shares are voted. If you received paper proxy cards, sign and return all proxy cards to ensure that all of your shares are voted. You may call American Stock Transfer & Trust Company at 1-800-937-5449 if you have any questions regarding the share information or your address appearing on the paper proxy card.

How do I vote?

You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability.

If you received a full set of proxy materials and your shares are registered directly with American Stock Transfer & Trust Company, you may vote via the Internet at www.proxyvote.com. Although we encourage you to vote via the Internet, you may also sign and date each paper proxy card you receive and return it in the prepaid envelope; the paper proxy card may also contain instructions for voting by telephone. The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked in the manner described above.

If you hold your shares through a stockbroker, nominee, fiduciary or other custodian you may also be able to vote through a program provided through Broadridge Financial Solutions (“Broadridge”) that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. (Eastern Time) on September 13, 2021.

What happens if I do not give specific voting instructions?

For Shares Directly Registered in the Name of the Shareholder: If you return your signed proxy but do not indicate your voting preferences, the Company will vote on your behalf “FOR” the election of the nominated directors, “FOR” the approval on an advisory basis of the compensation of the named executive officers, “FOR” an amendment to the Amended and Restated 2017 Plan and “FOR” the ratification of the appointment of Ernst & Young. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

For Shares Registered in the Name of a Brokerage Firm or Bank: If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, the non-binding advisory vote to approve the compensation of the Company’s

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INFORMATION	ABOUT THE ANNUAL MEETING AND VOTING

“named executive officers” as disclosed in this Proxy Statement, and the approval of an amendment to the Amended and Restated 2017 Plan without such voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

What is an abstention?

An abstention is a properly signed proxy card that is marked “abstain” or properly completed instructions via the Internet to the same effect.

How do I sign the paper proxy card?

Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign the proxy card, not the minor. If the stock is held in joint ownership, both owners must sign.

May I attend the Annual Meeting via the Internet? May I vote my shares at the Annual Meeting?

Shareholders may attend our Annual Meeting via the Internet at www.virtualshareholdermeeting.com/TTWO2021. Shareholders will not be able to attend the Annual Meeting in person.

Access to the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 9:00 am Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our shareholders to log in and test their devices’ audio system. We encourage our shareholders to access the meeting in advance of the designated start time.

Log-in Instructions. To attend the Annual Meeting, shareholders will need to log-in to www.virtualshareholdermeeting.com/TTWO2021 using the 16-digit control number on the on the Notice of Internet Availability or proxy card.

Submitting Questions and Voting at the Annual Meeting. Shareholders may submit questions and vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/TTWO2021. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice of Internet Availability or proxy card to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before shareholder vote at the Annual Meeting, as time permits, and in accordance with the rules of conduct for the Annual Meeting.

While all shareholders can vote during the Annual Meeting as described above, we encourage you to vote by proxy card or the Internet in advance even if you plan to attend the meeting so that your vote will be counted if you later decide not to attend our Annual Meeting.

Technical Assistance. We have retained Broadridge to host our virtual annual meeting and to distribute, receive, count and tabulate proxies. On the day of our Annual Meeting, our support team at Broadridge will be available to answer your questions regarding how to attend and participate at our Annual Meeting via the Internet or if you encounter any technical difficulty accessing or during the virtual meeting, in each case by calling the technical support number that will be posted on the virtual annual meeting log in page.

Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet or telephone or by mail.

Who will count the votes?

A representative of Broadridge will tabulate the votes and act as independent inspector of election.

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INFORMATION	ABOUT THE ANNUAL MEETING AND VOTING

What constitutes a quorum?

The holders of a majority of the outstanding shares of common stock on the Record Date present in person or represented by proxy constitutes a quorum for the Annual Meeting. As of the close of business on July 20, 2021, 116,518,257 shares of common stock were issued and outstanding. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes (as described above) will be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the Annual Meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

What vote is needed to approve the matters to be presented at the Annual Meeting?

In an uncontested election for directors, a director shall be elected at the Annual Meeting if the number of votes that are cast “FOR” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceed the number of votes cast “AGAINST” his or her election by such holders. The Company’s bylaws provide that any incumbent nominee for director who fails to meet this standard shall promptly tender the individual’s resignation to the Corporate Governance Committee for consideration following certification of the shareholder vote. See above under the heading “Election of Directors (Proposal 1)—Policy on Majority Voting for Directors.” A “FOR” vote by a majority of the votes cast is required to approve, on a non-binding advisory basis, the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement; a “FOR” vote by a majority of the votes cast is required to approve the amendment to the Amended and Restated 2017 Plan pursuant to applicable NASDAQ rules; and a “FOR” vote by the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Ernst & Young and to approve any shareholder proposal. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote (but not cast), other than for purposes of the non-binding advisory vote to approve the compensation of the Company’s “named executive officers” as disclosed in this Proxy Statement and the proposal to approve the amendment to the Amended and Restated 2017 Plan, for which an abstention will have the effect of a vote “against” such proposals, while broker non-votes will not be deemed present and entitled to vote. An abstention will also have the effect of a vote “against” the proposal to ratify the appointment of Ernst & Young. Both abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Will any other matters be acted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of the date by which shareholder proposals must have been received by the Company to be presented at the Annual Meeting, and as of the date of this Proxy Statement, the Company did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

The Company will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies for a fee of $20,000, plus reimbursement of its out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and these entities may be reimbursed by the Company for their expenses. Proxies also may be solicited by directors, officers or employees of the Company in person or by telephone, e-mail or other means. No additional compensation will be paid to such individuals for these services.

How may I communicate with the Board of Directors?

Shareholders wishing to send communications to the Board of Directors individually or as a group may do so by writing to: The Board of Directors of Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attention: Investor Relations. You should identify your communication as being from a shareholder of the Company. The Company may require reasonable evidence that your communication or other submission is made by a shareholder of the Company before transmitting your communication to the Board of Directors.

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Availability of Certain Documents

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents and/or Notices of Internet Availability. This means that only one copy of our Proxy Statement and/or Notice of Internet Availability is sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attn: Investor Relations; our main telephone number is (646) 536-2842. If you want to receive separate copies of our proxy statements and/or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

Additional information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.take2games.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended March 31, 2021, without charge to any shareholder upon written request to Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attn: Investor Relations.

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No Incorporation by Reference

In its filings with the SEC, the Company sometimes “incorporates by reference” certain information. This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee of the Board of Directors” and the “Report of the Compensation Committee of the Board of Directors” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.”

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Shareholder Proposals for Next Annual Meeting

The Company currently anticipates holding its Annual Meeting of Shareholders for its fiscal year ending March 31, 2022 in September 2022. Accordingly, shareholders who wish to present proposals, nominate directors or present other business appropriate for consideration at the Company’s Annual Meeting of Shareholders to be held in 2022 must submit the proposal in proper form and in satisfaction of the conditions established by the SEC, to the Company at its address set forth on the first page of this Proxy Statement not later than April 1, 2022 in order for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting.

As provided in the Company’s bylaws, for any proposal, director nomination or other business that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2022 Annual Meeting of Shareholders, notice of intention to present the proposal, nominate directors or present other appropriate business must be received in writing by the Company by no earlier than May 17, 2022 and no later than June 16, 2022. Address all notices of intention to present proposals at the 2021 Annual Meeting of Shareholders to Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attn: Corporate Secretary.

A notice for a director nomination is required to contain information about both the nominee and the shareholder making the nomination, including information specific to the recommended candidate that is relevant to a determination of whether the recommended candidate would be considered independent under the applicable rules of The NASDAQ Stock Market. A nomination that does not comply with these requirements will not be considered.

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Other Matters

The Board of Directors is aware of no other matter, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

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Annex A

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)	Fiscal Year Ended March 31, 2021
GAAP Net Income	$588,886
Net effect from deferral in net revenues and related cost of goods sold	165,668
Stock-based compensation	110,472
Business reorganization	(272)
Interest	(12,494)
Depreciation and amortization	55,596
Amortization of intangible assets	30,867
Business acquisition	7,816
Gain on long-term investments, net	(39,636)
Bonus	70,242
Income taxes	88,930
Adjusted EBITDA	$1,066,075

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	A-1

Annex B

Amended and Restated Take-Two Interactive Software, Inc.

2017 Stock Incentive Plan

AMENDED AND RESTATED TAKE-TWO INTERACTIVE SOFTWARE, INC.

2017 STOCK INCENTIVE PLAN

1.    Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.

The Plan was originally adopted on September 15, 2017, was amended effective September 4, 2020, was amended and restated on September 16, 2020, and was finally amended in its present form on July 26, 2021, subject to the approval by the stockholders of the Company of such July 26, 2021 amendment, which increases the number of shares reserved for issuance under the Plan, at the annual meeting of such stockholders on September 14, 2021. For the avoidance of doubt, if such stockholder approval is not received, all other provisions of the amended and restated Plan, as in effect prior to the July 26, 2021 amendment, shall remain in effect. If such stockholder approval is received, the Plan, in its present form, shall succeed the prior version of the Plan for Awards granted on or after the effective date of such stockholder approval. The adoption and effectiveness of the Plan in its present form will not, however, affect the terms or conditions of any awards granted under the prior version of the Plan prior to the Effective Date, including, without limitation, the provisions of the prior version of the Plan which were intended to ensure compliance with Section 162(m) of the Code prior to the changes thereto implemented by the Tax Cuts and Jobs Act of 2017.

2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b)    “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted under the Plan.

(c)    “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, a Performance Award Agreement, or an agreement governing any other Stock-based Award granted under the Plan.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Business” means (1) any business or activity then conducted by the Company or any of its Affiliates, or (2) any business that the Company or any of its Affiliates has a bona fide intention to conduct and of which the Participant is aware as of such time.

(f)    “Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an

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ANNEX	B

adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties, unless such act or acts or failure or failures to act are cured within ten (10) days after written notice is given to the Participant by the Company; (8) a Participant’s insubordination, dishonesty, failure to cooperate in any investigation or inquiry involving the Company, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate as determined by the Company in its sole discretion; or (9) with respect to a non-employee director, an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(g)    A “Change in Control” shall be deemed to have occurred:

(1)    upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(2)    consummation of a merger or consolidation of the Company or a subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation, where such voting power among the holders of such voting securities is in substantially the same proportion as the voting power of such voting securities among the holders thereof immediately prior to such merger or consolidation; or

(3)    upon the approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding anything herein to the contrary, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the combined voting power

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ANNEX	B

of the Company’s then outstanding securities as a result of an acquisition of Company voting securities by the Company that reduces the number of Company voting securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company voting securities that increases the percentage of outstanding Company voting securities beneficially owned by such person, a Change in Control shall then be deemed to occur, (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code, and (z) in no event shall stockholder approval of a transaction which, if consummated, would constitute a Change in Control, constitute a Change in Control. For the avoidance of doubt, and notwithstanding anything herein to the contrary, with respect to any portion of any Award under this Plan that constitutes a deferral of compensation subject to Section 409A of the Code, (A) a liquidation of the Company shall not constitute a Change in Control and (B) a Change in Control shall be deemed to have occurred upon the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

(h)    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(i)    “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(j)    “Company” means Take-Two Interactive Software, Inc., a Delaware corporation, and its successors by operation of law.

(k)    “Competitor” means any Person (other than the Company and its Affiliates) engaged in the Business.

(l)    “Corporate Event” has the meaning set forth in Section 11(b) hereof.

(m)    “Customer” means any Person who is a customer or client of the Company or any of its Affiliates that is a professional contractor and with whom the Participant had business-related contact (whether in person, by telephone or by paper or electronic correspondence) on behalf of the Company or any of its Affiliates.

(n)    “Data” has the meaning set forth in Section 21(h) hereof.

(o)    “Detrimental Activity” means:

(1)    disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant’s service relationship with the Company or any of its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliates, acquired by the Participant at any time prior to the Participant’s Termination;

(2)    any activity while employed by, or performing services for, the Company or any of its Affiliates, that results, or if known could reasonably be expected to result, in the Participant’s Termination for Cause;

(3)    (i) directly or indirectly soliciting, enticing or inducing any employee of the Company or any of its Affiliates to be employed by a Person that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee

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ANNEX	B

for these purposes; (iii) authorizing or knowingly approving the taking of such actions by other Persons on behalf of any such Person, or assisting any such Person in taking such actions; (iv) directly or indirectly soliciting Customers to purchase products on behalf of a Competitor; or (v) directly or indirectly soliciting Suppliers to provide products or services to support a Competitor;

(4)    direct or indirect Disparagement, or inducing others to engage in Disparagement; or

(5)    a material breach of any agreement between the Participant and the Company or any of its Affiliates (including, without limitation, any Participant Agreement, noncompetition, nonsolicitation or confidentiality agreement).

Unless otherwise determined by the Committee at grant and set forth in an Award Agreement, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination. Notwithstanding the foregoing, a Participant’s engagement in any activity described in Sections 21(o)(2) and (3) shall not constitute “Detrimental Activity.” For purposes of subsections (1), (3) and (5) above, the Committee has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other Person shall have authority to provide the Participant with such authorization.

(p)    “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(q)    “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship that could reasonably be expected to adversely affect in any manner: (1) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (2) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

(r)    “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.

(s)    “Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

(t)    “Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other Person who provides bona fide services to the Company or any of its Affiliates as a consultant or advisor, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities, and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(t) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(t) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved

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ANNEX	B

leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

(u)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(v)    “Exercisable Awards” means Options or Stock Appreciation Rights or similar other Stock-based Award that provides for a Participant to receive the excess (if any) of the Fair Market Value of the Stock on the date of exercise over the Fair Market Value on the date of grant.

(w)    “Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

(x)    “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(y)    “Full Value Award” means an Award other than an Exercisable Award, and which is settled by the issuance of shares of Stock.

(z)    “GAAP” has the meaning set forth in Section 9(f)(3) hereof.

(aa)    “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(bb)    “Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.

(cc)    “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(dd)    “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.

(ee)    “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

(ff)    “Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(gg)    “Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a Performance Share, a Performance Unit or a Performance Cash Award at the time of grant.

(hh)    “Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award.

(ii)    “Performance Cash Award” means a Performance Award which is a cash award, the payment of which is subject to the achievement of Performance Objectives during a Performance Period. A Performance Cash Award may also require the completion of a specified period of employment or service.

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ANNEX	B

(jj)    “Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Performance Awards.

(kk)    “Performance Period” means the period of time designated by the Committee over which the achievement of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

(ll)    “Performance Share” means a Performance Award denominated in shares of Stock which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(mm)    “Performance Unit” means a Performance Award denominated as a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(nn)    “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(oo)    “Plan” means this Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan, as amended from time to time.

(pp)    “Playdots Awards” has the meaning set forth in Section 4(a) hereof.

(qq)    “Playdots Share Reserve” has the meaning set forth in Section 4(a).

(rr)    “Prior Plan” means the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, as amended and restated.

(ss)    “Prior Plan Award” has the meaning set forth in Section 4(a) hereof.

(tt)    “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

(uu)    “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

(vv)    “Retirement” means, unless otherwise provided in an Award Agreement, voluntary Termination at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, at the time of grant, or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any Termination with or without Cause. With respect to a Participant’s Termination of directorship, unless otherwise provided in an Award Agreement, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 50.

(ww)    “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(xx)    “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

(yy)    “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

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ANNEX	B

(zz)    “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.

(aaa)    “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.

(bbb)    “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(ccc)    “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(ddd)    “Stock” means the common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 11 hereof.

(eee)    “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period.

(fff)    “Substitute Award” has the meaning set forth in Section 4(a) hereof.

(ggg)    “Supplier” means any Person who supplies products or services to the Company or any of its Affiliates and with whom a Participant had business-related contact (whether in person, by telephone or by paper or electronic correspondence) on behalf of the Company or any of its Affiliates.

(hhh)    “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3.    Administration.

(a)    Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and

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ANNEX	B

correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, (7) determine when an Award may be granted hereunder; and (8) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including (i) upon a Corporate Event, subject to Section 11(d), (ii) in the event of a Participant’s Termination by the Service Recipient other than for Cause, subject to Section 4(e), or (iii) in the event of a Participant’s Termination due to the Participant’s death, Disability or Retirement. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b)    Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c)    Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

(d)    Section 409A; Section 457A. The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

4.    Shares Available Under the Plan; Other Limitations.

(a)    Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof and subject to increase by any shares of Stock subject to an award outstanding under the Prior Plan after June 30, 2017 (a “Prior Plan Award”) that becomes eligible for reuse pursuant to Section 4(b), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal 13,896,111. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase; provided, that if authorized but previously unissued shares of Stock are issued under the Plan, such shares shall not be issued for consideration that is less than as permitted under applicable law. Notwithstanding the foregoing, (i) except as may be

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required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. In addition, and subject to Section 11 hereof, during the period between September 4, 2020 through December 7, 2027, an additional 50,743 shares of Stock (the “Playdots Share Reserve”) may be issued pursuant to Awards to Eligible Persons other than any such Eligible Person who was employed or retained by the Company or its Affiliates (other than Playdots, Inc. and its subsidiaries as of September 4, 2020) on September 4, 2020 (the “Playdots Awards”), which includes 32,141 shares of Stock currently outstanding pursuant to the grant of Options that were assumed by the Company on September 4, 2020 as Substitute Awards.

(b)    Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award or Prior Plan Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award or Prior Plan Award related, the undelivered shares of Stock will again be available for grant. To the extent that a Playdots Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Playdots Award related, the undelivered shares of Stock will again be available for grant pursuant to the Playdots Share Reserve. The number of shares of Stock available for the purpose of Awards under the Plan shall be increased by any shares of Stock tendered by the Participant or withheld by the Company to pay any tax withholding obligation with respect to any Full Value Award or any full value Prior Plan Award. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall be deemed to constitute shares delivered to the Participant and shall not be deemed to again be available for delivery under the Plan: (i) shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option or an option under the Prior Plan, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or options or stock appreciation rights under the Prior Plan, (iii) shares subject to a Stock Appreciation Right or a stock appreciation right under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under the Prior Plan.

(c)    Incentive Stock Options. No more than 7,200,000 shares of Stock (subject to adjustment as provided in Section 11 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

(d)    Shares Available Under Acquired Plans. To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

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ANNEX	B

(e)    Minimum Vesting Period. Other than with respect to a Substitute Award and except with respect to a maximum of five percent (5%) of the shares of Stock authorized for grant under the Plan, no Award of Options or Stock Appreciation Rights may vest over a period that is less than one (1) year from the date of grant; provided, however, that the foregoing minimum vesting period shall not apply in the event of a Participant’s Termination without Cause or a Participant’s Termination due to death, Disability or Retirement or in the event of a Corporate Event, subject to Section 11(d).

(f)    Limitation on Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year in respect of the Director’s service as a member of the Board during such year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year); provided, that the Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

5.    Options.

(a)    General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(t) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical.

(b)    Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

(c)    Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d)    Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise

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ANNEX	B

price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)    Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

(f)    Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1)    In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, (ii) a voluntary Termination by the Participant (including a Participant’s Retirement) after the occurrence of an event that would be grounds for a Termination for Cause, or (iii) by reason of the Participant’s Retirement, death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall remain exercisable by the Participant during the period commencing on the Participant’s Termination date and ending on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination, and shall terminate and be forfeited for no consideration upon such date unless previously exercised.

(2)    In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s Retirement, death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall remain exercisable by the Participant (or, in the event of a Participant’s death, by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution) during the period commencing on the Participant’s Termination date and ending on the earlier of (A) the applicable Expiration Date and (B) the date that is twelve (12) months after the date of such Termination, and shall terminate and be forfeited for no consideration upon such date unless previously exercised. Notwithstanding anything herein to the contrary, if a Participant dies within any post-Termination exercise period described in this Section 5(f), all Options that were held by such Participant that were vested and exercisable at the time of the Participant’s Termination shall thereafter be exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of death.

(3)    In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of (i) a Termination by the Service Recipient for Cause, or (ii) a voluntary Termination by the Participant (including a Participant’s Retirement) after the occurrence of an event that would be grounds for a Termination for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

(g)    Special Provisions Applicable to Incentive Stock Options.

(1)    No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

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ANNEX	B

(2)    To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3)    Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6.    Restricted Stock.

(a)    General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.

(b)    Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

(c)    Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.    Restricted Stock Units.

(a)    General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)    Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

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ANNEX	B

(c)    Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement.

(d)    Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8.    Stock Appreciation Rights.

(a)    General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical.

(b)    Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c)    Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant.

Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

(d)    Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

(e)    Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f)    Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1)    In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, (ii) a voluntary Termination by the Participant (including a

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ANNEX	B

Participant’s Retirement) after the occurrence of an event that would be grounds for a Termination for Cause, or (iii) by reason of the Participant’s Retirement, death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall remain exercisable by the Participant during the period commencing on the Participant’s Termination date and ending on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination, and shall terminate and be forfeited for no consideration upon such date unless previously exercised.

(2)    In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s Retirement, death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall remain exercisable by the Participant (or, in the event of a Participant’s death, by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution) during the period commencing on the Participant’s Termination date and ending on the earlier of (A) the applicable Expiration Date and (B) the date that is twelve (12) months after the date of such Termination, and shall terminate and be forfeited for no consideration upon such date unless previously exercised. Notwithstanding anything herein to the contrary, if a Participant dies within any post-Termination exercise period described in this Section 8(f), all Stock Appreciation Rights that were held by such Participant that were vested and exercisable at the time of the Participant’s Termination shall thereafter be exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of death.

(3)    In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of (i) a Termination by the Service Recipient for Cause, or (ii) a voluntary Termination by the Participant (including a Participant’s Retirement) after the occurrence of an event that would be grounds for a Termination for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

9.    Performance Awards.

(a)    General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical.

(b)    Value of Performance Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. Each Performance Award Agreement in respect of any Performance Cash Award shall specify the dollar amount payable under the Performance Cash Award. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, or the value of a Performance Cash Award, as the case may be, that will be paid out to the Participant.

(c)    Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive the following payouts: (1) if the holder holds Performance Units or Performance Shares, payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, or (2) if the holder holds a Performance Cash Award, payout on the value of the Performance Cash Award earned by the Participant over the Performance Period, in any case, to be determined

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ANNEX	B

as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. The Committee may specify a target, threshold or maximum amount payable and may set a formula for determining the amount of Performance Awards earned if performance is at or above the threshold level but falls short of the maximum achievement of the specified Performance Objectives. Unless otherwise specifically determined by the Committee, a Participant shall be eligible to earn a Performance Award only while the Participant is employed by or rendering services to the Service Recipient.

(d)    Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in any combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Unless otherwise determined by the Committee, earned Performance Cash Awards shall be paid in cash. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

(e)    Termination of Employment or Service. Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the end of an applicable Performance Period, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

(f)    Performance Objectives.

(1)    Each Performance Award shall specify the Performance Objectives that must be achieved before such Performance Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(2)    Performance Objectives shall be determined by the Committee. Performance Objectives may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, or other operational units or administrative departments of the Company (or in combination thereof) or may be related to the performance of an individual Participant and may be expressed in absolute terms, or relative or comparative to (A) current internal targets or budgets, (B) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (C) the performance of one or more similarly situated companies, (D) the performance of an index covering multiple companies, or (E) other external measures of the selected performance criteria.

(3)    The business criteria mentioned above (i) may be combined with cost of capital, assets, invested capital and stockholders’ equity to form an appropriate measure of performance and (ii) shall have any reasonable definitions that the Committee may specify. Unless specified otherwise by the Committee (i) in the Performance Award Agreement at the time the Performance Award is granted or (ii) in such other document setting forth the Performance Objectives at the time the Performance Objectives are established, the Committee, in its sole discretion, will appropriately make adjustments in the method of calculating the attainment of Performance Objectives for a Performance Period to provide for objectively determinable adjustments, modifications or amendments, to any of the business criteria described above, including, without limitation, for one or more of the following items of gain, loss, profit or expense: (A) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring in nature; (B) related to changes in accounting principles under GAAP or tax laws (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant); (C) related to currency fluctuations; (D) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (E) related to restructuring, divestitures, productivity initiatives or new business initiatives; (F) related to discontinued operations that do not qualify as a segment of business under GAAP;

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ANNEX	B

(G) attributable to the business operations of any entity acquired by the Company during the fiscal year; (H) non-operating items; and (I) acquisition or divestiture expenses.

10.    Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

11.    Adjustment for Recapitalization, Merger, etc.

(a)    Capitalization Adjustments. The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4 hereof, the number of shares of Stock covered by each outstanding Award, the price per share of Stock underlying each such Award, and, if applicable, the Performance Objectives that must be achieved before such Performance Award shall become earned shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, spinoffs, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, subdivisions, exchanges, reclassifications or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan. In lieu of or in addition to any adjustment pursuant to this Section 11(a), if deemed appropriate, the Committee may provide that an adjustment take the form of a cash payment to the holder of an outstanding Award with respect to all or part of an outstanding Award, which payment shall be subject to such terms and conditions (including timing of payment(s), vesting and forfeiture conditions) as the Committee may determine in its sole discretion. The Committee will make such adjustments, substitutions or payment, and its determination will be final, binding and conclusive. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(b)    Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:

(1)    The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

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ANNEX	B

(2)    The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria will be deemed earned (i) based on actual performance through the date of the Corporate Event, or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to all unexpired Performance Periods or Performance Periods for which satisfaction of the Performance Objectives or other material terms for the applicable Performance Period has not been certified by the Committee prior to the date of the Corporate Event;

(3)    The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Exercisable Awards, the applicable exercise or base price; provided, however, that holders of Exercisable Awards shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;

(4)    The cancellation of any or all Exercisable Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Exercisable Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least twenty (20) days prior to such Corporate Event, with any exercise during such period of any unvested Exercisable Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

(5)    The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c)    Fractional Shares. Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

(d)    Double-Trigger Vesting. Notwithstanding any other provisions of the Plan, an Award Agreement or a Participant Agreement to the contrary, no Award Agreement or Participant Agreement shall provide that the

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	B-17

ANNEX	B

vesting, payment, purchase or distribution of an Award will be accelerated by reason of a Change in Control for any Participant unless the Participant’s employment is involuntarily terminated as a result of the Change in Control. For purposes of this Section 11(d), a Participant’s employment will be deemed to have been involuntarily terminated as a result of a Change in Control if it is involuntarily terminated other than for Cause (including the Participant’s resignation for “good reason” (or similar term) as defined in the applicable Award Agreement, Participant Agreement, or in a written change in control, retention, severance or similar agreement between the Company and a Participant, or in a change in control, retention, severance or similar plan maintained by the Company in which the Participant participates), or is terminated under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law, at any time beginning on the date of the Change in Control up to and including the first (1st) anniversary of the Change in Control (or, if applicable, such longer post-Change in Control period as may be determined by the Committee).

12.    Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

13.    Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

14.    Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

15.    Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

16.    Compliance with Laws.

The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

B-18	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

ANNEX	B

17.    Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity.

18.    Amendment of the Plan or Awards.

(a)    Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b)    Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c)    Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d)    No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.

19.    Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	B-19

ANNEX	B

20.    Effective Date of the Plan.

The Plan is effective as of the Effective Date.

21.    Miscellaneous.

(a)    Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

(b)    Detrimental Activity. Unless otherwise determined by the Committee at grant, each Award Agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to vesting of any Full Value Award or exercise of any Exercisable Award, all Awards, as applicable, held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of an Exercisable Award, the Participant shall be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the later of (x) the date an Exercisable Award is exercised or the date a Full Value Award becomes vested, or (y) the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized (whether at the time of vesting, exercise or thereafter).

(c)    Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(d)    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(e)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(f)    Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, in addition to the recoupment provisions set forth herein relating to Detrimental Activity, all Awards granted under the Plan

B-20	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

ANNEX	B

shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(g)    Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(g) will apply to all Awards.

(h)    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(h) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	B-21

ANNEX	B

(i)    Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21(i) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

(j)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(k)    No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(l)    Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(m)    Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of Delaware without reference to the principles of conflicts of laws thereof.

B-22	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

ANNEX	B

(n)    Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(o)    Reformation; Permitted Disclosures.

(1)    If any provision regarding Detrimental Activity or any other provision set forth in the Plan or an Award Agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

(2)    Nothing contained in this Plan or any Award Agreement shall prohibit or prevent a Participant from (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General; (ii) making any other disclosures that are protected under the whistleblower provisions of Federal law or regulations; (iii) otherwise fully participating in any Federal whistleblower programs, including any such programs managed by the U.S. Securities and Exchange Commission or the Occupational Safety and Health Administration; or (iv) receiving individual monetary awards or other individual relief by virtue of participating in any such Federal whistleblower programs.

(3)    Under the Federal Defend Trade Secrets Act of 2016, a Participant shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made (i) (A) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; (ii) to a Participant’s attorney in relation to a lawsuit for retaliation against a Participant for reporting a suspected violation of law; or (iii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(p)    Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in New York, New York. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant’s (or such Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and, by signing an Award Agreement, each Participant will be deemed to agree that any claims pursuant to the Plan or an Award Agreement is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages, but may award attorney’s fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.

(q)    Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

Take-Two Interactive Software, Inc. | 2021 Proxy Statement	B-23

ANNEX	B

(r)    Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(s)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(t)    Vesting of Awards. Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, in the event that the vesting date for all or a portion of an Award occurs on a date which is not a trading day on the principal national securities exchange in the United States on which the shares of Stock are then traded, such portion of the Award will vest on the trading day immediately prior to the vesting date for the Award.

(u)    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*             *             *

B-24	Take-Two Interactive Software, Inc. | 2021 Proxy Statement

VOTE BY INTERNET

Before the Meeting – Got to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 13, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – Go to www.virtualshareholdermeeting.com/TTWO2021

You may attend the Meeting via the Internet and vote during the Meeting. Have your proxy card in hand when you access the web site, the control number that is printed in the box marked by the arrow below available, and follow the instructions.

TAKE-TWO INTERACTIVE SOFTWARE, INC. ATTN: INVESTOR RELATIONS 110 WEST 44TH STREET NEW YORK, NY 10036

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote “FOR” the following:

1.	Election of Directors
Nominees
		For	Against	Abstain
01	Strauss Zelnick	☐	☐	☐
02	Michael Dornemann	☐	☐	☐
03	J Moses	☐	☐	☐
04	Michael Sheresky	☐	☐	☐
05	LaVerne Srinivasan	☐	☐	☐
06	Susan Tolson	☐	☐	☐
07	Paul Viera	☐	☐	☐
08	Roland Hernandez	☐	☐	☐

The Board of Directors recommends you vote “FOR” proposals 2, 3 and 4.		For	Against	Abstain
2.	Approval, on a non-binding advisory basis, of the compensation of the Company’s “named executive officers” as disclosed in the Proxy Statement.	☐	☐	☐
3.	Approval of an amendment to the Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan.	☐	☐	☐
4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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TAKE-TWO INTERACTIVE SOFTWARE, INC. Annual Meeting of Shareholders September 14, 2021 This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Daniel Emerson and Matthew Breitman, or any one of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and in the discretion of the proxies on such other matters as may properly come before the meeting, all of the shares of common stock of Take-Two Interactive Software, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., local time on September 14, 2021 as a virtual, audio-only meeting hosted online at www.virtualshareholdermeeting.com/TTWO2021 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS BALLOT FOR THE BOARD OF DIRECTORS, AND “FOR” PROPOSALS 2, 3 AND 4.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side